AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2004.

                   AN EXHIBIT LIST CAN BE FOUND ON PAGE II-3.
                           REGISTRATION NO. 333-117266

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ATC HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      8082
            (Primary Standard Industrial Classification Code Number)

                                   11-2650500
                     (I.R.S. Employer Identification Number)

                               1983 MARCUS AVENUE
                             LAKE SUCCESS, NY 11042
                                 (516) 750-1600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 David Savitsky
                            c/o ATC Healthcare, Inc.
                               1983 Marcus Avenue
                             Lake Success, NY 11042
                                 (516) 750-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:

                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

 As soon as practicable after the effective date of this Registration Statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                               CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                              PROPOSED MAXIMUM          PROPOSED
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
          TO BE REGISTERED                REGISTERED             SECURITY(1)              PRICE         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (2)        12,500,000          $              .51     $     6,375,000.00  $         807.71
Common Stock, $.001 par value (3)           560,000          $              .51     $       285,600.00  $          36.19
Common Stock, $.001 par value (4)            18,182          $              .51     $         9,272.82  $           1.18
-------------------------------------------------------------------------------------------------------------------------
Total                                    13,078,182          $              .51     $     6,669,872.82  $         845.08(5)
=========================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the American Stock Exchange on July 2, 2004, which was $.51 per share.
(2)   Represents shares underlying Standby Equity Distribution Agreement.
(3) Represents shares underlying a convertible debenture that was issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement.
(4) Represents shares of common stock issuable as a fee to Arthur's, Lestrange & Company Inc. for acting as exclusive placement agent under the Standby Equity Distribution Agreement.
(5)   Previously paid.


      THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

   ===========================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2004


                              ATC HEALTHCARE, INC.
                           UP TO 13,078,182 SHARES OF
                                  COMMON STOCK

           This prospectus relates to the resale by the selling stockholders of up to 13,078,182 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

           We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the
Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us.


           Our common stock is currently traded on the American Stock Exchange under the symbol AHN. As of November 1, 2004, the closing price of our common stock was $0.47.


            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 2.

           Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partner, L.P. will pay a net purchase price of 97% of our market price as calculated in the Standby Equity Distribution Agreement. Cornell Capital Partners, L.P. will also be paid 5% of the proceeds of each advance that we receive under the Standby Equity Distribution Agreement.

           With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by ATC Healthcare, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  THE DATE OF THIS PROSPECTUS IS ________, 2004

                                TABLE OF CONTENTS
                                                                            PAGE

Prospectus Summary                                                             1
Risk Factors                                                                   2
Use of Proceeds                                                                9
Selling Stockholders                                                          10
Plan of Distribution                                                          11
Description of Securities                                                     13
Market for Common Equity and Related Stockholder Matters                      15
Selected Financial Data                                                       17
Description of Business                                                       18
Description of Property                                                       22
Legal Proceedings                                                             22
Supplementary Financial Information                                           23
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                                         24
Change in Independent Registered Public Accounting Firm                       32
Quantitative and Qualitative Disclosure About Market Risk                     33
Management                                                                    33
Executive Compensation                                                        34
Security Ownership of Certain Beneficial Owners and Management                37
Certain Relationships and Related Transactions                                38
Indemnification for Securities Act Liabilities                                39
Legal Matters                                                                 40
Experts                                                                       40
Available Information                                                         40
Index to Consolidated Financial Statements                                   F-1

                               PROSPECTUS SUMMARY

           The following summary highlights the most material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "ATC Healthcare," the "Company," "we," "us," and "our" refer to ATC Healthcare, Inc.

                              ATC HEALTHCARE, INC.

           We provide supplemental staffing to health care facilities through a network of 52 offices in 23 states, of which 35 offices are operated by 23 licensees and 17 are owned and operated by us. We offer our clients qualified health care staff in over 60 job categories ranging from the highest level of specialty nurse, including critical care, neonatal and labor and delivery, to medical administrative staff, including third party billers, administrative assistants, claims processors, collection personnel and medical records clerks.

           Our principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042. Our telephone number is (516) 750-1600.

                                  THE OFFERING

Common stock offered by
  selling stockholders.................     Up to  13,078,182  shares,  based on
                                            current  market  prices and assuming
                                            full  conversion of the  convertible
                                            debentures.  This number  represents
                                            approximately  52%  of  our  current
                                            outstanding   stock   and   includes
                                            12,500,000 shares of common stock to
                                            be issued  under the Standby  Equity
                                            Distribution  Agreement  and  up  to
                                            560,000   shares  of  common   stock
                                            underlying a convertible  debenture.
                                            Assuming the  conversion of $140,000
                                            of  debentures  on November 1, 2004,
                                            and  conversion  price  of $.45  per
                                            share, the number of shares issuable
                                            upon  conversion of the  convertible
                                            debenture would be 311,111. Further,
                                            in  the  event  that  we  draw  down
                                            $53,000  under  the  Standby  Equity
                                            Distribution,  which is the  maximum
                                            permitted  advance of $53,000 within
                                            a seven  day  period,  we  would  be
                                            required to issue 121,420  shares of
                                            common  stock on  November  1,  2004
                                            based  on  a  conversion   price  of
                                            $.4365.

Common stock to be outstanding
  after the offering...................     Up to 38,003,322 shares.*

Use of proceeds........................     We will  not  receive  any  proceeds
                                            from  the sale of the  common  stock
                                            hereunder.  We will receive proceeds
                                            from  the sale of our  common  stock
                                            pursuant  to  the   Standby   Equity
                                            Distribution Agreement.  See "Use of
                                            Proceeds"     for     a     complete
                                            description.

AMEX Symbol............................     AHN


* The above information regarding common stock to be outstanding after the offering is based on 24,925,140 shares of common stock outstanding as of November 1, 2004.

                                  RISK FACTORS

           Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

           We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATED TO OUR BUSINESS:

           WE ARE CURRENTLY UNABLE TO RECRUIT ENOUGH NURSES TO MEET OUR CLIENTS' DEMANDS FOR OUR NURSE STAFFING SERVICES, LIMITING THE POTENTIAL GROWTH OF OUR STAFFING BUSINESS. We rely substantially on our ability to attract, develop and retain nurses and other healthcare personnel who possess the skills, experience and, as required, licenses necessary to meet the specified requirements of our healthcare staffing clients. We compete for healthcare staffing personnel with other temporary healthcare staffing companies, as well as actual and potential clients, some of which seek to fill positions with either regular or temporary employees. Currently, there is a shortage of qualified nurses in most areas of the United States and competition for nursing personnel is increasing. Demand for temporary nurses over the last year has declined due to lower hospital emissions and nurses working full time for hospitals rather than working through temporary staffing agencies. Accordingly, when our clients request temporary nurse staffing we must recruit from a smaller pool of available nurses, which our competitors also recruit from. At this time we do not have enough nurses to meet our clients' demands for our nurse staffing services. This shortage has existed since approximately 2000. This shortage of nurses limits our ability to grow our staffing business. Furthermore, we believe that the aging of the existing nurse population and declining enrollments in nursing schools will further exacerbate the existing nurse shortage. To remedy the shortage we have increased advertising on our website and other industry visited websites to attract new nurses to work for us. We also offer a variety of benefits to our employees such as life insurance, medical and dental insurance, a 401 K plan, as well as sign-on bonuses for new employees and recruitment bonuses for current employees who refer new employees to us. In addition, we have recently started recruiting nurses from foreign countries, including India and the Philippines.

           THE COSTS OF ATTRACTING AND RETAINING QUALIFIED NURSES AND OTHER HEALTHCARE PERSONNEL HAVE RISEN. We compete with other healthcare staffing companies for qualified nurses and other healthcare personnel. Because there is currently a shortage of qualified healthcare personnel, competition for these employees is intense. To induce healthcare personnel to sign on with them, our competitors have increased hourly wages and other benefits. In response to such increases by our competitors, we raised the wages and increased benefits that we offer to our personnel. Because we were not able to pass the additional costs to certain clients, our margins declined and we were forced to close 18 of our offices that could no longer operate profitably.

           WE OPERATE IN A HIGHLY COMPETITIVE MARKET AND OUR SUCCESS DEPENDS ON OUR ABILITY TO REMAIN COMPETITIVE IN OBTAINING AND RETAINING HOSPITAL AND
HEALTHCARE FACILITY CLIENTS AND TEMPORARY HEALTHCARE PROFESSIONALS. The temporary medical staffing business is highly competitive. We compete in national, regional and local markets with full-service staffing companies and with specialized temporary staffing agencies. Some of these companies have greater marketing and financial resources than we do. Competition for hospital and healthcare facility clients and temporary healthcare professionals may increase in the future and, as a result, we may not be able to remain competitive. To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues or hospital and healthcare facility clients and our margins could decline, which could seriously harm our operating results and cause the price of our stock to decline. In addition, the development of alternative recruitment channels, such as direct recruitment and other channels not involving staffing companies, could lead our hospital and healthcare facility clients to bypass our services, which would also cause our revenues and margins to decline.

           OUR BUSINESS DEPENDS UPON OUR CONTINUED ABILITY TO SECURE NEW ORDERS FROM OUR HOSPITAL AND HEALTHCARE FACILITY CLIENTS. We do not have long-term agreements or exclusive guaranteed order contracts with our hospital and healthcare facility clients. The success of our business depends upon our ability to continually secure new orders from hospitals and other healthcare facilities. Our hospital and healthcare facility clients are free to place orders with our competitors and may choose to use temporary healthcare professionals that our competitors offer. Therefore, we must maintain positive relationships with our hospital and healthcare facility clients. If we fail to maintain positive relationships with our hospital and healthcare facility clients, we may be unable to generate new temporary healthcare professional orders and our business may be adversely affected.

           DECREASES IN PATIENT OCCUPANCY AT OUR CLIENTS' FACILITIES MAY ADVERSELY AFFECT THE PROFITABILITY OF OUR BUSINESS. Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at our clients' facilities. When a hospital's occupancy increases, temporary employees are often added before full-time employees are hired. As occupancy decreases, clients may reduce their use of temporary employees before undertaking layoffs of their regular employees. We also may experience more competitive pricing pressure during periods of occupancy downturn. In addition, if a trend emerges toward providing healthcare in alternative settings, as opposed to acute care hospitals, occupancy at our clients' facilities could decline. This reduction in occupancy could adversely affect the demand for our services and our profitability.

           HEALTHCARE REFORM COULD NEGATIVELY IMPACT OUR BUSINESS OPPORTUNITIES, REVENUES AND MARGINS. The U.S. government has undertaken efforts to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. In the recent past, the U.S. Congress has considered several comprehensive healthcare reform proposals. Some of these proposals could have adversely affected our business. While the U.S. Congress has not adopted any comprehensive reform proposals, members of Congress may raise similar proposals in the future. If some of these proposals are approved, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses. If this were to occur, we would have fewer business opportunities, which could seriously harm our business.

           State governments have also attempted to control increasing healthcare costs. For example, the state of Massachusetts has recently implemented a regulation that limits the hourly rate payable to temporary nursing agencies for registered nurses, licensed practical nurses and certified nurses' aides. The state of Minnesota has also implemented a statute that limits the amount that nursing agencies may charge nursing homes. Other states have also proposed legislation that would limit the amounts that temporary staffing companies may charge. Any such current or proposed laws could seriously harm our business, revenues and margins.

           Furthermore, third party payors, such as health maintenance organizations, increasingly challenge the prices charged for medical care. Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payors could reduce the demand for, or the price paid for our staffing services.

           WE ARE DEPENDENT ON THE PROPER FUNCTIONING OF OUR INFORMATION SYSTEMS. Our Company is dependent on the proper functioning of our information systems in operating our business. Critical information systems used in daily operations identify and match staffing resources and client assignments and perform billing and accounts receivable functions. Our information systems are protected through physical and software safeguards and we have backup remote processing capabilities. However, they are still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. In the event that critical information systems fail or are otherwise unavailable, these functions would have to be accomplished manually, which could temporarily impact our ability to identify business opportunities quickly, to maintain billing and clinical records reliably and to bill for services efficiently.

           WE MAY BE LEGALLY LIABLE FOR DAMAGES RESULTING FROM OUR HOSPITAL AND HEALTHCARE FACILITY CLIENTS' MISTREATMENT OF OUR HEALTHCARE PERSONNEL. Because we are in the business of placing our temporary healthcare professionals in the workplaces of other companies, we are subject to possible claims by our temporary healthcare professionals alleging discrimination, sexual harassment, negligence and other similar injuries caused by our hospital and healthcare facility clients. The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future.

           IF STATE LICENSING REGULATIONS THAT APPLY TO US CHANGE, WE MAY FACE INCREASED COSTS THAT REDUCE OUR REVENUE AND PROFITABILITY. In some states, firms in the temporary healthcare staffing industry must be registered to establish and advertise as a nurse staffing agency or must qualify for an exemption from registration in those states. If we were to lose any required state licenses, we would be required to cease operating in those states. The introduction of new licensing regulations could substantially raise the costs associated with hiring temporary employees. These increased costs may not be able to be passed on to clients without a decrease in demand for temporary employees, which would reduce our revenue and profitability.

           FUTURE CHANGES IN REIMBURSEMENT TRENDS COULD HAMPER OUR CLIENTS' ABILITY TO PAY US. Many of our clients are reimbursed under the federal Medicare program and state Medicaid programs for the services they provide. No portion of our revenue is directly derived from Medicare and Medicaid programs. In recent years, federal and state governments have made significant changes in these programs that have reduced reimbursement rates. In addition, insurance companies and managed care organizations seek to control costs by requiring that healthcare providers, such as hospitals, discount their services in exchange for exclusive or preferred participation in their benefit plans. Future federal and state legislation or evolving commercial reimbursement trends may further reduce, or change conditions for, our clients' reimbursement. Limitations on reimbursement could reduce our clients' cash flows, hampering their ability to pay us.

           COMPETITION FOR ACQUISITION OPPORTUNITIES MAY RESTRICT OUR FUTURE GROWTH BY LIMITING OUR ABILITY TO MAKE ACQUISITIONS AT REASONABLE VALUATIONS. Our business strategy includes increasing our market share and presence in the temporary healthcare staffing industry through strategic acquisitions of companies that complement or enhance our business. Between March 2001 and February 2004, we acquired nine unaffiliated companies. These companies had an aggregate of approximately $11.8 million in revenue at the time they were purchased. We have historically faced competition for acquisitions. While to date such competition has not affected our growth and expansion, in the future such competition could limit our ability to grow by acquisitions or could raise the prices of acquisitions and make them less attractive to us.

           WE MAY FACE DIFFICULTIES INTEGRATING OUR ACQUISITIONS INTO OUR OPERATIONS AND OUR ACQUISITIONS MAY BE UNSUCCESSFUL, INVOLVE SIGNIFICANT CASH EXPENDITURES OR EXPOSE US TO UNFORESEEN LIABILITIES. We continually evaluate opportunities to acquire healthcare staffing companies and other human capital management services companies that complement or enhance our business. From time to time, we engage in strategic acquisitions of such companies or their assets.

           While to date, we have not experienced problems, these acquisitions involve numerous risks, including:

           o  potential loss of key employees or clients of acquired companies;
           o difficulties integrating acquired personnel and distinct cultures into our business;
           o difficulties integrating acquired companies into our operating, financial planning and financial reporting systems;
           o  diversion of management attention from existing operations; and
           o assumption of liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for their failure to comply with healthcare regulations.

           These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses that could have a material adverse effect on our financial condition and results of operations. Any acquisition may ultimately have a negative impact on our business and financial condition. Further, our revolving loan agreement with HFG Healthco-4 LLC requires that we obtain the written consent of HFG Healthco-4 LLC before engaging in any investing activities not in the ordinary course of business, including but not limited to any mergers, consolidations and acquisitions. The restrictive covenants of the revolving loan agreement with HFG Healthco-4 LLC may make it difficult for us to expand our operations through acquisitions and other investments if we are unable to obtain their consent.

           SIGNIFICANT LEGAL ACTIONS COULD SUBJECT US TO SUBSTANTIAL UNINSURED LIABILITIES. We may be subject to claims related to torts or crimes committed by our employees or temporary staffing personnel. Such claims could involve large claims and significant defense costs. In some instances, we are required to indemnify clients against some or all of these risks. A failure of any of our employees or personnel to observe our policies and guidelines intended to reduce these risks, relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages. To protect ourselves from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe are adequate and appropriate for our operations. However, our insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage, we may be exposed to substantial liabilities, which could adversely affect our financial results.

           IF OUR INSURANCE COSTS INCREASE SIGNIFICANTLY, THESE INCREMENTAL COSTS COULD NEGATIVELY AFFECT OUR FINANCIAL RESULTS. The costs related to obtaining and maintaining workers compensation, professional and general liability insurance and health insurance for healthcare providers has been increasing as a percentage of revenue. Our cost of workers compensation, professional and general liability and health insurance for healthcare providers for the fiscal years ending February 28, 2004, 2003 and 2002 was $4.7 million, $4.6 million and $3.6 million, respectively. The corresponding gross margin for the same time periods were 20.9%, 22.2% and 23.6%, respectively. If the cost of carrying this insurance continues to increase significantly, we will recognize an associated increase in costs which may negatively affect our margins. This could have an adverse impact on our financial condition and the price of our common stock.

           IF WE BECOME SUBJECT TO MATERIAL LIABILITIES UNDER OUR SELF-INSURED PROGRAMS, OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED. Except for a few states that require workers compensation through their state fund, we provide workers compensation coverage through a program that is partially self-insured. Zurich Insurance Company provides specific excess reinsurance of $300,000 per occurrence as well as aggregate coverage for overall claims borne by the group of companies that participate in the program. The program also provides for risk sharing among members for infrequent, large claims over $75,000. If we become subject to substantial uninsured workers compensation liabilities, our financial results may be adversely affected.

           WE HAVE A SUBSTANTIAL AMOUNT OF GOODWILL ON OUR BALANCE SHEET. A SUBSTANTIAL IMPAIRMENT OF OUR GOODWILL MAY HAVE THE EFFECT OF DECREASING OUR EARNINGS OR INCREASING OUR LOSSES. As of February 29, 2004, we had $32.3 million of unamortized goodwill on our balance sheet, which represents the excess of the total purchase price of our acquisitions over the fair value of the net assets acquired. At February 29, 2004, goodwill represented 43% of our total assets.

           Historically, we amortized goodwill on a straight-line basis over the estimated period of future benefit of up to 15 years. In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 142 requires that, subsequent to March 1, 2002, goodwill not be amortized, but rather that it be reviewed annually for impairment. In the event impairment is identified, a charge to earnings would be recorded. We have adopted the provisions of SFAS No. 141 and SFAS No. 142 as of March 1, 2002. Although it does not affect our cash flow, an impairment charge to earnings has the effect of decreasing our earnings. If we are required to take a charge to earnings for goodwill impairment, our stock price could be adversely affected.

           DEMAND FOR MEDICAL STAFFING SERVICES IS SIGNIFICANTLY AFFECTED BY THE GENERAL LEVEL OF ECONOMIC ACTIVITY AND UNEMPLOYMENT IN THE UNITED STATES. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies, including our hospital and healthcare facility clients, reduce their use of temporary employees before laying off full-time employees. In addition, we may experience more competitive pricing pressure during periods of economic downturn. Therefore, any significant economic downturn could have a material adverse impact on our condition and results of operations.

           OUR ABILITY TO BORROW UNDER OUR CREDIT FACILITY MAY BE LIMITED. We have a $35 million dollar asset-based revolving credit line with HFG Healthco-4 LLC. As of May 31, 2004 and August 30, 2004 we had approximately $21.0 million and $19.4 million, respectively, outstanding under the revolving credit line with HFG Healthco-4 LLC with additional borrowing capacity of $0.0 and $0.6 million, respectively. Our ability to borrow under the credit facility is based upon, and thereby limited by, the amount of our accounts receivable. Any material decline in our service revenues could reduce our borrowing base, which could cause us to lose our ability to borrow additional amounts under the credit facility. In such circumstances, the borrowing availability under the credit facility may not be sufficient for our capital needs.

           THE POSSIBLE INABILITY TO ATTRACT AND RETAIN LICENSEES MAY ADVERSELY AFFECT OUR BUSINESS. Maintaining quality licensees, managers and branch administrators will play a significant part in our future success. The possible inability to attract and retain qualified licensees, skilled management and sufficient numbers of credentialed health care professional and para-professionals and information technology personnel could adversely affect our operations and quality of service. Also, because the travel nurse program is dependent upon the attraction of skilled nurses from overseas, such program could be adversely affected by immigration restrictions limiting the number of such skilled personnel who may enter and remain in the United States.


           OUR SUCCESS DEPENDS ON THE CONTINUING SERVICE OF OUR SENIOR MANAGEMENT. IF ANY MEMBER OF OUR SENIOR MANAGEMENT WERE TO LEAVE, THIS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS AND FINANCIAL PERFORMANCE. Changes in management could have an adverse effect on our business. We are dependent upon the active participation of Messrs. David Savitsky, our Chief Executive Officer, and Stephen Savitsky, our President. We have entered into employment agreement with both of these individuals. While no member of our senior management has any plans to retire or leave our company in the near future, the failure to retain our current management could have a material adverse effect on our operating results and financial performance. We do not maintain any key life insurance policies for any of our executive officers or other personnel.

           OUR CERTIFICATE OF INCORPORATION AND BY-LAWS, AS AMENDED, CONTAIN CERTAIN PROVISIONS THAT MAY PREVENT A CHANGE IN CONTROL OF OUR COMPANY IN SITUATIONS WHEN SUCH A CHANGE IN CONTROL WOULD BE BENEFICIAL TO OUR SHAREHOLDERS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL PERFORMANCE AND THE MARKET PRICE OF OUR COMMON STOCK. Our By-laws provide for a classified Board of Directors with staggered three-year terms for directorships. Our By-laws also allow the Board of Directors to increase Board membership without shareholder approval. Subject to the rights of the holders of any series of preferred stock outstanding, vacancies on the Board of Directors, including new vacancies created by an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors without shareholder approval. Further, subject to the rights of holders of any series of preferred stock outstanding, directors may only be removed for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock entitled to vote for the election of directors. In addition, our By-laws may be amended or repealed or new By-laws may be adopted by the Board without shareholder approval and our shareholders may amend, repeal or adopt new By-laws only upon the affirmative vote of 80% of the voting power of all of the shares of capital stock entitled to vote for the election of directors. Each of these provisions may allow our Board of Directors to entrench the current members and may prevent a change in control of our company in situations when such a change in control would be beneficial to our shareholders. Accordingly, these provisions of our By-laws could have a material adverse effect on our financial performance and on the market price of our common stock.

RISKS RELATING TO OUR CURRENT STANDBY EQUITY DISTRIBUTION AGREEMENT:


           THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR STANDBY EQUITY DISTRIBUTION AGREEMENT THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in the amount up to $5,000,000 is likely to result in substantial dilution to the interests of other stockholders. As of November 1, 2004, we had 24,925,140 shares of common stock issued and outstanding. We are registering 13,078,182 shares of common stock pursuant to this registration statement, of which 12,500,000 shares are reserved for issuance pursuant to the Standby Equity Distribution Agreement. As of November 1, 2004, the closing price of our common stock was $0.47. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our Company.

           THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS. Our obligation to issue shares upon receipt of an advance pursuant to the Standby Equity Distribution Agreement is essentially limitless. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $53,000 under the Standby Equity Distribution Agreement, based on market prices 25%, 50% and 75% below the closing bid price as of November 1, 2004 of $0.47:

                                                  NUMBER OF SHARES  PERCENTAGE
% BELOW MARKET  PRICE PER SHAR  WITH 3% DISCOUNT      ISSUABLE       OF STOCK
--------------  --------------  ----------------  ----------------  ----------

     25%        $         .353  $           .342           154,971         0.6%
     50%        $         .235  $           .228           232,456         0.9%
     75%        $         .118  $           .115           449,153         1.8%

* Based upon 24,925,140 shares of common stock outstanding as of November 1, 2004.


           As illustrated, the number of shares of common stock issuable in connection with an advance under the Standby Equity Distribution Agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

           THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS. In many circumstances the provision of a Standby Equity Distribution Agreement has the potential to cause significant downward pressure on the price of common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our Company. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Standby Equity Distribution Agreement we may request numerous drawdowns. Even if we use the Standby Equity Distribution Agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Standby Equity Distribution Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.


           THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING. The price in this offering will fluctuate based on the prevailing market price of the common stock on the American Stock Exchange. Accordingly, the price you pay in this offering may be higher than the prices paid by other people participating in this offering. As of November 1, 2004, the closing price of our common stock was $0.47.


           WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED. We are to some extent dependent on external financing to fund our operations. Our financing needs will to some extent be provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $53,000 per advance.

RISKS RELATED TO OUR COMMON STOCK


           OUR FAILURE TO MEET CONTINUED LISTING STANDARDS OF THE AMERICAN STOCK EXCHANGE MAY LEAD TO THE DELISTING OF OUR COMMON STOCK, WHICH WOULD HAVE A
MATERIAL ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK. Our common stock is currently traded on the American Stock Exchange ("AMEX"). For continued trading on AMEX, we must meet certain continued listing standards, including maintaining a sales price of our common stock above $1.00 per share, and net tangible assets of at least $6 million. As of November 1, 2004, the closing price of our common stock was $0.47. While to date we have not received a notice of noncompliance with continued listing standards, the sale of shares underlying our Standby Equity Distribution Agreement may cause significant downward pressure on the market price of our common stock, which may lead to the delisting of our common stock from AMEX.

           OUR HISTORIC STOCK PRICE HAS BEEN VERY VOLATILE AND THE FUTURE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK AT PRICES THAT YOU FIND ATTRACTIVE. The public market for our common stock has historically been very volatile. Over the past two fiscal years and the interim quarterly periods, the market price for our common stock has ranged from $0.25 to $2.74 (See "Market for Common Equity and Related Stockholder Matters on page 15 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. As a result, this may make it difficult or impossible for you to sell our common stock at prices that you find attractive.


           IF WE ARE DELISTED FROM AMEX, OUR COMMON STOCK MAY BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

           o that a broker or dealer approve a person's account for transactions in penny stocks; and
           o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

           In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

           o obtain financial information and investment experience objectives of the person; and

           o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

           The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

           o sets forth the basis on which the broker or dealer made the suitability determination; and
           o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

           Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

           Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

           Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

           This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, L.P. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest closing bid price of the common stock for the five consecutive trading days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We cannot draw more than $53,000 per advance.

           For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The intended uses of proceeds are listed in order of priority. Although we are able to draw down the full $5,000,000 pursuant to the Standby Equity Distribution Agreement, we anticipate only needing to draw down between $1,500,000 and $3,000,000. The table assumes estimated offering expenses of $45,000, plus the 5% fee to be paid to Cornell Capital Partners, L.P.

GROSS PROCEEDS                    $1,500,000      $3,000,000      $5,000,000

NET PROCEEDS (AFTER OFFERING
  EXPENSES AND 5% FEE)
                                  $1,380,000      $2,805,000      $4,705,000

USE OF PROCEEDS:                      AMOUNT          AMOUNT          AMOUNT

Repayment of Bank Debt (1)        $  800,000      $1,100,000      $2,600,000

Sales & Marketing                 $        0      $  300,000      $  300,000

General Working Capital (2)       $  580,000      $1,405,000      $1,805,000

TOTAL                             $1,380,000      $2,805,000      $4,705,000


(1) Refers to our $35 million revolving loan agreement with HFG Healthco-4 LLC that matures in November 2005. For a complete description see "Liquidity and Capital Resources" on page 26.
(2) Primarily includes costs associated with opening Company-owned offices and general administrative expenses, which may include hiring additional sales personnel.

                              SELLING STOCKHOLDERS

           The following table presents information regarding the selling stockholders, including Cornell Capital Partners, L.P. and Arthur's, Lestrange & Company Inc.. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                             SHARES TO BE ACQUIRED
                                   SHARES BENEFICIALLY        UNDER STANDBY EQUITY   SHARES BENEFICIALLY
                                    OWNED PRIOR TO THE       DISTRIBUTION AGREEMENT/   OWNED AFTER THE
                                         OFFERING            CONVERTIBLE DEBENTURE       OFFERINGS(2)
                                   ---------------------     ---------------------   ---------------------
            NAME                     NUMBER     PERCENT(1)     NUMBER     PERCENT(1)   NUMBER      PERCENT
---------------------------------  ---------   ----------    ----------  ----------  ----------   --------
Cornell Capital Partners, L.P.       560,000(3)       2.2%   13,060,000        34.4%          0          0%
101 Hudson Street, Suite 3606
Jersey City, NJ 07302


Arthur's, Lestrange & Company Inc.
Two Gateway Center                    18,182            *             0           0%          0          0%
Pittsburgh, PA 15222
TOTAL                                578,182          2.3%   13,060,000        34.4%          0          0%

*     Less than 1%.

(1) Applicable percentage ownership is based on 24,925,140 shares of common stock outstanding as of November 1, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of November 1, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 1, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debenture and the Standby Equity Distribution Agreement will be issued.

(3) Represents shares underlying a convertible debenture that was issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement.


           The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company:

           CORNELL CAPITAL PARTNERS, L.P. is the investor under the Standby Equity Distribution Agreement and a holder of a convertible debenture issued upon execution of the Standby Equity Distribution Agreement. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

           STANDBY EQUITY DISTRIBUTION AGREEMENT. On April 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. Further, we have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We are registering in this offering 12,500,000 shares of common stock to be issued under the Standby Equity Distribution Agreement.

           CONVERTIBLE DEBENTURE. Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $140,000, which was paid by the issuance of a convertible debenture in the principal amount of $140,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price for the three days immediately preceding the conversion date. We are registering in this offering 560,000 shares of common stock underlying the debenture.

           ARTHUR'S, LESTRANGE & COMPANY INC. Arthur's, Lestrange & Company Inc. is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, we agreed to pay Arthur's, Lestrange & Company Inc. a fee of 18,182 shares of common stock. While these shares have not yet been issued, they are being registered in this offering.

                              PLAN OF DISTRIBUTION

           The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

           o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
           o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
           o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
           o an exchange distribution in accordance with the rules of the applicable exchange;
           o  privately-negotiated transactions;
           o short sales that are not violations of the laws and regulations of any state or the United States;
           o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
           o  through the writing of options on the shares;
           o  a combination of any such methods of sale; and
           o  any other method permitted pursuant to applicable law.

           The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

           The selling stockholders may also engage puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

           The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. Cornell Capital Partners is an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. Further, the other selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations under such acts. Accordingly, any commissions received by Cornell Capital Partners and any such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

           We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

           The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

           The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

           We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

           If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                            DESCRIPTION OF SECURITIES


           We are authorized to issue 75,000,000 shares of Class A Common Stock, par value $.01 per share, 1,554,936 shares of Class B Common Stock, par value $0.01 per share, and 10,000 shares of preferred stock, par value $1.00 per share. 4,000 shares of our preferred stock have been designated as 7%
Convertible Series A Preferred Stock, and the remaining 6,000 shares of preferred stock have not been designated. As of November 1, 2004, we had 24,685,823 shares of Class A Common Stock outstanding, 239,317 shares of Class B Common Stock outstanding and 2,000 shares of 7% Convertible Series A Preferred Stock outstanding. The shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock presently outstanding are validly issued, fully paid and nonassessable.


COMMON STOCK

           The rights of the holders of the Class A Common Stock and the Class B Common Stock are identical except that (i) a holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for a meeting of stockholders, whereas a holder of Class B Common Stock is entitled to ten votes (except with respect to certain amendments to our Restated Certificate of Incorporation) for each share of Class B Common Stock held of record by such holder as of the record date for a meeting of stockholders, and (ii) each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock, and will automatically convert into one share of Class A Common Stock upon any transfer (subject to limited exceptions). Holders of shares of the Class A Common Stock and the Class B Common Stock vote as a single class on all matters submitted to a vote of our stockholders.

           Our Restated Certificate of Incorporation, as amended, provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding Common Stock (each share of Common Stock being entitled to one vote) and at least 66% of the outstanding shares of each series of preferred stock (each series voting separately) is required to approve certain mergers, asset sales, securities transactions, liquidations, reclassifications and other similar transactions involving an "interested stockholder" unless the business combination has received the prior approval of a majority of our "continuing directors." An "interested stockholder" is a stockholder who beneficially owns more than 10% of the outstanding voting power, or who is an affiliate of our Company who owned more than 10% of the outstanding voting power at any time within the prior two-year period, or who acquired shares of the voting stock from another interested stockholder at any time within the prior two-year period in a transaction not involving a public offering. A "continuing director" is generally any director of our Company who is unaffiliated with the interested stockholder and who was a member of our Board of Directors prior to the interested stockholder becoming an interested stockholder. The existence of this interested stockholder provision could have the effect of delaying, deferring or preventing a change in control of our Company.

           Our Board of Directors is divided into three classes. One class is elected each year by a majority of the votes cast by holders of Common Stock at the annual meeting to hold office for a three-year term and until their successors are elected and qualified. Holders of shares of Common Stock do not have cumulative voting rights with respect to the election of directors.

           Under our Restated Certificate of Incorporation, as amended, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Common Stock is required to remove any director from office (which may be done only for cause). In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Common Stock (each share of Common Stock being entitled to one vote) is required to amend, repeal or adopt any provision inconsistent with the interested stockholder provision or those provisions of our Restated Certificate of Incorporation providing for a classified board of directors and regulating the removal of directors.

           Under our Restated Certificate of Incorporation, as amended, and the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting separately, is required to approve any amendment to our Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of either class, increase or decrease the par value of the shares of either class, or modify or change the powers, preferences or special rights of the shares of either class so as to affect either class adversely.

           The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

           The transfer agent for the Class A Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

7% CONVERTIBLE SERIES A PREFERRED STOCK

           The holders of 7% Convertible Series A Preferred Stock are entitled to receive when, as and if declared by our Board of Directors, out of funds legally available therefore, cumulative dividends at the annual rate of 7% of the issuance price. The issuance price is $500 per share, as adjusted to reflect any stock split, stock dividend, stock combination, stock subdivision or similar recapitalization.

           Our 7% Convertible Series A Preferred Stock is convertible into Class A Common Stock at prices ranging from $.73 per share to $.93 per share, which prices represent the lower of (a) 120% of the weighted average closing price of our Class A Common Stock for the ten day trading period ending on the date of the purchase of the Preferred Stock or (b) 120% of the weighted average closing price of our Class A Common Stock for the ten day trading period ending on April 30, 2003, and are subject to adjustment in certain events.

           The holders of our 7% Convertible Series A Preferred Stock are entitled to vote, and vote together with the holders of our Common Stock as a single class on all matters on which holders of Common Stock are entitled to vote. In so voting, the holders of Series A Preferred Stock are entitled to cast such number of votes as such holders would cast if the Series A Preferred Stock had been converted into Common Stock.

           At any time after April 30, 2004, we may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding which have a per share conversion price greater than or equal to 200% of the average closing price. Further, On April 30, 2004, we must redeem all of the outstanding shares of Series A Preferred Stock at a redemption price per share equal to (i) the issuance price, plus (ii) an amount equal to all accrued dividends to the redemption date.

CONVERTIBLE NOTES DUE APRIL 2, 2005

           We also have outstanding $500,000 of Convertible Notes due April 2, 2005. These Notes do not bear interest, cannot be prepaid and are to repaid on their April 2, 2005 maturity date by the issuance of Class A Common Stock at a price of $.50 per share. In addition, to the extent we, after October 2, 2004 and prior to the maturity date, issue Common Stock or securities convertible into Common Stock, the holders of the Notes may convert those Notes at the effective price at which the Common Stock was so issued.

STANDBY EQUITY DISTRIBUTION FINANCING


           On April 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Before entering into the Standby Equity Distribution Agreement with Cornell Capital Partners, we considered various alternative debt and equity financing arrangements with banks and other institutional financing sources to refinance our total debt and raise capital. Our Board of Directors ultimately selected the Standby Equity Distribution Agreement with Cornell Capital Partners because we were not able to come to agreement with any other lenders due to our current financial situation.

           Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 97% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. The maximum advance amount during any seven-day period is $53,000 per advance notice, up to a maximum of $210,000 in the aggregate in any thirty-day calendar period. Based upon the current market price of our common stock of $0.47, an aggregate of 10,967,317 shares are issuable under the Standby Equity Distribution Agreement. The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, we engaged Arthur's, Lestrange & Company Inc., a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, we agreed to issue Arthur's, Lestrange & Company Inc. 18,182 shares of our common stock. These shares have not yet been issued to Arthur's Lestrange & Company. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the Standby Equity Distribution Agreement prior to the first sale to the investor of our common stock. We are registering in this offering 12,500,000 shares of common stock for issuance pursuant to the Standby Equity Distribution Agreement, representing approximately 50% of our currently outstanding shares of common stock. We are also registering in this offering 18,182 shares which are issuable to Arthur's, Lestrange & Company Inc.

           If any of the following conditions were to occur, Cornell Capital Partners' obligation to make an advance would permanently terminate:


           (a) If the effectiveness of the registration of the shares with the Securities and Exchange Commission becomes subject to a stop order or suspension for an aggregate of fifty (50) trading days, other than due to acts of Cornell Capital Partners and unless the suspension is caused by the filing of a post-effective amendment to the registration statement; or
           (b) If we materially fail to comply with any of the following requirements and such failure is not cured within thirty (30) days after receipt of written notice from Cornell Capital
                Partners:
                (i) We must comply with all terms of the Registration Rights Agreement, which requires us to register the shares underlying the Standby Equity Distribution Agreement with the Securities and Exchange Commission;
                (ii) We must  maintain  our  common  stock's  authorization  for quotation on the Over-The-Counter Bulletin Board;
               (iii) We must maintain our common stock's  registration under the
                     Securities Exchange Act of 1934, as amended, and we must timely file all periodic reports and other documents that must be filed under the Securities Exchange Act;
                (iv) Within two (2) days after each advance notice date, we must deliver instructions to our stock transfer agent to issue shares of our common stock free of restrictive legends;
                (v)  We must preserve and continue our corporate existence;
                (vi) We must immediately  notify Cornell Capital Partners of any events that affect the registration statement covering the shares underlying the Standby Equity Distribution Agreement;
               (vii) Within  ten (10)  days  after  each  calendar  quarter  has started, we must notify Cornell Capital Partners in writing our reasonable expectations as to the dollar amount we intend to raise through advances under the Standby Equity Distribution Agreement;
              (viii) We are  restricted  from  issuing  or  selling  any  equity securities without consideration or for a consideration per share less than the bid price of our common stock immediately before issuance;
                (ix) We are restricted  from issuing or selling any contracts or securities granting the holder of such contract or security the right to acquire shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock immediately before issuance;
                (x) We are restricted from filing a registration statement on Form S-8 that registers more than five million (5,000,000) shares of common stock and in the event that we file a registration statement on Form S-8 that registers five million (5,000,000) or fewer shares of common stock, then we must provide Cornell Capital Partners fifteen (15) business days prior written notice.
                (xi) We cannot effect any merger or consolidation  with or into, or transfer all or substantially all of our assets to, another entity unless the successor or acquiring entity assumes by written instrument the obligations under the Standby Equity Distribution Agreement; and
               (xii) The sale of shares  under the Standby  Equity  Distribution
                     Agreement must be made in compliance with any applicable securities laws.


CONVERTIBLE DEBENTURE

           Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $140,000, which was paid by the issuance of a convertible debenture in the principal amount of $140,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price for the three days immediately preceding the conversion date. We are registering in this offering 560,000 shares of common stock underlying the debenture.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

           We have two outstanding classes of common equity securities: Class A Common Stock and Class B Common Stock. In March 2002, our Class A Common Stock commenced trading on the American Stock Exchange under the symbol "AHN." There is no established public trading market for the Class B Common Stock, which has ten votes per share and upon transfer is convertible automatically into one share of Class A Common Stock, which has one vote per share.

           The following table sets forth, the high and low sale prices for the Class A Common Stock for each quarter during the fiscal years ended February 28, 2003 and February 29, 2004, as reported by the American Stock Exchange.

CLASS A COMMON STOCK                                        High         Low
-----------------------------------------------------   ----------    ---------

Fiscal Year Ended February 28, 2003
-----------------------------------------------------
First Quarter Ended May 31, 2002                        $     2.74    $    2.00
Second Quarter Ended August 31, 2002                    $     2.42    $    0.70
Third Quarter Ended November 30, 2002                   $     1.11    $    0.80
Fourth Quarter ended February 28, 2003                  $     1.10    $    0.54

Fiscal Year Ended February 29, 2004
-----------------------------------------------------
First Quarter Ended May 31, 2003                        $     0.90    $    0.50
Second Quarter Ended August 31, 2003                    $     1.15    $    0.51
Third Quarter Ended November 30, 2003                   $     1.01    $    0.60
Fourth Quarter Ended February 29, 2004                  $     0.75    $    0.46


Fiscal Year Ending February 28, 2005
-----------------------------------------------------
First Quarter Ended May 31, 2004                        $     0.64    $    0.50
Second Quarter Ended August 31, 2004                    $     0.59    $    0.25

           As of November 1, 2004, there were approximately 269 holders of record of Class A Common Stock (including brokerage firms holding stock in "street name" and other nominees) and 365 holders of record of Class B Common Stock.


DIVIDENDS

           We have never paid any dividends on our shares of Class A or Class B Common Stock. Our revolving loan agreement with HFG Healthco-4 LLC requires that we obtain the written consent of HFG Healthco-4 LLC before declaring or paying any dividends to holders of our common stock. Nonetheless, we do not expect to pay any dividends for the foreseeable future as all earnings will be retained for use in our business.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

           The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended February 29, 2004.

                                             EQUITY COMPENSATION PLAN INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                     NUMBER OF SECURITIES
                                             NUMBER OF SECURITIES                                  REMAINING AVAILABLE FOR
                                               TO BE ISSUED UPON         WEIGHTED AVERAGE        FUTURE ISSUANCE UNDER EQUITY
                                                  EXERCISE OF           EXERCISE PRICE OF       COMPENSATION PLANS (EXCLUDING
                                             OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS         SECURITIES REFLECTED IN
              PLAN CATEGORY                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS               COLUMN (A)
-------------------------------------------------------------------------------------------------------------------------------
                                                      (A)                         (B)                          (C)
-------------------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED BY
SECURITY HOLDERS                                   4,226,882                   $0.59                      2,039,235
-------------------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT APPROVED
BY SECURITY HOLDERS (1)
                                                    400,000                    $1.02                      2,600,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                              4,626,882                   $0.63                      4,639,235
-------------------------------------------------------------------------------------------------------------------------------

(1) During fiscal 2001, we adopted a stock option plan (the "2000 Stock Option Plan") under which an aggregate of three million shares of common stock are reserved for issuance. Both key employees and non-employee directors, except for members of the compensation committee, are eligible to participate in the 2000 Stock Option Plan.

                             SELECTED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


The following table provides selected historical consolidated financial data as of and for each of the fiscal years in the five year period ended February 29, 2004. The data has been derived from our audited consolidated financial statements, which have been audited by Deloitte and Touche LLP for the fiscal years ended February 29, 2000 and February 28, 2001, PricewaterhouseCoopers LLP for the fiscal years ended February 28, 2002 and 2003 and by Goldstein Golub Kessler LLP as of and for the fiscal year ended February 29 2004. The selected financial data as of and for the six months ended August 31, 2003 and 2004 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the six months ended August 31, 2004 may not be indicative of results that may be expected for the full year. You should read the information set forth below in conjunction with our "Management Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes in this prospectus.


                                        -------------------   ----------------------------------------------------------
                                          SIX MONTHS ENDED                              YEAR ENDED
                                        -------------------   ----------------------------------------------------------
                                        AUG 31,    AUG 31,    FEB. 29,    FEB. 28,     FEB. 28,    FEB. 28,    FEB. 29,
                                          2004       2003       2004        2003         2002        2001        2000
CONSOLIDATED OPERATIONS DATA:
Revenues                                $ 56,199   $ 67,683   $ 130,401   $ 148,720    $ 149,414   $ 120,840   $ 114,994
                                        -------------------   ----------------------------------------------------------
(Loss) income from
  continuing operations                     (285)      (872)     (6,180)     (2,833)       3,593      (1,066)     (2,683)
Loss from discontinued operations                                    --          --           --          --        (557)
                                        -------------------   ----------------------------------------------------------

Net (loss) income                       $   (285)  $   (872)  $  (6,180)  $  (2,833)   $   3,593   $  (1,066)  $  (3,240)
                                        ===================   ==========================================================

(Loss) income per common
   share-basic
   (Loss) income from
     continuing operations              $  (0.01)  $  (0.04)  $   (0.25)  $   (0.12)   $    0.15   $   (0.05)  $   (0.11)
 Loss from discontinued operations                                   --          --           --          --       (0.03)
                                        -------------------   ----------------------------------------------------------
Net (loss) income                       $  (0.01)  $  (0.04)  $   (0.25)  $   (0.12)   $    0.15   $   (0.05)  $   (0.14)
                                        ===================   ==========================================================
(Loss) income per common
    share - diluted:
    (Loss) income from continuing
       operations                       $  (0.01)  $  (0.04)  $   (0.25)  $   (0.12)   $    0.14   $   (0.05)  $   (0.11)
    Loss from discontinued operations                                --          --           --          --       (0.03)
                                        -------------------   ----------------------------------------------------------
Net (loss) income                       $  (0.01)  $  (0.04)  $   (0.25)  $   (0.12)   $    0.14   $   (0.05)  $   (0.14)
                                        ===================   ==========================================================
Weighted average common shares
   outstanding:
     Basic                                24,918     24,049      24,468      23,783       23,632      23,632      23,623
     Diluted                              24,918     24,049      24,468      23,783       25,695      23,632      23,623

CONSOLIDATED BALANCE SHEET DATA:

Total assets                            $ 70,192   $ 78,281   $  74,727   $  78,615    $  75,329   $  41,431   $  39,607

Long-term debt and
   other liabilities                      52,618     54,833      55,844      55,790       50,177      21,059      16,049

Total liabilities                         64,349     66,879      68,607      67,469       62,109      31,804      28,914

Stockholders' equity                       4,741     10,370       5,053      10,546       13,220       9,627      10,693


ATC Healthcare, Inc. did not pay any cash dividends on its common stock during any of the periods set forth in the table above. Certain prior period amounts have been reclassified to conform with the fiscal 2004 presentation.

Amortization expense of $533, $519 and $167, respectively, were included in fiscal years 2002, 2001 and 2000 net income. fiscal 2002 included loss on extinguishment of debt of $854.

                             DESCRIPTION OF BUSINESS

GENERAL

           ATC Healthcare, Inc. is a Delaware corporation that was incorporated in New York in 1978 and reincorporated in Delaware in May 1983. We are a national provider of medical supplemental staffing services. In August 2001, we changed our name from Staff Builders, Inc. to ATC Healthcare, Inc.

OPERATIONS

           We provide supplemental staffing to health care facilities through our network of 52 offices in 23 states, of which 35 are operated by 23 licensees and 17 are owned and operated by us. We offer our clients qualified health care associates in over 60 job categories ranging from the highest level of specialty nurse, including critical care, neonatal and labor and delivery, to medical administrative staff, including third party billers, administrative assistants, claims processors, collection personnel and medical records clerks. The nurses provided to clients include registered nurses, licensed practical nurses and certified nursing assistants. Other services include allied health staffing which includes mental health technicians, a variety of therapists (including speech, occupational and physical), radiology technicians and phlebotomists.

           Clients rely on us to provide a flexible labor force to meet fluctuations in census and business and to help them acquire health care associates with specifically needed skills. Our medical staffing professionals also fill in for absent employees and enhance a client's core staff with temporary workers during peak seasons.

           Clients benefit from their relationship with us because of our expertise in providing properly skilled medical staffing employees to a facility in an increasingly tight labor market. We have developed a skills checklist for clients to provide information concerning a prospective employee's skill level. Clients also benefit from no longer having to concern themselves with the payment of employee wages, benefits, payroll taxes, workers compensation and unemployment insurance for staff since these are paid through our Company.

           We also operate a Travel Nurse Program whereby qualified nurses, physical therapists and occupational therapists are recruited on behalf of the clients who require such services on a long-term basis. These individuals are recruited from the United States and foreign countries, including Great Britain, Australia, South Africa and New Zealand, to perform services on a long-term basis in the United States. We have contracted with a number of management entities for the recruitment of foreign nurses. The management entities arrange for the nurses' and therapists' immigration and licensing certifications so that they can be employed in the United States.

           We have expanded our client base to include nursing homes, physician practice management groups, managed care facilities, insurance companies, surgery centers, community health centers and schools. By diversifying our client list, we believe it lessens the risk that regulatory or industry sector shifts in staffing usage will materially affect our staffing revenues.

LICENSEE PROGRAM

           Our licensing program is one of the principal factors differentiating us from most of our competition. After agreeing to pay an initial license fee in exchange for a grant of an exclusive territory, the licensee is paid a royalty of approximately 55% (60% for certain licensees who have longer relationships with us) of gross profit (in general, the difference between the aggregate amount invoiced and the payroll and related expenses for the personnel delivering the services). The licensee has the right to develop the territory to its fullest potential. The licensee is also responsible for marketing, recruiting and customer relationships within the assigned territory. All locations must be approved by us prior to the licensee signing a lease for the location. Various management reports are provided to the licensees to assist them with ongoing analysis of their medical staffing operations. We pay and distribute the payroll for the direct service personnel who are all employees of our Company, administer all payroll withholdings and payments, invoice the customers and process and collect the accounts receivable. The licensees are responsible for providing an office and paying administrative expenses, including rent, utilities, telephone and costs of administrative personnel.

           We grant an initial license term of ten years. The agreement has an option to renew for two additional five-year renewal terms, subject to the licensee adhering to the operating procedures and conditions for renewal as set forth in the agreement. In certain cases we may convert an independently owned staffing business into a licensee. In those situations, we negotiate the terms of the conversion on a transaction-by-transaction basis, depending on the size of the business, client mix and territory.

           Sales of licenses are subject to compliance with federal and state franchise laws. If we fail to comply with the franchise laws, rules and regulations of the particular state relating to offers and sales of franchises, we will be unable to engage in offering or selling licenses in or from such state. To offer and sell licenses, the Federal Trade Commission requires us to furnish to prospective licensees a current franchise offering disclosure document. We have used a Uniform Franchise Offering Circular ("UFOC") to satisfy this disclosure obligation. We must update our UFOC annually or upon the occurrence of certain material events. If a material event occurs, we must stop offering and selling franchises until the UFOC is updated. In addition, certain states require us to register or file our UFOC with such states and to provide prescribed disclosures. We are required to obtain an effective registration of our franchise disclosure document in New York State and certain other states. We are currently able to offer new franchises in 38 states.

           For  fiscal  2004,   2003,   and  2002,   total   staffing   licensee
distributions were approximately $6.8 million, $9.1 million, and $16.9 million, respectively.

PERSONNEL, RECRUITING AND TRAINING

           We employ approximately 15,000 individuals who render staffing services and approximately 154 full time administrative and management personnel. Approximately 93 of these administrative employees are located at the branch offices and 61 are located at the administrative office in Lake Success, New York.

           We screen personnel to ensure that they meet all eligibility standards. This screening process includes skills testing, reference checking, professional license verification, interviews and a physical examination. In addition, new employees receive an orientation on our Company policies and procedures prior to their initial assignment. We are not a party to any collective bargaining agreement and consider our relationship with our employees to be satisfactory.

           It is essential for us to constantly recruit and retain a qualified staff of associates who are available to be placed on assignment as needed. Besides advertising in the local classifieds, utilizing local office web sites and participating in local and regional job fairs, we offer a variety of benefit programs to assist in recruiting high quality medical staffing professionals. This package provides employees access to medical, dental, life and disability insurance, a 401(k) plan, opportunities for Continuing Education Credits, partnerships with various vendors for discount programs (e.g., uniforms, vacations and cruises, credit cards, appliances and cars), recognition programs and referral bonus programs. In addition, we provide our licensees a full-service human resources department to support the offices with policies and procedures as well as assist with the day-to-day issues of the field staff.

SALES AND MARKETING

           We begin a marketing and operational education program as soon as an office becomes operational. This program trains the office manager, whether at a licensee or a Company office, in our sales process. The program stresses sales techniques, account development and retention as well as basic sales concepts and skills. Through interactive lectures, role-plays and sales scenarios, participants are immersed in the sales program.

           To provide ongoing sales support, we furnish each licensee and corporate branch manager with a variety of tools. A corporate representative is continuously available to help with prospecting, customer identification and retention, sales strategies, and developing a comprehensive office sales plan. In addition, various guides and brochures have been developed to focus office management's attention to critical areas in the sales process.

           Each licensee and corporate branch manager is responsible for generating sales in their territory. Licensees and corporate branch managers are instructed to do this through a variety of methods in order to diversify their sales conduits. The primary method of seeking new business is to call on health care facilities in a local area. Cold calls and referrals are often used to generate leads. Once granted an interview, the representative is instructed to emphasize the highlights of our services.

RECENT ACQUISITIONS

PURCHASE OF DIRECT STAFFING, INC. AND DSS STAFFING CORP

           In January 2002, we purchased substantially all of the assets and business of Direct Staffing, Inc. ("DSI"), a licensee serving the territory consisting of Westchester County, New York and Northern New Jersey and DSS Staffing Corp. ("DSS"), a licensee serving New York City and Long Island, New York, for an aggregate purchase price of $30,195,000. The assets purchased consisted primarily of intangible assets and goodwill. These licensees were market leaders in their respective territories with growing revenues. We believed that it would be beneficial to acquire the full EBITDA (Earnings Before Income Tax, Depreciation and Amortization) potential of these businesses, while keeping the former management of the licensees in place. In addition to adding to our bottom line profitability, the acquisitions reduced the source of our sales from 90% licensee derived to 50% licensee derived, which we believed was desirable. These acquisitions also provide a model for other licensees as a potential exit strategy. These licensees were owned by an unrelated third party and by Stuart Savitsky, son of Stephen Savitsky, Chairman of our Board of Directors, Shabsi Schreier and Steven Weiner, two sons-in-law of Stephen Savitsky, who received proceeds of the sale. We approached the senior executive officer of the respective licensees, along with the owners, who entered into negotiations that ultimately resulted in agreeable terms for the acquisitions. The negotiations were conducted on an arm's length basis. Under the original purchase agreement, we agreed to pay additional contingent consideration equal to the amount (a) the product of (i) Annualized Net Revenues (as defined in the asset agreements) and (ii) 5.25 exceeded (b) $17,220,000, but if and only if that product (the "Valuation") exceeded $20 million; however, under the June amendment discussed below, this obligation was terminated. Such licensees paid gross licensee fees of approximately $6,527,000, and $5,263,000 in 2002 and 2001, respectively.

           The purchase price was initially evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series notes (the "First Series"), in the aggregate principal amount of $12,975,000 bore interest at the rate of 5% per annum and was payable in 36 consecutive equal monthly installments of principal, together with interest thereto the first installment becoming due on March 1, 2002. The second series (the "Second Series"), in the aggregate principal amount of $17,220,00 bore interest at the rate of 5% per annum and was payable as follows: $11,000,000 together with interest thereon, on January 31, 2005 (or earlier if certain capital events occurred prior to such date) and the balance in 60 consecutive monthly installments of principal, together with the interest thereon, with the first installment becoming due on April 30, 2005. Payment of both the Series and the Second Series was secured by a second lien on the assets acquired.

           On June 13, 2003, the promissory notes were amended. In connection, therewith, the subordination agreement between our noteholders and our primary lender was also amended. As a result of those amendments, what had been two promissory notes issued to each of the former owners of DSS and DSI has been condensed into one note. The note issued to one of the former owners is for a term of seven years, with a minimum monthly payment (including interest) of $40,000 in year one and minimum monthly payments of $80,000 in subsequent years, with a balloon payment of $3,700,000 due in year 4. The balance on that note after the balloon payment is payable over the remaining 3 years of the note, subject to certain limitations in the subordination agreement. The notes issued to the other three former owners are for terms of ten years, with minimum monthly payments (including interest) of $25,000 in the aggregate in the first year and minimum monthly payments of $51,000 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional payments are payable to the noteholders if we achieve certain financial ratios. The most significant of these ratios is the debt coverage ratio, which is calculated by taking the current portion of long term debt and interest paid and dividing by four quarters of earning before interest, taxes depreciation and amortization. The additional principal payments, if any, is determined by taking 60% of the net income generated from the DSS and DSI businesses less the monthly amounts already paid. Half of the remaining balance would be paid as additional principal due. In conjunction with the amendments to the promissory notes, one of the note holders, Mr. Dominick DiCoricia, agreed to reduce his note by approximately $2,800,000 provided we make payments under the Notes as they come due or, in certain instances, the $35 million revolving loan agreement with HFG Healthco-4 LLC that matures in November 2005. Mr. DiCoricia did not receive any consideration for reducing his note amount.

ASSET PURCHASE WITH CMS CAPITAL VENTURES

           On February 28, 2003, we purchased from CMS Capital Ventures all the assets relating to their office locations in Dallas/Fort Worth, Texas and Atlanta, Georgia which provide temporary medical staffing services. The assets purchased consisted primarily of intangible assets and goodwill. The primary operations of CMS Capital Ventures were in a different segment of the medical staffing business, and it was looking to divest its nurse staffing offices in Atlanta and Dallas/Ft. Worth. We had an existing licensee in Atlanta that was seeking to add revenue and additional contracts through the acquisition. We also were interested in expanding our operations into the Dallas/Ft. Worth area and believed these offices would provide a good base of business to establish our presence. The negotiations for the asset purchase were conducted on an arms length basis. The purchase price for the CMS Capital Ventures assets was $1,000,000 cash, which was paid at closing. In April 2003 we sold our interest in one of these temporary medical staffing companies to a franchisee for $130,000.

COMPETITION

           The medical staffing industry is extremely fragmented, with numerous local and regional providers nationwide providing nurses and other staffing solutions to hospitals and other health care providers. We compete with full-service staffing companies and with specialized temporary staffing agencies as well as small local and regional healthcare staffing organizations. There are three dominant healthcare staffing companies that we compete with, including Medical Staffing Network, American Mobil Nursing and Cross Country Nursing.

           We compete with these firms to attract our temporary healthcare professionals and to attract hospital and healthcare facility clients. We compete for temporary healthcare professionals on the basis of the compensation package and benefit package offered as well as the diversity and quality of assignments available. We compete for hospital and healthcare facility clients on the basis of the quality of our temporary healthcare professionals, price of our services and the timely availability of our professionals with the requisite skills.

           As HMOs and other managed care groups expand, so too must the medical staffing companies that service these customers. In addition, momentum for consolidation is increasing among smaller players, often venture capital-backed, who are trying to win regional and even national accounts. Because the temporary staffing industry is dominated generally by large national companies that do not specialize in medical staffing, management believes that its specialization will give it a competitive edge. In addition, our licensee program gives each licensee an incentive to compete actively in his or her local marketplace.

SERVICE MARKS

           We believe that our service trademark and the ATC(R) logo have significant value and are important to the marketing of our supplemental staffing services. These marks are registered with the United States Patent and Trademark Office. The ATC(R) trademark will remain in effect through January 9, 2010 for use with nursing care services and healthcare services. These marks are each renewable for an additional ten-year period, provided we continue to use them in the ordinary course of business.

REGULATORY ISSUES

           In order to service our client facilities and to comply with OSHA and Joint Commission on Accreditation of Healthcare Organizations standards, we have developed a risk management program. The program is designed to protect against the risk of negligent hiring by requiring a detailed skills assessment from each healthcare professional. We conduct extensive reference checks and credential verifications for the nurses and other healthcare professionals that we might hire.

PROFESSIONAL LICENSURE AND CORPORATE PRACTICE

           Nurses and other healthcare professionals employed by us are required to be individually licensed or certified under applicable state law. In addition, the healthcare professionals that we hire frequently are required to have been certified to provide certain medical care, such as CPR and anesthesiology, depending on the positions in which they are placed. Our comprehensive compliance program is designed to ensure that our employees possess all necessary licenses and certifications, and we believe that our employees, including nurses and therapists, have obtained the necessary licenses and certification required to comply with all applicable state laws.

BUSINESS LICENSES

           A number of states require state licensure for businesses that, for a fee, employ and assign personnel, including healthcare personnel, to provide services on-site at hospitals and other healthcare facilities to support or supplement the hospitals' or healthcare facilities' work force. A number of states also require state licensure for businesses that operate placement services for individuals attempting to secure employment. Failure to obtain the necessary licenses could interrupt business operations in a specific locale. We believe we have all of the required state licenses to allow us to continue our business as currently conducted.

REGULATIONS AFFECTING OUR CLIENTS

           Many of our clients are reimbursed under the federal Medicare program and state Medicaid programs for the services they provide. In recent years, federal and state governments have made significant changes in these programs that have reduced reimbursement rates. Future federal and state legislation or evolving commercial reimbursement trends may further reduce, or change conditions for, our clients' reimbursement. Such limitations on reimbursement could reduce our clients' cash flows, hampering their ability to pay us.

                             DESCRIPTION OF PROPERTY

           We lease our administrative facilities in Lake Success, New York. The Lake Success office contains approximately 14,305 square feet of office space and expires in December 2010. Our current annual rent for the Lake Success office is $389,914 and is subject to a 3.5% annual rent escalation. We believe that our administrative facilities are sufficient for our needs and that we will be able to obtain additional space as needed.

           There are currently 52 staffing offices in 23 states, of which 17 are operated by us and 35 licensee staffing offices are operated by 23 licensees. These offices are typically small administrative offices serving a limited geographical area. The licensee offices are owned by licensees or are leased by the licensee from third-party landlords. We believe that we will be able to renew or find adequate replacement offices for all of the leases of the staffing offices leased by us which are scheduled to expire within the next twelve months at comparable costs to those currently being incurred.

                                LEGAL PROCEEDINGS

           We are subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, and the availability and the extent of insurance coverage and established reserves. While it is not possible at this time to predict the outcome of these legal actions, in the opinion of management, based on these reviews and the disposition of the lawsuits, these matters should not have a material effect on our financial position, results of operations or cash flows.

                       SUPPLEMENTARY FINANCIAL INFORMATION

      Summarized unaudited quarterly financial data for Fiscal 2004 and 2003 are as follows (in thousands, except per share data):

--------------------------------------------------------------------------------------------------------------------------------
Year ended February 29, 2004                          First Quarter     Second Quarter       Third Quarter      Fourth Quarter
--------------------------------------------------------------------------------------------------------------------------------
Total revenues                                          $ 34,043            $ 33,640           $ 32,383             $ 30,335
                                                    ----------------------------------------------------------------------------

Net loss available to common stockholders'              $   (235)           $   (671)          $ (5,064)(1)         $   (277)
                                                    ============================================================================

(Loss) earnings per common share-basic                  $  (0.01)           $  (0.03)          $  (0.20)            $  (0.01)
                                                    ============================================================================

(Loss) earnings per common share-diluted                $  (0.01)           $  (0.03)          $  (0.20)            $  (0.01)
                                                    ============================================================================

--------------------------------------------------------------------------------------------------------------------------------
Year ended February 28, 2003                          First Quarter     Second Quarter       Third Quarter      Fourth Quarter
--------------------------------------------------------------------------------------------------------------------------------
Total revenues                                          $ 37,699            $ 38,979           $ 38,282             $ 33,759
                                                    ----------------------------------------------------------------------------

Net (loss) income available to common stockholders'     $    427            $    442           $ (1,249)            $ (2,454)(2)
                                                    ============================================================================

(Loss) earnings per common share-basic                  $   0.02            $   0.02           $  (0.05)            $  (0.10)
                                                    ============================================================================

(Loss) earnings per common share-diluted                $   0.02            $   0.02           $  (0.05)            $  (0.10)
                                                    ============================================================================



(1) In the third quarter of Fiscal 2004, we recorded a charge of approximately $2,600 for a restructuring expense.
(2)   In  the  fourth   quarter  of  fiscal  2003,   we  recorded  a  charge  of
      approximately $900 for workers' compensation liabilities.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS


COMPARISON OF THREE AND SIX MONTHS ENDED AUGUST 31, 2004 ("THE 2004 PERIOD") TO THE THREE AND SIX MONTHS ENDED AUGUST 31, 2003 ("THE 2003 PERIOD")

           TOTAL REVENUES: Total revenues for the six month period ended August 31, 2004 were $56.2 million, a decrease of $11.5 million or 17.0% from total revenues of $67.7 million for the six months ended August 31, 2003. One office and three licencee's were closed during the six months ended August 31, 2004 and three offices were closed during the six months ended August 31, 2003. We expect that demand for temporary nurses will return in 2005. Until the demand for nurses returns to prior levels, we may continue to see revenue decline in its existing businesses which would continue our trend of losses. If revenues were to significantly decline, our ability to continue operations could be jeopardized. To offset the decline in its per diem nursing, we are actively recruiting new licensees of which Six were opened during the six months ended August 31, 2004 as well as looking into other areas of revenue generation such as Vendor on Premise and Pharmacy staffing.

           Service costs were 78.1% and 78.6% for the six months ended August 31, 2004 and 2003 respectively. Service costs represent the direct costs of providing services to patients or clients, including wages, payroll taxes, travel costs, insurance costs, medical supplies and the cost of contracted services.

           GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses were $10.4 million for the six months ended August 31, 2004 as compared to $12.4million for the same period in 2003. General and administrative costs, expressed as a percentage of total revenues, were 18.5% and 18.3% for the six months ended August 31, 2004 and 2003 respectively. The decrease in the 2004 period is the result of the reduction in royalty payments to licenses due to decreased revenues as well as the savings realized from the offices we closed during 2004 and 2003 and the reduction of back office staff. For the six months ended August 31, 2004 the reduction in royalty payments represented 20% of the reduction in administrative expenses, savings from closed offices represented 64% and the reduction in back office staff represented 16% of the decrease in general and administrative expenses.

           INTEREST EXPENSE, NET: For the six months ended August 31, 2004 Interest expense, net was $2,225 as compared to $1,963 for the same period last year. The increase in the period is primarily due to the interest costs associated with our term loan facility and to increased interest rates associated with its revolving line of credit which increased during the second quarter of fiscal 2004

           PROVISION (BENEFIT) FOR INCOME TAXES: For the six months ended August 31, 2004 Company recorded an expense for income taxes of $51 as compared a $112 tax benefit and the associated deferred tax asset for six months ended August 31, 2003. The current provision provides for state and local income taxes which represent minimum taxes due to certain states.



COMPARISON OF YEAR ENDED FEBRUARY 29, 2004 ("FISCAL 2004") TO YEAR ENDED FEBRUARY 28, 2003 ("FISCAL 2003")

           REVENUES: In the fiscal year ended February 29, 2004, revenue declined 12% to $130.4 million as compared to revenue for Fiscal 2003 of $148.7 million. For fiscal year ended February 29, 2004 we opened two Company owned stores and sold two licensees as well as closed ten Company owned stores as compared to Fiscal 2003 when we opened nine Company owned stores, sold one licensee and closed ten Company owned stores. In addition, eight and six licensees closed for the year ended February 29, 2004 and February 28, 2003, respectively. Office revenue for locations open during the last two fiscal years decreased $9.7 million due to the fact that demand for temporary nurses is going through a period of contraction as hospitals continue to experience flat to declining admission rates. We also closed 18 offices due to poor performance during Fiscal 2004. These offices accounted for $14.7 million in revenue during Fiscal 2003. We expect that demand for temporary nurses will return in 2005. Until the demand for nurses returns to prior levels we may continue to see revenue decline in our existing businesses which would continue our trend of losses. If revenues were to significantly decline our ability to continue operations could be jeopardized. To offset the decline in per diem nursing, we are actively recruiting new licensees as well as looking into other areas of revenue generation such as Vendor on Premise and Pharmacy staffing.

           SERVICE COSTS: Service costs were 79.1% of total revenues in Fiscal 2004 as compared to 77.8% of total revenues in Fiscal 2003. The increase in service costs can be attributed to the decreased demand of temporary nurses, which has increased the competitive environment pressuring fees that clients are willing to pay for services. In addition, the rise in costs for workers compensation, malpractice and general liability insurance has also caused an increase to our service costs. Service costs represent the direct costs of providing services to patients or clients, including wages, payroll taxes, travel costs, insurance costs, the cost of medical supplies and the cost of contracted services.

           GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses were $22.7 million in Fiscal 2004 as compared to $29.5 million in Fiscal 2003. General and administrative costs, expressed as a percentage of revenues, were 17.4% and 19.8% for Fiscal 2004 and Fiscal 2003 respectively. The reduction in general and administrative expenses as a percentage of revenue in Fiscal 2004 is the result of the reduction in royalty payments to licensees due to decreased revenues as well as initiatives undertaken by us to reduce the size of or close marginally performing offices and a reduction of back office support staff.

           DEPRECIATION AND AMORTIZATION: Depreciation and amortization expenses relating to fixed assets and intangible assets was $2.1 million in Fiscal 2004 as compared to $2.0 million in Fiscal 2003.

           OFFICE CLOSING AND RESTRUCTURING CHARGE: In the third quarter of Fiscal 2004 we recorded a charge associated with the closing of certain offices in the amount of $2.6 million. We expect the restructure to result in a lower overall cost structure to allow us to focus resources on offices with greater potential for better overall growth and profitability. The components of the charge are as follows:

                                                Amount
           Components                        (in thousands)
-----------------------------------          ------------
Write-off of fixed assets                      $   892
Write-off of related goodwill                      889
Severance costs and other benefits                 608
Other                                              200
                                               -------
 Total Restructuring Charge                    $ 2,589
                                               =======

           As of February 29, 2004, we have paid $165 for severance and other costs associated with the office closings. As of February 29, 2004 our accounts payable and accrued expenses included $643 of remaining costs accrued mainly of severance and lease costs.

           INTEREST EXPENSE, NET: Interest expense, net was $4.2 million and $3.3 million in Fiscal 2004 and Fiscal 2003 respectively. Interest expense increased $0.9 million in Fiscal 2004 from Fiscal 2003 primarily due to interest costs associated with our term loan facility and to increased interest rates associated with our revolving line of credit.

           PROVISION RELATED TO GUARANTEE OF TENDER LOVING CARE HEALTH CARE SERVICES, INC. OBLIGATIONS ("TLCS GUARANTEE"): In Fiscal 2003 we recorded a provision of $2.3 million related to the TLCS Guarantee. We are contingently liable on $2.3 million of obligations owed by TLCS which is payable over eight years. We are indemnified by TLCS for any obligations arising out of these matters. On November 8, 2002, TLCS filed a petition under Chapter 11 of the United States Bankruptcy Code. We have not received any demands for payment with respect to these obligations. The next payment is due in September 2004. We believe that we have defenses which could reduce or eliminate our recorded liability in this matter.

           PROVISION (BENEFIT) FOR INCOME TAXES: In Fiscal 2004 we recorded an expense for income taxes of $2.0 million on a pretax loss of $4.2 million.

           For the year ended February 29, 2004 income tax expense is due primarily to the valuation allowance provided in that period. In the third quarter of Fiscal 2004, it became apparent that the hospital patient volumes were not returning as anticipated and we would not return to profitable operations in Fiscal 2004. We intend to maintain our valuation allowance until such time as positive evidence exists to support reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent of offsetting reductions in our valuation allowance. The realization of our remaining deferred tax assets is primarily dependent on forecasted future taxable operating and non-operating income. Any reduction in future forecasted taxable income may require that we record an additional valuation against the deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period the valuation was recorded and could have a significant impact on our earnings. Management believes that it is more likely than not that our deferred tax assets which have not been reserved for will be realized through future profitable operations.

COMPARISON OF YEAR ENDED FEBRUARY 28, 2003 ("FISCAL 2003") TO YEAR ENDED FEBRUARY 28, 2002 ("FISCAL 2002").


           REVENUES: Revenue for Fiscal 2003 of $148.7 million remained consistent with the revenue for Fiscal 2002 of $149.4 million. Office sales for locations open during the last two fiscal years decreased 8%. This decrease was offset by sales from locations opened during the last two fiscal years. For the fiscal year ended February 28, 2003, we opened nine Company owned offices and sold one license as well as closed ten Company owned offices as compared to Fiscal 2002 when we opened twelve Company owned offices, sold two licenses and did not close any offices. In addition, six licensees closed for the year ended February 29, 2003 and no licensees closed for the year ended February 28, 2002. In January 2002 we purchased our largest Licensee which reduced revenue initiated through Licensee's from 90% of our Service revenue in Fiscal 2002 to 50% of our service revenue in Fiscal 2003.


           SERVICE COSTS: Service costs were 77.8% and 76.4% of total revenues in Fiscal 2003 and Fiscal 2002 respectively. We recorded an additional $.9 million charge in the fourth quarter of Fiscal 2003 to increase our liability for expected workers compensation claims. Service costs represent the direct costs of providing services to patients or clients, including wages, payroll taxes, travel costs, insurance costs, the cost of medical supplies and the cost of contracted services.

           GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses were $29.5 million in Fiscal 2003 as compared to $29.9 million in Fiscal 2002. We experienced a reduction in royalty expense due to the purchase of our largest licensee completed in January 2002, which eliminated approximately $2.9 million of expense. This was offset by increases in employee expenses relating to the start up of our own travel nurse division and the opening of new Company owned locations. Additionally, we increased our bad debt reserve in Fiscal 2003 to reserve against potential receivable collectibility issues.

           DEPRECIATION AND AMORTIZATION: Depreciation and amortization expenses relating to fixed assets and intangible assets was $2.0 million as compared to $1.8 million for Fiscal 2003 and Fiscal 2002 respectively.

           INTEREST  EXPENSE,  NET:  Interest expense  increased $1.3 million in
Fiscal 2003 to $3.3 million as compared to interest expense in Fiscal 2002 of $2.0 million. The increase is primarily due to the issuance of debt in connection with the purchase of our largest licensee in January 2002 and borrowings under an acquisition line provided by its primary lender in June 2002.

           PROVISION RELATED TO GUARANTEE OF TENDER LOVING CARE HEALTH CARE SERVICES, INC. OBLIGATIONS ("TLCS GUARANTEE"): In Fiscal 2003 we recorded a provision of $2.3 million related to the TLCS Guarantee. We are contingently liable on $2.3 million of obligations owed by TLCS which is payable over eight years. We are indemnified by TLCS for any obligations arising out of these matters. On November 8, 2002, TLCS filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. We have not received any demands for payment with respect to these obligations. The next payment is due in September 2005. We believe that we have certain defenses which could reduce or eliminate our recorded liability in this matter.

           LOSS ON EXTINGUISHMENT OF DEBT: During Fiscal 2002, we entered into a new $25 million facility with a lending institution. Our previous credit facility was repaid in full concurrent with the closing of the new $25 million facility. In connection with the early extinguishment of the debt, we wrote off the unamortized balance of deferred financing fees and termination fee paid.

           PROVISION (BENEFIT) FOR INCOME TAXES: In Fiscal 2003 we recorded an income tax benefit for $1.4 million on a pretax loss of $4.3 million.

           At February 28, 2003 management believed that it was more likely than not that our deferred tax assets would be realized through future profitable operations. This was based upon the fact that we had profitable operations from September 1, 2000 through the third quarter ended November 30, 2002 which quarterly results were profitable before a charge for the guarantee of certain debt of a former related party, TLCS. Losses incurred in the fourth quarter of Fiscal 2003 were due to an unanticipated shortfall in hospital patient volumes, which were expected to return in Fiscal 2004. Management believed that it would return to profitable operations during Fiscal 2004 and, accordingly, it was more likely than not that it would realize its deferred tax assets.

                         LIQUIDITY AND CAPITAL RESOURCES

           We fund our cash needs through various equity and debt issuances and through cash flow from operations. We generally pay our billable employees weekly for their services, and remit certain statutory payroll and related taxes as well as other fringe benefits. Invoices are generated to reflect these costs plus our markup.

           Cash and Cash equivalents increased by $372 as of August 31, 2004 as compared to February 29, 2004 as a result of cash provided by operating activities of $4.9 million, Cash used in investing activities of $65 and cash used in financing activities of $4.4 million. Cash provided by operating activities was primarily due to a decline in accounts receivable, partially offset by an increase in prepaids and other current assets. Cash used in financing activities was primarily used to pay notes and capital lease obligations.

           Cash used in operating activities was $0.4 million during the year ended February 29, 2004 compared to cash provided from operating activities of $0.5 million and cash used in operating activities of $1.5 million for the years ended February 28, 2003 and 2002 respectively. Cash used in investing activities was $0.1 million during the year ended February 29, 2004 compared to cash used in investing activities of $2.4 million and $0.7 million during the year ended February 28, 2003 and 2002 respectively. Cash provided by financing activities was $0.4 million in fiscal 2004 as compared to cash provided by financing
activities   of  $1.2   million  and  $1.5  million  in  Fiscal  2003  and  2002
respectively.

           Cash used in operating activities during fiscal 2004 was mainly used to fund our new workers compensation collateral account. Cash used in investing activities during Fiscal 2004 was mainly used on capital expenditures. Cash used in investing activities during Fiscal 2003 was primarily used for business acquisitions. Cash provided by financing activities in Fiscal 2004 and 2003 was mainly from borrowings under our credit facility and the sale of preferred and common stock. Cash provided by financing activities in Fiscal 2002 was mainly from borrowings under the credit facility.

           In April 2001, we obtained a new financing facility with HFG Healthco-4 LLC for a $25 million, three-year term, revolving loan which expired in April 2004. The $25 million revolving loan limit was increased to $27.5 million in October 2001. Amounts borrowed under the $27.5 million revolving loan were used to repay $20.6 million of borrowing on our prior facility.

           In November 2002, HFG Healthco-4 LLC, increased the revolving credit line to $35 million and provided for an additional term loan facility totaling $5 million. Interest accrues at a rate of 3.95% over LIBOR on the revolving credit line and 6.37% over LIBOR on the term loan facility. The $35 million revolving loan expires in November 2005. The term loan facility is for acquisitions and capital expenditures. Repayment of this additional term facility is on a 36-month straight-line amortization. The revolving credit line is subject to certain loan covenants. These covenants include a debt service coverage ratio calculated by taking the current portion of long term debt and interest paid and dividing by four quarters of earnings before interest, taxes, depreciation and amortization, consolidated net worth target calculated by taking total assets minus total liabilities, earnings before interest, taxes, depreciation and amortization target, current ratio calculated by taking current assets less current liabilities, consolidated interest coverage ratio calculated by taking the most recent four quarters of earnings before interest, taxes, depreciation and amortization divided by four quarters of paid interest expense, and accounts receivable turnover ratio.


           In November 2002, the interest rates were revised to 4.55% over LIBOR on the revolving line and 7.27% over the LIBOR on the term loan facility as part of a loan modification.


           On June 13, 2003, we received a waiver from HFG Healthco-4 LLC for non-compliance of certain revolving loan covenants as of February 28, 2003. Interest rates on both the revolving line and term loan facility were increased 2% and can decrease if we meet certain financial criteria. In addition, certain financial ratio covenants were modified. The additional interest is not payable until the current expiration date of the facility which is November 2005. As part of this modification, the lender and noteholders, Direct Staffing, Inc. and DSS Staffing Corp., amended the subordination agreement and the noteholders amended the Notes issued to pay the purchase price. As a result of that amendment, what had been two promissory notes issued to each of the former owners of Direct Staffing, Inc. and DSS Staffing Corp. has been condensed into one note. The note issued to one of the former owners is for a term of seven years, with a minimum monthly payment (including interest) of $40,000 in year one and minimum monthly payments of $80,000 in subsequent years, with a balloon payment of $3,700,000 due in year The balance on that note after the balloon payment is payable over the remaining 3 years of the note, subject to certain limitations in the subordination agreement. The notes issued to the other three former owners are for terms of ten years, with minimum monthly payments (including interest) of $25,000 in the aggregate in the first year and minimum monthly payments of $51,000 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional principal payments are payable to the noteholders if we achieve certain financial ratios. In conjunction with this revision, one of the note holders agreed to reduce his note by approximately $2,800,000 provided we do not default under the notes or, in certain instances, our senior lending facility.

           On January 8, 2004 an amendment to the $35 million revolving loan with HFG Healthco-4 LLC was entered into modifying certain financial ratio covenants as of November 30, 2003.

           On May 24, 2004 an amendment to the $35 million revolving loan with HFG Healthco-4 LLC was entered into modifying certain financial ratio covenants as of February 29, 2004.

           On July 15, 2004 we received a waiver in perpetuity from HFG Healthco-4 LLC for non-compliance of certain facility covenants as of May 31, 2004.


           On October 14, 2004 we received a waiver in perpetuity from HFG Healthco-4 LLC for non-compliance of certain Facility covenants as of August 31, 2004.

           Our working capital was $16.3 million as of August 31, 2004 as compared to and $19.7 million on February 29, 2004.

           We anticipate that capital expenditures for furniture and equipment, including improvements to our management information and operating systems during the next twelve months will be approximately $200.


           Operating cash flows have been our primary source of liquidity and historically have been sufficient to fund our working capital, capital expenditures, and internal business expansion and debt service. Our cash flow has been aided by the recent sale of unregistered equity securities, securities convertible into equity and by the debt restructuring completed on June 13, 2003. We believe that our capital resources are sufficient to meet our working capital requirements for the next twelve months. Our existing cash and cash equivalents are not sufficient to sustain our operations for any length of time. We expect to meet our future working capital, capital expenditure, internal business expansion, and debt service from a combination of operating cash flows and funds available under the $35 million revolving loan facility. No assurance can be given, however, that this will be the case. Our revolving loan facility comes due in November 2005. We plan on refinancing this loan facility prior to its expiration. There can be no assurance that we will be able to refinance our revolving loan facility. We do not have enough capital to operate the business without our revolving loan facility. We are also subject under our current loan facility to certain financial covenants. Though we believe we will meet those covenants it is possible if revenue continues to decline and we cannot reduce our costs appropriately that we may violate the covenants. In the past when we have violated covenants we have been able to receive a waiver or amendment of those covenants from the lender HFG Healthco-4 LLC. It is expected that if we violate a covenant we will be able to receive a waiver. If we are unable to receive a waiver then we would be in default of our lending agreement. We may also use funds from the Standby Equity Distribution Agreement with Cornell Capital Partners, as available. We do not have sufficient capital to run our operations with out a financing facility and would have to look to alternative means such as the sale of stock or the sale of certain assets to finance operations. There can be no assurance that additional financing will be available when required, or, if available, will be available on satisfactory terms.


           On April 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. Further, we have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. The Agreement is subject to us filing and maintaining an effective S-1 registration.


INDEBTEDNESS AND CONTRACTUAL OBLIGATIONS

           The following are our contractual cash obligations at February 29, 2004:

           Payments due by period (amounts in thousands):

                                    Less Than         1-2            3-4
                       Total         One Year        Years          Years        Thereafter
                   ------------------------------------------------------------------------
Bank Financing        $23,750        $ 1,342       $ 22,408        $    --        $    --
Debt                   32,392          1,240          6,121          2,498         22,533
Operating leases        4,562          1,173          1,517          1,126            746
                   ------------------------------------------------------------------------
Total                 $60,704        $ 3,755       $ 30,046        $ 3,624        $23,279
                   ========================================================================

BUSINESS TRENDS

Sales and margins have been under pressure as demand for temporary nurses is currently going through a period of contraction. Hospitals are experiencing flat to declining admission rates and are placing greater reliance on full-time staff overtime and increased nurse patient loads. Because of difficult economic times, nurses in many households are becoming the primary breadwinner, causing them to seek more traditional full time employment. The U.S. Department of Health and Human Services said in a July 2002 report that the national supply of full-time equivalent registered nurses was estimated at 1.89 million and demand was estimated at 2 million. The 6 percent gap between the supply of nurses and vacancies in 2000 is expected to grow to 12 percent by 2010 and then to 20 percent five years later. As the gap between the supply of nurses and vacancies grows, we believe that hospitals will reach out to offer nurses positions with more flexible work schedules. Medical staffing companies can be the bridge between these nurses and the hospitals to fashion fulltime jobs with unorthodox work schedules. Additionally, the shortage will require hospitals to find nurses from outside the United States. We are working with foreign recruiters to source qualified nurses who want to work in the United States. It is our opinion that as the economy rebounds, the prospects for the medical staffing industry should improve as hospitals experience higher admission rates and increasing shortages of healthcare workers.

CRITICAL ACCOUNTING POLICIES

           Management's discussion in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" section addresses our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to bad debts, intangible assets, income taxes, workers' compensation, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors  that are  believed to be  reasonable  under the  circumstances.  Actual
results  may  differ  from  these  estimates  under  different   assumptions  or
conditions.

           Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We determine a need for a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would not be able to realize all or a part of its net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made.

           We believe the following are our most critical accounting policies in that they are the most important to the portrayal of our financial condition and results of operations and require management's most difficult, subjective or complex judgments.

REVENUE RECOGNITION

           A substantial portion of our service revenues are derived from a unique form of franchising under which independent companies or contractors ("licensees") represent our Company within a designated territory. These licensees assign Company personnel, including registered nurses and therapists, to service clients using our trade names and service marks. We pay and distribute the payroll for the direct service personnel who are all employees of our Company, administer all payroll withholdings and payments, bill the customers and receive and process the accounts receivable. The revenues and related direct costs are included in our consolidated service revenues and operating costs. The licensees are responsible for providing an office and paying related expenses for administration, including rent, utilities and costs for administrative personnel. We pay a monthly distribution or commission to our domestic licensees based on a defined formula of gross profit generated. Generally, we pay a licensee approximately 55% (60% for certain licensees who have longer relationships with us). There is no payment to the licensees based solely on revenues. For Fiscal 2004, 2003 and 2002, total licensee distributions were approximately $6,800, $9,100 and $16,900, respectively, and are included in the general and administrative expenses.


           Two of our largest licensees, Direct Staffing, Inc. and DSS Staffing Corp., were owned by one unrelated third party and by a son and two sons-in-law of our President and Chairman of the Board of Directors. Such licensees were paid (gross licensee fees) approximately $6,527 in Fiscal 2002. We recognize revenue as the related services are provided to customers and when the customer is obligated to pay for such completed services. Employees assigned to particular customers may be changed at the customer's request or at our initiation. A provision for uncollectible and doubtful accounts is provided for amounts billed to customers which may ultimately be uncollectible due to documentation disputes or the customer's inability to pay.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

           We regularly monitor and assess our risk of not collecting amounts owed to us by our customers. This evaluation is based upon an analysis of amounts currently and past due along with relevant history and facts particular to the customer. Based upon the results of this analysis, we record an allowance for uncollectible accounts for this risk. This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for doubtful accounts.

GOODWILL IMPAIRMENT

           Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. We adopted Statement of Financial Accounting Standards No. 141, "Business Combinations," ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets," ("SFAS 142") as of March 1, 2002. SFAS 141 provides specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. SFAS 142 requires that (1) goodwill and intangible assets with indefinite useful lives should no longer be amortized, (2) goodwill and intangibles must be reviewed for impairment annually (or more often if certain events occur which could impact their carrying value), and (3) our operations be formally identified into reporting units for the purpose of assessing impairments of goodwill. Other definite lived intangibles, primarily customer lists and non-compete agreements, are amortized on a straight line basis over periods ranging from three to 10 years.


           In accordance with SFAS 142 we tested goodwill impairment at the end of the third and fourth quarters of Fiscal 2004. We wrote off $0.9 million of goodwill in the third quarter of 2004 mainly associated with the closing of offices which were acquired through acquisitions. None of the offices closed were acquired with the DSS and DSI acquisition. The debt restrucuturing, which took place in June 2003 with the DSS and DSI note holders was primarily due to renegotiations on the purchase of the business. We had two notes due to each shareholder, the first note was for contingent payments the second note was for the initial amounts due. The note holders agreed to roll these notes into a single note and make payments under these notes. We do not consider the restructure of these notes as a troubled debt restructure. The DSS and DSI entity has provided in the past and continues to provide significant cash flow to us. We also performed our annual testing for goodwill impairment in the fourth quarter of Fiscal 2004. When performing this test, we reviewed the current operations of the ongoing offices. In addition, we reviewed the anticipated cash flows of each acquisition. Our DSS and DSI operations represented approximately 73% of the goodwill on our financial statements. The remaining 27% of goodwill is made up of various acquisitions all of which have continued to provide positive cash flow. We utilized the following methodologies for evaluating impairment of goodwill: The income approach discounted cash flow method, where the value of the subject investment is equal to the present value of the cash flow streams that can be expected to be generated by the Company in the Future. The market approach guideline company method, where the value of the subject investment is compared to publicly traded companies and the market approach merger and acquisition method where the value of the subject investment is determined from transactions involving mergers and acquisitions of comparable companies. In addition we looked at the Company's results of operations and noted that the Company without the restructuring charge had income from operations of $2,412,000 for fiscal year ending February 29, 2004. Based on the impairment testing, we determined that no additional write-off of goodwill was required.


           If management's expectations of future operating results change, or if there are changes to other assumptions, the estimate of the fair value of our goodwill could change significantly. Such change could result in additional goodwill impairment charges in future periods, which could have a significant impact on our consolidated financial statements.

INCOME TAXES

           We account for income taxes in accordance with the Financial Accounting Standards Board ("FASB") statement NO. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered. We record a valuation allowance against deferred tax assets for which utilization of the asset is not likely.

           Management's judgment is required in determining the realizability of the deferred tax assets and liabilities and any valuation allowances recorded. The realization of our remaining deferred tax assets is primarily dependent on forecasted future taxable income. Any reduction in future forecasted operating and non-operating taxable income may require that we record an additional valuation against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period the valuation was recorded and could have a significant impact on our earnings.

WORKERS COMPENSATION RESERVES


The Company is obligated for certain costs under various insurance programs, including workers' compensation. The Company recognizes its obligations associated with these policies in the period the claim is incurred. The Company records an estimate of the ultimate cost of, and reserve for, workers compensation based on actuarial computations using the Company's loss history as well as industry statistics. . Zurich Insurance Company provides excess reinsurance for all claims over $300,000 per occurrence as well as aggregate coverage for overall claims borne by the group of companies that participate in the program. The program also provides for risk sharing among members for infrequent, large claims over $75,000 but less then $300,000. The Company is responsible for all claims under $75,000. Furthermore, in determining reserves, the Company includes reserves for estimated claims incurred but not reported. Such estimates and the resulting reserves are reviewed and updated periodically, and any adjustments resulting there from are reflected in earnings currently.



EFFECT OF INFLATION

           The impact of inflation on our sales and income from continuing operations was immaterial during Fiscal 2004. In the past, the effects of inflation on salaries and operating expenses have been offset by our ability to increase charges for services rendered. We anticipate that we will be able to continue to do so in the future. We continually review our costs in relation to the pricing of our services.

RECENT ACCOUNTING PRONOUNCEMENTS

           In April 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 145, "RESCISSION OF FAS NOS. 4, 44, AND 64, AMENDMENT OF SFAS 13, AND TECHNICAL CORRECTIONS AS OF APRIL 2002". This statement amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions as well as other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS No. 145 is effective for Fiscal years beginning after December 31, 2002. We have adopted SFAS No. 145 in Fiscal 2003 and have reclassified the 2002 extraordinary loss on early extinguishment of debt to interest and other expenses.

           In June 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is effective for Fiscal years beginning after December 31, 2002. We do not anticipate that the adoption of SFAS No. 146 will have a material impact on the consolidated financial statements.

           In December 2002, the FASB issued SFAS No. 148 ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE that amends FASB Statement No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends the disclosure requirements of APB Opinion No. 28, "Interim Financial Reporting" and SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reporting results. SFAS No. 148 is effective for Fiscal years ending after December 15, 2002. The adoption of SFAS No. 148, except for the disclosure requirements, had no impact on the consolidated financial statements.

           In November 2002, the FASB issued Interpretation 45 ("FIN 45"), "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 applies prospectively to guarantees issued or modified subsequent to December 31, 2002, but has certain disclosure requirements effective for interim and annual periods ending after December 15, 2002.

           In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, ("FAS 150"). This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the statement, financial instruments that embody obligations for the issuer are required to be classified as liabilities. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 has no impact on our consolidated financial statements.

           In January 2003, the FASB issued Interpretation No. 46 ("FINAL"), "Consolidation of Variable Interest Entities." This interpretation provides guidance with respect to the consolidation of certain entities, referred to as variable interest entities ("VIE"), in which an investor is subject to a majority of the risk of loss from the VIE's activities, or is entitled to receive a majority of the VIE's residual returns. This interpretation also provides guidance with respect to the disclosure of VIEs in which an investor maintains an interest, but is not required to consolidate. The provisions of the interpretation are effective immediately for all VIEs created after January 31, 2003, or in which we obtain an interest after that date.

           In October 2003, the FASB issued a revision to FIN 46, which among other things deferred the effective date for certain variable interests. Application is required for interest in special-purpose entities in the period ending after December 15, 2003 and application is required for all other types of VIEs in the period ending after March 15, 2004. The adoption of FIN 46 and FIN46R did not have any impact on our consolidated financial statements as of and for the year ended February 29, 2004.



FORWARD LOOKING STATEMENTS

           Certain statements in this registration statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. These statements are typically identified by the inclusion of phrases such as "we anticipate," "we believe" and other phrases of similar meaning. These forward-looking statements are based on our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which would cause actual results to differ materially from our expectations include, but are not limited to, those discussed in the section entitled "Business - Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

             CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           On September 17, 2003, we dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to change independent accountants.

           The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through September 17, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through September 17, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

           We engaged Goldstein Golub and Kessler LLP as our new independent registered public accountants as of September 17, 2003. During the two most recent fiscal years and through September 17, 2003, we have not consulted with Goldstein Golub and Kessler LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Goldstein Golub and Kessler LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                                ABOUT MARKET RISK

           Interest Rate Sensitivity: Our primary market risk exposure is interest rate risk. Our exposure to market risk for changes in interest rates relates to our debt obligations under our $25 million revolving loan facility. Under the revolving loan facility, the weighted average interest rate is 6.72 over LIBOR. At February 29, 2004, drawings on the revolving loan facility were $25.5 million. Assuming variable rate debt at February 29, 2004, a one-point change in interest rates would impact annual net interest payments by $255 thousand. We do not use derivative financial instruments to manage interest rate risk.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

------------------------------------------------------------------------------

               NAME            AGE                         POSITION
------------------------------------------------------------------------------
David Savitsky                 56   Chief Executive Officer and Director
------------------------------------------------------------------------------
Andrew Reiben                  39   Senior Vice President, Finance, Chief
                                    Financial Officer, Treasurer and Principal
                                    Accounting Officer
------------------------------------------------------------------------------
Stephen Savitsky               58   President and Chairman of the Board
------------------------------------------------------------------------------
Bernard J. Firestone, Ph.D.    54   Director
------------------------------------------------------------------------------
Jonathan Halpert, Ph.D.        59   Director
------------------------------------------------------------------------------
Martin Schiller                67   Director
------------------------------------------------------------------------------

           DAVID SAVITSKY, Chief Executive Officer and Director - A founder of ATC Healthcare, Mr. Savitsky has served as President from December 1998 through November 2002, Chief Executive Officer since November 2001 and as a Director of ATC Healthcare since 1983. In addition, Mr. Savitsky served as Executive Vice President of ATC Healthcare from December 1987 through November 1998 and as Chief Operating Officer of ATC Healthcare from April 1991 through November 1998. Mr. Savitsky has also served as Vice Chairman, Government Relations of Tender Loving Care Healthcare Services, Inc., a national provider of home health care services, from October 1999 through November 2002 and was a director from October 1999 through November 2001. Mr. Savitsky is the brother of Stephen Savitsky.

           ANDREW REIBEN, Senior Vice President, Finance, Chief Financial Officer and Treasurer - Mr. Reiben has been the Senior Vice President of Finance, Chief Financial Officer and Treasurer of ATC Healthcare since September 2003. From August 2001 through August 2003, Mr. Reiben was Chief Financial Officer of Immedient Corporation, a privately held consulting company. From February 1999 through July 2001, Mr. Reiben was Senior Vice President of Finance for CapeSuccess Inc., the parent Company of Immedient Corporation.

           STEPHEN SAVITSKY, President and Chairman of the Board - A founder of ATC Healthcare, Mr. Savitsky has served as Chairman of the Board and a Director of ATC Healthcare since 1983 (and of its predecessor from 1978 to 1983), Chief Executive Officer from 1978 to November 2001 and as President of ATC Healthcare from November 1991 through November 1998 and since November 2002. Mr. Savitsky had also served as the Chief Executive Officer of Tender Loving Care Healthcare Services, Inc. from October 1999 through September 2002 and was a director from October 1999 through November 2001. Mr. Savitsky is the brother of David Savitsky.

           BERNARD J. FIRESTONE, PH.D., Director - Dr. Firestone was first elected a Director by the Board of Directors in August 1987. He is the dean of the College of Liberal Arts and Sciences and professor of political science at Hofstra University, where he has been teaching for 23 years.

           JONATHAN HALPERT, PH.D., Director - Dr. Halpert was elected a Director by the Board of Directors in August 1987. He previously served as a Director of ATC Healthcare from May 1983 until he resigned from the Board in February 1985. Dr. Halpert has been consultant in the area of deinstitutionalization of the mentally retarded since 1968 and Chief Executive Officer of the Camelot Education Center since 1982.

           MARTIN SCHILLER, Director - Mr. Schiller was appointed to the Board of Directors in March 2004 to the position vacated by Donald Meyers. Mr. Schiller has been the Chief Financial Officer of National Equipment Corporation, a privately held company, since 1969.

COMMITTEES OF THE BOARD OF DIRECTORS

           Audit Committee. Our Audit Committee consists of Bernard J. Firestone, Jonathan Halpert and Martin Schiller. Mr. Schiller is Chairman of the Audit Committee. The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Audit Committee meets with management before all earnings releases. The Audit Committee also meets with our independent registered public accounting firm to discuss any issues regarding the fair presentation of our financial statements. The Board of Directors has adopted a revised Audit Committee Charter, a copy of which is attached as Exhibit A to our Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 28, 2004, in order to ensure that the Committee's Charter continued to meet our needs, the rules of the Securities and Exchange Commission, the rules of the American Stock Exchange, and the requirements of the Sarbanes-Oxley Act of 2002. The Board, in its business judgment, has determined that all of the members of the Audit Committee are "independent," as defined in the rules of the American Stock Exchange. The Board has determined that each member of the Audit Committee is financially literate and that Martin Schiller is qualified as the audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

           The Audit Committee is responsible for the oversight and evaluation of:

           o  the hiring of our independent registered public accounting firm;
           o the qualification, independence and performance of the independent auditors;
           o  the approval of all audit and non-audit  services  provided to us;
              and
           o oversees compliance with our policies for conducting business, including ethical business standards.

           The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to us by an accounting firm, whether they are audit or non-audit services.

           Compensation and Stock Option Committee. Our Compensation and Stock Option Committee consists of Bernard J. Firestone and Jonathan Halpert. The Compensation and Stock Option Committee determines the cash and incentive compensation, if any, to be paid to our executive officers and other key employees. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Board has determined that each member of the committee is "independent" within the meaning of the rules of the American Stock Exchange.

DIRECTOR COMPENSATION

           Our directors receive $2,500 per quarter for their service as members of our Board of Directors. Directors are also eligible to participate in our 2000 Stock Option Plan. To date, none of our directors have been granted any options under our 2000 Stock Option Plan.

                             EXECUTIVE COMPENSATION

           The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the named executive officers, for services as executive officers for the last three fiscal years.

                          EXECUTIVE COMPENSATION TABLE

                                                                                                 LONG-TERM COMPENSATION
                                                                                ---------------------------------------------------
                                                      ANNUAL COMPENSATION                 AWARDS                     PAYOUTS
                                              --------------------------------- ----------------------------- ---------------------

                                                                      OTHER                       SECURITIES                ALL
                                                                      ANNUAL      RESTRICTED     UNDER-LYING               OTHER
                NAME AND                                              COMPEN-   STOCK AWARD(S)     OPTIONS/      LTIP      COMPEN-
           PRINCIPAL POSITION          YEAR   SALARY ($)  BONUS ($)  SATION ($)      ($)           SARS (#)   PAYOUTS ($) SATION ($)
------------------------------------- ------  ----------  ---------  ---------- --------------   ------------ ----------  ---------
David Savitsky,                         2004  $ 412,880         -0-         -0-            -0-      1,780,692        -0-        -0-
     Chief Executive Officer            2003  $ 484,279         -0-         -0-            -0-            -0-        -0-        -0-
                                        2002  $ 430,688         -0-         -0-            -0-        200,000        -0-        -0-
Stephen Savitsky,                       2004  $ 310,043         -0-         -0-            -0-      1,780,692        -0-        -0-
     President                          2003  $ 234,527         -0-         -0-            -0-            -0-        -0-        -0-
                                        2002  $ 313,988         -0-         -0-            -0-        200,000        -0-        -0-


                                                                                                 LONG-TERM COMPENSATION
                                                                                ---------------------------------------------------
                                                      ANNUAL COMPENSATION                 AWARDS                     PAYOUTS
                                              --------------------------------- ----------------------------- ---------------------

                                                                      OTHER                       SECURITIES                ALL
                                                                      ANNUAL      RESTRICTED     UNDER-LYING               OTHER
                NAME AND                                              COMPEN-   STOCK AWARD(S)     OPTIONS/      LTIP      COMPEN-
           PRINCIPAL POSITION          YEAR   SALARY ($)  BONUS ($)  SATION ($)      ($)           SARS (#)   PAYOUTS ($) SATION ($)
------------------------------------- ------  ----------  ---------  ---------- --------------   ------------ ----------  ---------
Andrew Reiben,*                         2004  $  92,694         -0-         -0-            -0-        100,000        -0-        -0-
     Senior Vice President, Finance,
     Chief Financial Officer
     and Secretary
Edward Teixeira, Former Executive       2004  $ 265,000         -0-         -0-            -0-            -0-        -0-        -0-
     Former Executive Vice President    2003  $ 257,000         -0-         -0-            -0-            -0-        -0-        -0-
     and Chief Operating Officer of a   2002  $ 236,774   $  15,000         -0-            -0-         60,000        -0-        -0-
     principal subsidiary
Alan Levy,                              2004  $ 188,000         -0-         -0-            -0-         10,000        -0-        -0-
     Former Senior Vice President,      2003  $ 177,692   $  10,000         -0-            -0-         20,000        -0-        -0-
     Finance and Treasurer              2002  $ 164,577         -0-         -0-            -0-         30,000        -0-        -0-

* Mr. Reiben was appointed Senior Vice President, Finance, Chief Financial Officer and Secretary in September 2003.

                               OPTIONS GRANT TABLE

The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended February 29, 2004. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights ("SARs").


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED ANNUAL
                                                                                         RATES OF STOCK PRICE     ALTERNATIVE TO
                                                                                       APPRECIATION FOR OPTION     (F) AND (G):
                             INDIVIDUAL GRANTS                                                   TERM            GRANT DATE VALUE
-------------------------------------------------------------------------------------- -----------------------   ----------------
               (A)             (B)              (C)            (D)           (E)           (F)          (G)            (F)


                           NUMBER OF       % OF TOTAL
                           SECURITIES      OPTIONS/ SARS    EXERCISE
                           UNDERLYING      GRANTED TO       OR BASE                                                  GRANT DATE
                          OPTIONS/ SARS     EMPLOYEES IN     PRICE        EXPIRATION                                PRESENT VALUE
              NAME        GRANTED (#)       FISCAL YEAR      ($/SH)         DATE           5% ($)       10% ($)        ($) (1)
------------------------- --------------- ---------------- ------------ -------------- ------------ ------------ ---------------
Andrew Reiben (2)                 100,000              2.5%       $0.79       2013               --           --  $       68,000
Stephen Savitsky (3)            1,780,692             45.5%       $0.59       2013               --           --  $      868,224
David Savitsky (4)              1,780,692             45.5%       $0.59       2013               --           --  $      868,224


(1) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, we used the following assumptions: (a) expected volatility of approximately 96%; (b) risk-free rate of return of approximately 4.4%;
      (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.
(2) Issued under the 1998 Stock Option Plan. No options were exercisable as of February 29, 2004.
(3) 1,383,692 options issued under the 1994 Stock Option Plan and 397,000 options issued under the 1993 Stock Option Plan. None were exercisable as of February 29, 2004. During the fiscal year ended February 29, 2004, 1,780,692 of Mr. Savitsky options expired.
(4) 1,383,692 options issued under the 1994 Stock Option Plan and 397,000 options issued under the 1993 Stock Option Plan. None were exercisable as of February 29, 2004. During the fiscal year ended February 29, 2004, 1,780,692 of Mr. Savitsky options expired.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 29, 2004, and held at the end of such fiscal year, by the named executive officers. No SARs were exercised during such fiscal year, and no SARs are held by any named executive officer, because we do not have any plans providing for SARs.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

           (A)                    (B)                   (C)                        (D)                       (E)

                                                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                              OPTIONS/SARS AT           OPTIONS/SARS AT
                                                                             FEBRUARY 29, 2004 (#)     FEBRUARY 29, 2004 ($)
                            SHARES ACQUIRED ON                                   EXERCISABLE/                EXERCISABLE/
           NAME                EXERCISE (#)           VALUE REALIZED ($)        UNEXERCISABLE               UNEXERCISABLE
--------------------------- ---------------------- ----------------------- ------------------------- -----------------------
Stephen Savitsky                    --                     --                 200,000/1,780,692               $0/$89,035
David Savitsky                      --                     --                 200,000/1,780,692               $0/$89,035
Andrew Reiben                       --                     --                         0/100,000                    $0/$0

                              EMPLOYMENT AGREEMENTS

           Stephen Savitsky, who serves as our Chairman of the Board of Directors and President, has an employment agreement under which he receives an initial base salary of $302,244. Mr. Savitsky is eligible to receive bonuses at the discretion of the Board of Directors. Mr. Savitsky's employment agreement does not provide for annual increases in salary. Mr. Savitsky's employment agreement provides that during his employment and for a period of six months thereafter he will not compete with us. Mr. Savitsky's employment agreement is automatically renewed at the end of each year for an additional year and is terminable by us upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

           David Savitsky, who serves as our Chief Executive Officer and a Director, has an employment agreement under which he receives an initial base salary of $403,000. Mr. Savitsky is eligible to receive bonuses at the discretion of the Board of Directors. Mr. Savitsky's employment agreement does not provide for annual increases in salary. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with us. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by us upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

           Andrew Reiben, who serves as our Senior Vice President of Finance, Chief Financial Officer and Treasurer, has an employment agreement with us under which he receives an initial base salary of $185,000. The three-year contract provides for annual increases in base salary of $10,000. Mr. Reiben is also eligible to receive an automobile allowance of $8,000 per annum. Under the employment agreement, Mr. Reiben is obligated to devote his full business time to the affairs of our business. Further, if within 18 months after a "change of control", Mr. Reiben terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against us), he would then be entitled to receive an amount equal to one year of his base salary.

           If a "change of control" were to occur prior to the next anniversary of the respective employment agreements of Stephen Savitsky, David Savitsky and Andrew Reiben and their employment relationships with us were to terminate for reasons triggering the severance payment described above, then we would be obligated to make lump sum payments in the approximate amounts of $906,000 and $1,212,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $3,558.00 for 12 months to Andrew Reiben. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in individuals' compensation. The term "change of control" as used in the employment agreements with our executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of our outstanding voting securities, (ii) acquires securities bearing a majority of voting power with respect to the election of our directors, or (iii) acquires all or substantial all of our assets.

           Edward Teixeira, who served as the Executive President and Chief Operating Officer of one of our principal subsidiaries until January 2004, had an employment agreement with us under which he received a base salary of $250,000. Under an agreement with us regarding his termination, he will continue to receive his base salary through December 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Series A Preferred Stock, by (i) each person known by us to beneficially own more than 5% of any class of our voting securities, (ii) each director, (iii) our Chief Executive Officer and the other executive officers whose annual salary and bonus exceed $100,000, and
(iv) all directors and executive officers as a group. None of the executive officers or directors beneficially own any of our Class B Common Stock. The calculation of the percentage of Common Stock beneficially owned is based on 24,682,223 shares of Common Stock issued and outstanding as of June 23, 2004, plus 1,280,378 shares of Common Stock that may be received by the holders of the Series A Preferred Stock upon conversion of their shares into shares of Class A Common Stock and for which the holders of those shares are entitled to vote with the holders of Common Stock as a single class on all matters submitted to our stockholders. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.


                                                                             PERCENTAGE OF OUTSTANDING  PERCENTAGE OF OUTSTANDING
                                NUMBER OF SHARES OF      NUMBER OF SHARES    VOTES OWNED OF CLASS A    VOTES ASSUMING CONVERSION OF
                 NAME OF          CLASS A COMMON            SERIES OF        COMMON STOCK AND SERIES   CLASS B COMMON STOCK AND
            BENEFICAL OWNERS         STOCK(2)           A PREFERRED STOCK        A PREFERRED STOCK     SERIES A PREFERRED STOCK
------------------------------- ---------------------- --------------------- ------------------------  ----------------------------
Stephen                                2,791,634 (4,5)              900 (8)                      13.3%                         12.1%
Savitsky(3)....................
David Savitsky                         2,423,123 (6,7)              900 (9)                      11.8%                         10.8%
(3)............................
Bernard J. Firestone                       1,100                                                    *                             *
(3)............................
Jonathan J. Halpert                            0                                                    *                             *
(3)............................
Martin Schiller                                0                                                    *                             *
(3)............................
Andrew Reiben                                  0                                                    *                             *
(3)............................
Edward Teixeira (3)............          343,598(10)                                              1.4%                          1.3%
Alan Levy (3)..................           57,891(11)                                                *                             *
Dimensional Fund Advisors,
Inc. (12)......................        1,372,460                                                  5.6%                          5.1%
All Named Executive Officers
and Directors as a group
(6persons).....................        5,215,857  (13)            1,800                          24.3%                         22.3%


*     Less than 1%.


(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.
(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.
(3) The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.
(4) Includes options to purchase 200,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 495,852 shares of Class A Common stock held by Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 6,395 shares of Class A Common Stock purchased through our employee stock purchase plan.
(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's adult children. Mr. Savitsky disclaims beneficial ownership of these shares.
(6) Includes options to purchase 200,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 471,691 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 25,436 shares of Class A Common Stock purchased through our employee stock purchase plan.
(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes 900 shares of Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock held by Mr. Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.
(9) Includes 900 shares of Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock held by Mr. David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.
(10) Includes shares of Class A Common Stock purchased through our employee stock purchase plan and options to purchase shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.
(11) Includes shares of Class A Common Stock purchased through our employee stock purchase plan and options to purchase shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.
(12) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.
(13) Includes options to purchase 400,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASE OF DIRECT STAFFING, INC. AND DSS STAFFING CORP

           In January, 2002, we purchased substantially all of the assets and business of Direct Staffing, Inc. ("DSI"), a licensee serving the territory consisting of Westchester County, New York and Northern New Jersey and DSS Staffing Corp. ("DSS"), a licensee serving New York City and Long Island, New York, for an aggregate purchase price of $30,195,000. These licensees were owned by an unrelated third party and by Stuart Savitsky, son of Stephen Savitsky, our Chairman, and Shabsi Schreier and Steven Weiner, two sons-in-law of Stephen Savitsky, who have received in the aggregate the proceeds of the sale. Under the original purchase agreement, we agreed to pay additional contingent consideration equal to the amount (a) the product of (i) Annualized Net Revenues (as defined in the asset agreements) and (ii) 5.25 exceeded (b) $17,220,000, but if and only if that product (the "Valuation") exceeded $20 million; however, under the June amendment discussed below, this obligation was terminated. Such licensees paid gross licensee fees of approximately $6,527,000, and $5,263,000 in 2002 and 2001, respectively.

           The purchase price was initially evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series notes (the "First Series"), in the aggregate principal amount of $12,975,000 bore interest at the rate of 5% per annum and was payable in 36 consecutive equal monthly installments of principal, together with interest thereto the first installment becoming due on March 1, 2002. The second series (the "Second Series"), in the aggregate principal amount of $17,220,00 bore interest at the rate of 5% per annum and was payable as follows: $11,000,000 together with interest thereon, on January 31, 2005 (or earlier if certain capital events occurred prior to such date) and the balance in 60 consecutive monthly installments of principal, together with the interest thereon, with the first installment becoming due on April 30, 2005. Payment of both the Series and the Second Series was secured by a second lien on the assets acquired.

           On June 13, 2003, the debt with the noteholders was amended. In connection, therewith, the subordination agreement between our noteholders and our primary lender was also amended. As a result of those amendment, what had been two promissory notes issued to each of the former owners of DSS and DSI has been condensed into one note. The note issued to one of the former owners is for a term of seven years, with a minimum monthly payment (including interest) of $40,000 in year one and minimum monthly payments of $80,000 in subsequent years, with a balloon payment of $3,700,000 due in year 4. The balance on that note after the balloon payment is payable over the remaining 3 years of the note, subject to certain limitations in the subordination agreement. The notes issued to the other three former owners are for terms of ten years, with minimum monthly payments (including interest) of $25,000 in the aggregate in the first year and minimum monthly payments of $51,000 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional payments are payable to the noteholders if we achieve certain financial ratios. In conjunction with this revision, one of the note holders, Mr. Dominick DiCoricia, agreed to reduce his note by approximately $2,800,000 provided we do not default under the Notes or, in certain instances, our $35 million revolving loan agreement with HFG Healthco-4 LLC that matures in November 2005. Mr. DiCoricia did not receive any consideration for reducing his note amount.

           Our management believes the purchase of Direct Staffing, Inc. and DSS Staffing Corp. and all related transactions were on terms at least as favorable as could have been obtained from unaffiliated third parties.

SALE OF SERIES A PREFERRED STOCK

           On February 26, 2003, we announced that we were offering to sell a total of 4,000 shares of 7% Convertible Series A Preferred Stock at a cost of $500 per share to certain accredited investors in an offering from registration under the Securities Act of 1933, as amended. On February 26, 2003, Stephen Savitsky and David Savitsky each purchased 900 shares of Series A Preferred Stock. Our management believes these sales were made on terms at least as favorable as could have been obtained from unaffiliated third parties. As of May 2, 2003, a total of 2,000 shares of Series A Preferred Stock were sold with a conversion price of $.73 per share. Each share of the Series A Preferred Stock may be converted at any time by the holder after April 30, 2003 at a conversion price equal to the lower of (i) 120% of weighted average closing price of our Common Stock on the American Stock Exchange during the ten trading day period ending April 30, 2003, and (ii) 120% of the weighted average closing price of our Common Stock on the American Stock Exchange during the ten trading day period ending on the date we accept a purchaser's subscription for shares, subject in either case to adjustment in certain events. The Series A Preferred Stock will be redeemed by us on April 30, 2009 at $500 per share, plus all accrued dividends. At any time after April 30, 2004, we may redeem all or some of a purchaser's shares of Series A Preferred Stock, if the weighted average price of our Common Stock during the ten trading day period ending on the date of notice of redemption is greater than 200% of the conversion price of such purchaser's shares of Series A Preferred Stock.

           During July and August 2003 Stephen Savitsky's wife purchased 495,852 shares of Series A Common Stock at prices ranging from $0.68 to $0.78 per share. .. The sales price per share was equal to or exceeded the market price of our common stock at the date of each transaction. Our management believes these sales were made on terms at least as favorable as could have been obtained from unaffiliated third parties.

           During July and August 2003 David Savitsky's wife purchased 464,241 shares of Series A Common Stock at prices ranging from $0.68 to $0.78 per share. The sales price per share was equal to or exceeded the market price of our common stock at the date of each transaction. Our management believes these sales were made on terms at least as favorable as could have been obtained from unaffiliated third parties.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Our Certificate of Incorporation provides that (i) we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto and (ii) the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law ("Section 102(b)(7)"). We have entered into separate indemnification agreements with certain of our officers to the same effect.

           Section 145 permits us to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (other than an action by or in the right of the registrant in question) by reason of the fact that he is or was a director, officer, employee or agent of our Company or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or "other enterprise" against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of our Company he may not be indemnified in respect of any claim, issue or matter as to which he was adjudged liable to us unless and only to the extent that the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Payment may be made in advance of the final disposition of a criminal action or proceeding if the officer or director agrees to repay to us such an amount in the event it is determined that he was not entitled to it. Indemnification against expenses (including attorney's fees) actually and reasonably incurred must be given under
Section 145 to the extent an officer, director, employee or agent is successful in an action described above.

           In addition, Section 145 permits us to purchase and maintain insurance on behalf of any officer, director, employee and agent of our Company or any person serving at our request as an officer, director, employee or agent of another corporation serving as described above whether or not we would have the power to indemnify him under Section 145. We maintain directors and officers liability insurance for all duly elected or appointed officers and directors.

           Section 102(b)(7) permits us to eliminate or limit the personal liability of a director or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

           The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

           Our financial statements as of and for the year ended February 29, 2004, included in this prospectus, have been audited by Goldstein Golub Kessler LLP, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

           Our financial statements as of and for the years ended February 28, 2003 and 2002, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

           We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ATC Healthcare, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

           We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                      ATC HEALTHCARE, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX


                                                                                PAGE
SIX MONTHS ENDED AUGUST 31, 2004 (UNAUDITED):

     Condensed Consolidated Balance Sheets
          August 31, 2004 (unaudited) and February 29, 2004                      F-2

     Condensed Consolidated Statements of Operations (unaudited)
          Three months and six months ended August 31, 2004 and 2003             F-3

     Condensed Consolidated Statements of Cash Flows (unaudited)
          Six months ended August 31, 2004 and 2003                              F-4

     Notes to Condensed Consolidated Financial Statements (unaudited)            F-5

YEARS ENDED FEBRUARY 29, 2004, FEBRUARY 28, 2003 AND 2002:

     Report of Independent Registered Public Accounting Firms                    F-9

     Consolidated Balance Sheets as of
          February 29, 2004 and  February 28, 2003                              F-11

     Consolidated Statements of Operations
          for the Years ended February 29, 2004, February 28, 2003 and 2002     F-12

     Consolidated Statements of Stockholders' Equity
          for the Years ended February 29, 2004, February 28, 2003 and 2002     F-13

     Consolidated Statements of Cash Flows
          for the Years ended February 29, 2004, February 28, 2003 and 2002     F-14

     Notes to Consolidated Financial Statements                                 F-16

FINANCIAL STATEMENT SCHEDULE FOR THE YEARS ENDED
     FEBRUARY 29, 2004, February 28, 2003 and 2002

     II - Valuation and Qualifying Accounts                                     F-35


All other schedules were omitted because they are not required, not applicable or the information is otherwise shown in the financial statements or the notes thereto.


ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
                                                                  AUGUST 31,  FEBRUARY 29,
                                                                    2004         2004
                                                                 (UNAUDITED)
                                                                  -----------------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                    $     915     $     543
     Accounts receivable, less allowance
          for doubtful accounts of $689
          and $737, respectively                                     21,331        27,216
     Prepaid expenses and other current assets                        5,784         4,700
                                                                  -----------------------
               Total current assets                                  28,030        32,459

Fixed assets, net                                                       715           848
Intangibles                                                           5,955         6,423
Goodwill                                                             32,256        32,256
Deferred income taxes                                                 1,984         1,984
Other assets                                                          1,252           757
                                                                  -----------------------
      Total assets                                                $  70,192     $  74,727
                                                                  =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                             $   2,181     $   1,595
     Accrued expenses                                                 5,502         6,468
     Book overdraft                                                   1,483         2,242
     Current portion due under bank financing                         1,374         1,310
     Current portion of notes and guarantee payable                   1,191         1,148
                                                                  -----------------------
               Total current liabilities                             11,731        12,763

Notes and guarantee payable                                          31,111        31,241
Due under bank financing                                             20,456        24,232
Convertible debentures                                                  585            --
Warrant liabilities                                                      95            --
Other liabilities                                                       371           371
                                                                  -----------------------
      Total liabilities                                              64,349        68,607
                                                                  -----------------------

Commitments and contingencies
Convertible  Series A Preferred  Stock ($.01 par value
4,000 shares  authorized, 2,000 shares issued and
 outstanding at August 31, 2004 and February 29, 2004,                1,102         1,067
  respectively)
                                                                  -----------------------

STOCKHOLDERS' EQUITY:
Class A Common Stock - $.01 par value;
   75,000,000 shares authorized; 24,685,433 and
   24,665,537 shares issued and outstanding at August 31, 2004
   and February 29,  2004, respectively                                 247           247
Class B Common Stock - $.01 par value;
   1,554,936 shares authorized;
   239,317 and 245,617 shares issued and  outstanding  at
   August 31,  2004 and February 29, 2004, respectively                   3             3
Additional paid-in capital                                           14,429        14,421
Accumulated deficit                                                  (9,938)       (9,618)
                                                                  -----------------------
      Total stockholders' equity                                      4,741         5,053
                                                                  -----------------------
      Total liabilities and stockholders' equity                  $  70,192     $  74,727
                                                                  =======================
See notes to condensed consolidated financial statements


ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

                                                             FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                                     ENDED      (UNAUDITED)    ENDED
                                                              AUGUST       AUGUST       AUGUST       AUGUST
                                                                31,         31,           31,          31,
                                                               2004         2003         2004         2003
                                                             --------     --------     --------     --------
REVENUES:
     Service revenues                                        $ 26,892     $ 33,640     $ 56,199     $ 67,683
------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Service costs                                             21,202       26,636       43,867       53,198
     General and administrative expenses                        5,139        6,006       10,365       12,414
     Depreciation and amortization                                332          594          668        1,181
------------------------------------------------------------------------------------------------------------
        Total operating expenses                               26,673       33,236       54,900       66,793
------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                            219          404        1,299          890
------------------------------------------------------------------------------------------------------------
INTEREST AND OTHER EXPENSES (INCOME):
     Interest expense, net                                      1,121        1,115        2,225        1,963
     Other  (income), net                                        (681)         (57)        (692)         (89)
     Provision related to TCLS Guarantee                           --           --           --           --
------------------------------------------------------------------------------------------------------------
       Total interest and other expenses                          440        1,058        1,533        1,874
------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                (221)        (654)        (234)        (984)

INCOME TAX  PROVISION  (BENEFIT)                                   26         --             51         (112)
------------------------------------------------------------------------------------------------------------

 NET INCOME  (LOSS)                                          $   (247)    $   (654)    $   (285)    $   (872)
============================================================================================================


DIVIDENDS ACCRETED TO PREFERRED SHAREHOLDERS                       18           17           35           32

NET INCOME(LOSS)  ATTRIBUTABLE TO COMMON SHAREHOLDERS        $   (265)    $   (671)    $   (320)    $   (904)
------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER COMMON SHARE - BASIC:                    $   (.01)    $   (.03)    $   (.01)    $   (.04)
============================================================================================================

EARNINGS (LOSS)  PER COMMON SHARE - DILUTED                  (.01)        $   (.03)    $   (.01)    $   (.04)
============================================================================================================
WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING
     Basic                                                     24,925       24,238       24,918       24,049
============================================================================================================
     Diluted                                                   24,925       24,238       24,918       24,049
============================================================================================================


See notes to condensed consolidated financial statements.


ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
                                                                                      SIX MONTHS ENDED
                                                                                     AUGUST      AUGUST
                                                                                       31,         31,
                                                                                      2004        2003
                                                                                    -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
             Net income  (loss)                                                     $  (285)    $  (872)
             Adjustments  to reconcile net income (loss) to net cash provided by
              Operating activities:
                        Depreciation and amortization                                   667       1,181
                        Amortization of debt financing costs                            144         124
                        Amortization of discount on convertible debenture                40
                        Provision for doubtful accounts                                 (47)       (651)
                            Deferred Income Taxes                                        --        (112)
                            Accrued Interest                                            474         457
              Changes in operating assets and liabilities net of
                 Effects of acquisitions
                        Accounts receivable                                           5,932         443
                        Prepaid expenses and other current assets                    (1,084)       (536)
                        Other assets                                                   (609)        (26)
                        Accounts payable and accrued expenses                          (380)        395
                        Other long-term liabilities                                     (37)
                                                                                    -------------------
                         Net cash provided by operating activities                    4,852         366
                                                                                    -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
             Capital expenditures                                                       (65)       (161)
             Finalization of acquisition purchase price                                  --         150
             Acquisition of business                                                    (20)
                                                                                    -------------------
                         Net cash used in investing activities                          (65)        (31)
                                                                                    -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
             Payment of notes and capital lease obligations                          (3,976)     (1,649)
             Repayment of term loan facility                                           (752)       (695)
             Book overdraft                                                            (759)       (384)
             Debt Financing costs                                                       (31)        (77)
             Issuance of preferred and Common Stock                                       8       1,128
             Borrowings (payments) due under credit facility                            455       1,324
             Issuance of Convertible Notes and Warrants                                 640          --
                                                                                    -------------------
                          Net cash used in financing activities                      (4,415)       (353)
                                                                                    -------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    372         (18)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                            543         585
                                                                                    -------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $   915     $   567
                                                                                    ===================

Supplemental Data:
   Interest paid                                                                    $ 1,505     $   961
                                                                                    ===================
   Income taxes paid                                                                $    52     $    86
                                                                                    ===================
   Dividends                                                                        $    35     $    32
                                                                                    ===================


 See notes to condensed consolidated financial statements.

ATC HEALTHCARE, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in Thousands, Except Where Indicated Otherwise, and for Per Share Amounts)

1. BASIS OF PRESENTATION - The accompanying condensed consolidated financial statements as of August 31, 2004 and for the three and six months ended August 31, 2004 and 2003 are unaudited. In the opinion of management, all adjustments, consisting of only normal and recurring accruals necessary for a fair presentation of the consolidated financial position and results of operations for the periods presented have been included. The condensed consolidated balance sheet as of February 29, 2004 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The accompanying condensed consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and notes thereto included in the Annual Report on Form 10-K of ATC Healthcare, Inc. (the "Company") for the year ended February 29, 2004. Certain prior period amounts have been reclassified to conform with the August 31, 2004 presentation.

Results for the three and six month periods ended August 31, 2004 are not necessarily indicative of the results for the full year ending February 28, 2005.


2. EARNINGS PER SHARE -Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding for the applicable period. Diluted earnings (loss) per share is computed using the weighted average number of common shares plus common equivalent shares outstanding, unless the inclusion of such common equivalent shares would be anti-dilutive. For the three and six months ended August 31, 2004, 6,603, common stock equivalents have been excluded from earnings per share and for the three and six months ended August 31, 2003 6,244 and 6,494 common stock equivalents, respectively, have been excluded from the earnings per share calculation, as their inclusion would have been anti-dilutive.

3. PROVISION (BENEFIT) FOR INCOME TAXES - For the three months and six months ended August 31, 2004 the Company recorded an expense for income taxes of $26 and $51 respectively compared to no tax expense and a $112 tax benefit for the three and six months ended August 31, 2003. The current provision provides for state and local income taxes representing minimum taxes due to certain states.

4. RECENT ACQUISITIONS -On February 28, 2003, the Company purchased substantially all of the assets and operations of eight temporary medical staffing companies totaling $3,041, of which $2,071 was paid in cash and the remaining balance is payable under notes payable with maturities through January 2007. The notes bear interest at rates between 6% to 8% per annum. The purchase prices were allocated primarily to goodwill (approximately $2,282). In April 2003, the Company sold its interest in one of these temporary medical staffing companies to its franchisee for $130.

5. FINANCING ARRANGEMENTS - During April 2001, the Company entered into a Financing Agreement with a lending institution, whereby the lender agreed to provide a revolving credit facility of up to $25 million. The Financing Agreement was amended in October 2001 to increase to $27.5 million. Amounts borrowed under the New Financing Agreement were used to repay $20.6 million of borrowing on its existing facility.

The  Agreement  contains  various   restrictive   covenants  that,  among  other
requirements, restrict additional indebtedness. The covenants also require the Company to meet certain financial ratios.

In November 2002, the lending institution with which the Company has the secured Facility, increased the revolving credit line to $35 million and provided for additional term loan facility totaling $5 million.

On June 13, 2003, the Company received a waiver from the lender for non-compliance of certain Facility covenants as of February 28, 2003. Interest rates on both the revolving line and term loan Facility were increased 2% and can decrease if the Company meets certain financial criteria.

In addition, certain financial ratio covenants were modified. The additional interest is not payable until the current expiration date of the Facility in November 2005.

On January 8, 2004, an amendment to the Facility was entered into modifying certain financial ratio covenants as of November 30, 2003.

On May 28, 2004, an amendment to the Facility was entered into to modifying certain financial ratio covenants as of February 29, 2004.

On July 15, 2004 the Company received a waiver in perpetuity from the lender for non-compliance of certain Facility covenants as of May 31, 2004.

On October 14, 2004 the Company received a waiver in perpetuity from the lender for non-compliance of certain Facility covenants as of August 31, 2004.

As of August 31, 2004, the outstanding balance on the revolving credit Facility was $19.3 million. The Company had outstanding borrowings under the term loan of $2.5 million as of August 31, 2004. At August, 2004 interest accrued at a rate per annum of 6.55% over LIBOR on the revolving credit Facility and 9.27% over LIBOR on the term loan.

6. CONVERTIBLE DEBENTURES - The Company issued on April 2, 2004 $500 of Convertible Notes due April 2, 2005 (the "April Maturity Notes") and warrants to purchase 250,000 shares of Class A common stock at $0.75 per share. The April Maturity Notes do not bear interest, cannot be prepaid and are to be repaid on their April 2, 2005 maturity date by the issuance of Class A Common Stock at a price of $.50 per share. In addition, to the extent the Company after October 2, 2004 and prior to the maturity date issues Common Stock or securities convertible into Common Stock, the holders of the April Notes may convert those Notes at the effective price at which the Common Stock is so issued.

Pursuant to the terms of the registration rights agreement entered in connection with the transaction, the Company is required to file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended, covering the resale of the common stock underlying the April Maturity Notes purchased and the common stock underlying the warrants.

In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock," and the terms of the warrants and the transaction documents, the warrants were accounted for as a liability. The fair value of the warrants which amounted to $95 on date of grant was recorded as a reduction to the April Maturity Notes. The warrant liability will be reclassified to equity on the effective date of the registration statement, evidencing the non-impact of these adjustments on the Company's financial position and business operations.

The fair value of the warrants was estimated using the Black-Scholes option-pricing model with the following assumptions: no dividends; risk-free interest rate of 4%; the contractual life of 4 years and volatility of 111%. There was no significant change in the fair value of the warrants at August 31, 2004 from the time the warrants were granted.

The Company issued on April 19, 2004 upon execution of the Standby Equity Distribution Agreement, a convertible debenture in the principal amount of $140 to Cornell Capital Partners as a commitment fee. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price for the three days immediately preceding the conversion date.

7. REVENUE RECOGNITION - A substantial portion of the Company's service revenues are derived from a unique form of franchising under which independent companies or contractors ("licensees") represent the Company within a designated territory. These licensees assign Company personnel, including registered nurses and therapists, to service clients using the Company's trade names and service marks. The Company pays and distributes the payroll for the direct service personnel who are all employees of the Company, administers all payroll withholdings and payments, bills the customers and receives and processes the accounts receivable. The revenues and related direct costs are included in the Company's consolidated service revenues and operating costs. The licensees are responsible for providing an office and paying related expenses for administration including rent, utilities and costs for administrative personnel.

The Company pays a monthly distribution or commission to its domestic licensees based on a defined formula of gross profit generated. Generally, the Company pays a licensee approximately 55% (60% for certain licensees who have longer relationships with the Company). There is no payment to the licensees based solely on revenues. For the three months ended August 31, 2004 and 2003, total licensee distributions were approximately $1.6 million and $1.8 million respectively,  and for the six  months  ended  August  31,  2004 and 2003  total licensee distributions were approximately $3.1 million and $3.5 million respectively, and are included in the general and administrative expenses.

The Company recognizes revenue as the related services are provided to customers and when the customer is obligated to pay for such completed services. Revenues are recorded net of contractual or other allowances to which customers are entitled. Employees assigned to particular customers may be changed at the customer's request or at the Company's initiation. A provision for uncollectible and doubtful accounts is provided for amounts billed to customers which may ultimately be uncollectible due to the customer's inability to pay.

Revenues generated from the sales of licensees and initial licensee fees are recognized upon signing of the licensee agreement, if collectibility of such amounts is reasonably assured, since the Company has performed substantially all of its obligations under its licensee agreements by such date. Included in revenues for the six months ended August 31, 2004 and 2003 is $851 and $449 of licensee fees.

8.    LICENSEE SALES

The Company includes in its service revenues, service costs and general and administrative costs, revenues and costs associated with its Licencees. Summarized below is the detail associated with above discussed items for the three and six months ended August 31, 2004 and 2003 respectively.

------------------------- --------------------- ------------------ ----------------- -----------------
                                                    THREE MONTHS       SIX MONTHS        SIX MONTHS
                            THREE MONTHS ENDED         ENDED             ENDED             ENDED
                             AUGUST 31, 2004     AUGUST 31, 2003    AUGUST 31,2004   AUGUST 31, 2003
------------------------- --------------------- ------------------ ----------------- -----------------
Company Service Revenue   $             13,332  $          18,727  $        29,684   $         37,945
------------------------- --------------------- ------------------ ----------------- -----------------
Licensee Service Revenue  $             13,560  $          14,913  $        26,515   $         29,738
------------------------- --------------------- ------------------ ----------------- -----------------
Total Revenue             $             26,892  $          33,640  $        56,199   $         67,683
------------------------- --------------------- ------------------ ----------------- -----------------
Company Service Costs     $             10,293  $          14,668  $        22,267   $         29,310
------------------------- --------------------- ------------------ ----------------- -----------------
Licensee Service Costs    $             10,909  $          11,968  $        21,600   $         23,888
------------------------- --------------------- ------------------ ----------------- -----------------
Total Service Costs       $             21,202  $          26,636  $        43,867   $         53,198
------------------------- --------------------- ------------------ ----------------- -----------------
Company General and
administrative costs      $              3,510  $           4,206  $         7,265   $          8,914
------------------------- --------------------- ------------------ ----------------- -----------------
Licensee Royalty          $              1,629  $           1,800  $         3,100   $          3,500
------------------------- --------------------- ------------------ ----------------- -----------------
Total General and
administrative costs      $              5,139              6,006  $        10,365   $         12,414
------------------------- --------------------- ------------------ ----------------- -----------------

The Company settled various disputes with its Atlanta Licensee by selling its Franchise rights to the Licensee for $875. The purchase price is evidenced by a note which is payable over 60 months at an interest rate of 4.75%. In addition, various other issues which were being disputed through litigation with the licensee were settled resulting in an amount to be paid to the Licensee of $200, various amounts owed to the Company of $61 were extinguished and an offset to the note in the amount of $170. The note due to the Company, which is guaranteed by the Licensee, is reflected in notes receivable and the amount to be paid to the Licensee is reflected in accrued expenses. The Company recorded in other income the net amount of $444.

9. GOODWILL - On March 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Intangible Assets" (SFAS 142). SFAS 142 includes requirements to annually test goodwill and indefinite lived intangible assets for impairment rather than amortize them; accordingly, the Company no longer amortizes goodwill and indefinite lived intangibles.

10. OFFICE CLOSING AND RESTRUCTURING CHARGES- In the third quarter of fiscal 2004, the Company recorded a charge associated with the closing of seven offices in the amount of $2.6 million. The Company expects the restructure to result in a lower overall cost structure to allow it to focus resources on offices with greater potential for better overall growth and profitability. As of August 31, 2004 the Company has paid $489 for severance and other costs associated with the office closings. As of August 31, 2004 the Company's accounts payable and accrued expenses included $317 of remaining costs accrued consisting mainly of severance and lease costs. The severance and remaining other exit costs will be paid in fiscal 2005. The remaining lease costs will be paid through the term of the related leases which expire at various dates through January 2007.

11. CONTINGENCIES -The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. Management believes the disposition of these lawsuits will not have a material effect on its financial position, results of operations or cash flows.

12. RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
13. SHAREHOLDERS EQUITY

The Company accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No 25 " Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. Had the Company determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net income (loss) per share would have been increased to the following pro forma amounts:


---------------------------------------- ------------------ ------------------ -------------------- -------------------
                                             FOR THE THREE    FOR THE THREE         FOR THE SIX          FOR THE SIX
                                             MONTHS ENDED      MONTHS ENDED         MONTHS ENDED        MONTHS ENDED
(IN THOUSANDS, EXCEPT PER SHARE DATA)       AUGUST 31,2004    AUGUST 31,2003      AUGUST 31, 2004      AUGUST 31,2003
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Net  income (loss) as reported           $             (247) $            (654) $              (285) $             (872)
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Deduct total stock based employee
compensation  expense  determined
under fair value based on methods
for all awards                           $              295  $              36  $               590  $               49
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Pro forma net income (loss)              $             (542) $            (690) $              (875) $             (921)
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Basic net earnings (loss) per share as
reported                                 $             (.01) $            (.03) $              (.01) $             (.04)
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Pro forma basic earnings (loss) per
share                                    $             (.02) $            (.03) $              (.04) $             (.04)
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Diluted earnings (loss) per share as
reported                                 $             (.01) $            (.03) $              (.01) $             (.04)
---------------------------------------- ------------------ ------------------ -------------------- -------------------
Pro forma diluted earnings (loss) per
share                                    $             (.02) $            (.03) $              (.04) $             (.04)
---------------------------------------- ------------------ ------------------ -------------------- -------------------


On April 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $5,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 97% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. The investor, Cornell Capital Partners, L.P., is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners, L.P. will retain 5% of each advance under the Standby Equity Distribution Agreement. In addition, we engaged Arthur's, Lestrange & Company Inc., a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Arthur's, Lestrange & Company Inc. is to receive 18,182 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the Standby Equity Distribution Agreement prior to the first sale to the investor of our common stock.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS ATC HEALTHCARE, INC.

           We have audited the accompanying consolidated balance sheet of ATC Healthcare, Inc. and Subsidiaries as of February 29, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ATC Healthcare, Inc. and Subsidiaries as of February 29, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

           The information included on Schedule II is the responsibility of management, and although not considered necessary for a fair presentation of financial position, results of operations, and cash flows is presented for additional analysis and has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, the information included on Schedule II relating to the year ended February 29, 2004 is fairly stated in all material respects, in relation to the basic consolidated financial statements taken as a whole. Also, such schedule presents fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

/S/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York
April 16, 2004, except for the last paragraph of Note 7(a) as to which the date is May 28, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the  Board  of  Directors  and  Stockholders  of  ATC  Healthcare,  Inc.  and
Subsidiaries:

           In our opinion, the accompanying consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of ATC Healthcare, Inc. and Subsidiaries as of February 28, 2003 and 2002, and the results of their operations and their cash flows for the years ended February 28, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the years ended February 28, 2003 and 2002 listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           As discussed in Note 2, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", on March 1, 2002.

/s/ PricewaterhouseCoopers LLP
------------------------------
Melville, New York
May 12,  2003,  except for the
fifth  paragraph  of Note 7(a)
as to which the date is
June 13, 2003.

ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                                          FEBRUARY 29,     FEBRUARY 28,
ASSETS                                                                                           2004             2003
                                                                                     ----------------------------------
CURRENT ASSETS:
     Cash and cash equivalents                                                                  $ 543            $ 585
     Accounts receivable, less allowance for doubtful
          accounts of $737 and $1,784, respectively                                            27,216           26,876
     Deferred income taxes                                                                          -            1,787
     Prepaid expenses and other current assets                                                  4,700            3,087
                                                                                     ----------------------------------
               Total current assets                                                            32,459           32,335

     Fixed assets, net                                                                            848            2,670
     Intangibles                                                                                6,423            7,186
     Goodwill                                                                                  32,256           33,449
     Deferred income taxes                                                                      1,984            2,076
     Other assets                                                                                 757              899
                                                                                     ----------------------------------
               Total assets                                                                  $ 74,727         $ 78,615
                                                                                     ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                                         $ 1,595          $ 1,332
     Accrued expenses                                                                           6,468            6,192
     Book overdraft                                                                             2,242            2,580
     Current portion of due under bank financing                                                1,310              679
     Current portion of notes and guarantee payable                                             1,148              896
                                                                                     ----------------------------------
               Total current liabilities                                                       12,763           11,679

     Notes and guarantees payable                                                              31,241           31,463
     Due under bank financing                                                                  24,232           24,249
     Other liabilities                                                                            371               78
                                                                                     ----------------------------------
               Total liabilities                                                               68,607           67,469
                                                                                     ----------------------------------

     Convertible Series A Preferred Stock ($.01 par value;
       4,000 shares authorized; 2,000 and 1,200 shares
       issued and outstanding, respectively)                                                    1,067              600
                                                                                     ----------------------------------

     Class A Common Stock - $.01 par value;
       75,000,000 shares authorized; 24,665,537 and 23,582,552 shares issued and outstanding at February 29, 2004 and February 29, 2003,
       respectively                                                                               247              235
     Class B Common Stock - $.01 par value;
        1,554,936 shares authorized; 245,617 and 256,191 shares issued
        and outstanding at February 29, 2004 and February 28, 2003, respectively                    3                3
Additional paid-in capital                                                                     14,421           13,679
Accumulated deficit                                                                            (9,618)          (3,371)
                                                                                     ----------------------------------
               Total stockholders' equity                                                       5,053           10,546
                                                                                     ----------------------------------
               Total liabilities and stockholders' equity                                    $ 74,727         $ 78,615
                                                                                     ==================================

                 See notes to consolidated financial statements

ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                            FOR THE FISCAL YEARS ENDED
                                                      ----------------------------------------------------------------------
                                                        FEBRUARY 29, 2004        FEBRUARY 28, 2003        FEBRUARY 28, 2002
                                                      ----------------------------------------------------------------------
REVENUES:
     Service revenues                                           $ 130,401                $ 148,720                $ 149,414

COSTS AND EXPENSES:
     Service costs                                                103,191                  115,694                  114,225
     General and administrative expenses                           22,692                   29,458                   29,879
     Depreciation and amortization                                  2,106                    2,037                    1,753
     Office closing and restructuring charge                        2,589                       --                       --
                                                      ----------------------------------------------------------------------
        Total operating expenses                                  130,578                  147,189                  145,857
                                                      ----------------------------------------------------------------------

INCOME FROM OPERATIONS                                               (177)                   1,531                    3,557

INTEREST AND OTHER EXPENSES (INCOME):
     Interest expense, net                                          4,151                    3,255                    2,037
     Other  (income) expense, net                                    (139)                     260                     (748)
     Provision related to TLCS guarantee                               --                    2,293                       --
     Loss on early extinguishment of debt                              --                       --                      854
                                                      ----------------------------------------------------------------------
       Total interest and other expenses                            4,012                    5,808                    2,143
                                                      ----------------------------------------------------------------------

(LOSS) INCOME BEFORE INCOME TAXES                                  (4,189)                  (4,277)                   1,414

INCOME TAX (BENEFIT) PROVISION                                      1,991                   (1,444)                  (2,179)
                                                      ----------------------------------------------------------------------

 NET (LOSS) INCOME                                               $ (6,180)                $ (2,833)                 $ 3,593
                                                      ======================================================================

DIVIDENDS ACCRETED TO PREFERRED STOCKHOLDERS'                        $ 67                      $ -                      $ -
                                                      ----------------------------------------------------------------------

 NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS'             $ (6,247)                $ (2,833)                 $ 3,593
                                                      ======================================================================

(LOSS) EARNINGS PER COMMON SHARE - BASIC                          $ (0.25)                 $ (0.12)                  $ 0.15
                                                      ======================================================================

(LOSS) EARNINGS PER COMMON SHARE - DILUTED                        $ (0.25)                 $ (0.12)                  $ 0.14
                                                      ======================================================================

WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING:
     Basic                                                         24,468                   23,783                   23,632
                                                      ===========================================================================
     Diluted                                                       24,468                   23,783                   25,695
                                                      ===========================================================================


                 See notes to consolidated financial statements

ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE DATA)



                                          CLASS A                    CLASS B
                                       COMMON STOCK                COMMON STOCK           ADDITIONAL
                                 ------------------------    -------------------------     PAID-IN      ACCUMULATED
                                  SHARES         AMOUNT        SHARES         AMOUNT       CAPITAL        DEFICIT        TOTAL
                                 ---------     ----------    ----------     ----------    ----------    ----------     ----------
Balances, February 28, 2001      23,357,782    $      233       274,015     $        3    $   13,522    $   (4,131)    $    9,627

Exchange of Class B for
  Class A Common Stock               11,161            --       (11,161)            --            --            --             --

Net income                               --            --            --             --            --         3,593          3,593
                                                                                                                       ----------
Balances, February 28, 2002      23,368,943           233       262,854              3        13,522          (538)        13,220

Exchange of Class B for
  Class A Common Stock                6,663            --        (6,663)            --            --            --             --

Exercise of employee
  stock options                     103,333             1            --             --            51            --             52

Issuance of shares through
  Employee Stock Purchase Plan      103,613             1            --             --           106            --            107

Net loss                                 --            --            --             --            --        (2,833)        (2,833)
                                 ------------------------------------------------------------------------------------------------
Balances, February 28, 2003      23,582,552           235       256,191              3        13,679        (3,371)        10,546

Exchange of Class B for
  Class A Common Stock               10,774            --       (10,774)            --            --            --             --

Exercise of employee
  stock options                      56,500             1            --             --            16            --             17

Issuance of shares through
  Employee Stock Purchase Plan       55,618             1            --             --            35            36

Common Stock issued for cash        960,093            10            --             --           691           701

Accrued dividends on
  Preferred Stock                        --            --            --             --            --           (67)           (67)

Net loss                                 --            --            --             --            --        (6,180)        (6,180)
                                 ------------------------------------------------------------------------------------------------
Balances, February 29, 2004      24,665,537    $      247       245,417     $        3    $   14,421    $   (9,618)    $    5,053
                                 ================================================================================================


                 See notes to consolidated financial statements

ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)



                                                                                         FOR THE FISCAL YEARS ENDED
                                                                                     ----------------------------------
                                                                                     FEBRUARY     FEBRUARY     FEBRUARY
                                                                                     29, 2004     28, 2003     28, 2002
                                                                                     --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net (loss) income                                                            $ (6,180)    $ (2,833)    $ (3,593)
        Adjustments to reconcile net (loss) income to net cash provided by
         (used in) operations:
                      Depreciation and amortization                                     2,373        2,261        1,890
                      Write-off of fixed assets, net                                      892           --           --
                      Impairment of goodwill                                              889
                      Provision related to TLCS guarantee                                  --        2,293           --
                      Loss on early extinguishment of debt                                 --           --          854
                      Provision for doubtful accounts                                       7        1,629          400
                      Deferred income taxes                                             1,891       (1,584)      (2,279)
                      In-kind interest                                                    927          886           72
        Changes  in  operating  assets  and  liabilities, net  of  effects  of acquisitions:
                      Accounts receivable                                                (347)         178       (2,514)
                      Prepaid expenses and other current assets                        (1,613)      (2,714)        (176)
                      Other assets                                                        (37)         108         (293)
                      Accounts payable and accrued expenses                               526          269       (3,007)
                      Other long-term liabilities                                         293          (14)           7
                                                                                     ----------------------------------
                              Net cash provided by (used in) operating activities        (379)         479       (1,453)
                                                                                     ----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Capital expenditures                                                             (238)        (417)        (458)
        Finalization of acquisition purchase price                                        130           --           --
        Acquisition of businesses                                                          --       (2,071)        (320)
        Notes receivable from licensees                                                    --          (33)          --
        Other                                                                              --          108           85
                                                                                     ----------------------------------
                              Net cash used in investing activities                      (108)      (2,413)        (693)
                                                                                     ----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Repayment of borrowings under previous credit facility                             --           --      (20,936)
        Borrowings under new credit facility                                            1,838        1,417       23,600
        Payment of notes and capital lease obligations                                 (1,363)      (2,948)        (798)
        Repayment of term loan facility                                                  (757)         (87)          --
        Payment of debt issuance costs                                                    (87)        (520)        (413)
        Book overdraft                                                                   (338)       2,580           --
        Issuance of common and preferred stock                                          1,152          757           --
                                                                                     ----------------------------------
                                Net cash provided by financing activities                 445        1,199        1,453
                                                                                     ----------------------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                 (42)        (735)        (693)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                              585        1,320        2,013
                                                                                     ----------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                               $    543     $    585     $  1,320
                                                                                     ==================================

Cash paid for:
   Interest                                                                          $  2,490     $  2,081     $  2,020
                                                                                     ==================================
   Income taxes                                                                      $     43     $     71     $    142
                                                                                     ==================================

Supplemental schedule of noncash investing and financing activities:
    Fair value of assets acquired                                                    $     --     $  3,041     $ 31,290
    Notes issued in connection with acquisition of businesses                        $     --          970       30,970
                                                                                     ----------------------------------
    Net cash paid                                                                    $     --     $  2,071     $    320
                                                                                     ==================================
    Fixed assets acquired through capital leases                                     $     --     $     --     $     97
    Dividends                                                                        $     67     $     --     $     --


                 See notes to consolidated financial statements

ATC HEALTHCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.    ORGANIZATION AND BASIS OF PRESENTATION

ATC Healthcare, Inc. and Subsidiaries, including ATC Healthcare Services, Inc. and ATC Staffing Services, Inc., (collectively, the "Company"), are providers of supplemental staffing to healthcare facilities. In August 2001, the Company changed its name from Staff Builders, Inc. to ATC Healthcare, Inc. The Company offers a skills list of qualified health care associates in over 60 job categories ranging from the highest level of specialty nurse, including critical care, neonatal and labor and delivery, to medical administrative staff, including third party billers, administrative assistants, claims processors, collection personnel and medical records clerks. The nurses provided to clients include registered nurses, licensed practical nurses and certified nursing assistants.

During October 1999, the Company separated its home healthcare business from its existing staffing business. To accomplish this separation, the Board of Directors established a new, wholly-owned subsidiary, Tender Loving Care Health Care Services, Inc. ("TLCS"), which acquired 100% of the outstanding capital stock of the subsidiaries engaged in the home healthcare business. The spin-off was effected through a pro-rata distribution to the Company's stockholders of all the shares of common stock of TLCS owned by the Company (the "Distribution"). The Distribution was made by issuing one share of TLCS common stock for every two shares of the Company's Class A and Class B common stock outstanding. The accompanying consolidated financial statements reflect the financial position, results of operations, changes in stockholders' equity and cash flows of the Company as if it were a separate entity for all periods presented. The consolidated financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations related to the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after the elimination of all significant intercompany balances and transactions and include the results of operations of purchased businesses from the respective dates of acquisition.

REVENUE RECOGNITION

A substantial portion of the Company's service revenues is derived from a unique form of franchising under which independent companies or contractors ("licensees") represent the Company within a designated territory. These licensees assign Company personnel, including registered nurses and therapists, to service clients using the Company's trade names and service marks. The Company pays and distributes the payroll for the direct service personnel who are all employees of the Company, administers all payroll withholdings and payments, bills the customers and receives and processes the accounts receivable.The revenues and related direct costs are included in the Company's consolidated service revenues and operating costs. The licensees are responsible for providing an office and paying related expenses for administration, including rent, utilities and costs for administrative personnel. The Company pays a monthly distribution or commission to its domestic licensees based on a defined formula of gross profit generated. Generally, the Company pays a licensee approximately 55% (60% for certain licensees who have longer relationships with the Company). There is no payment to the licensees based solely on revenues. For Fiscal 2004, 2003 and 2002, total licensee distributions were approximately $6,800, $9,100 and $16,900, respectively, and are included in general and administrative expenses.

Two of the Company's largest licensees, Direct Staffing, Inc. ("DSI") and DSS Staffing Corp. ("DSS"), were owned by one unrelated third party and by a son and two sons-in-law of the President and Chairman of the Board of Directors of the Company. Such licensees were paid (gross licensee fees) approximately $6,527 in Fiscal 2002. The Company recognizes revenue as the related services are provided to customers and when the customer is obligated to pay for such completed services. The Company bills its customers an hourly rate for the services performed by our nurses on a weekly basis. Terms of payment are net 30 days. Employees assigned to particular customers may be changed at the customer's request or at the Company's initiation. Employees assigned to particular customers may be changed at the customer's request or at the Company's initiation. A provision for uncollectible and doubtful accounts is provided for amounts billed to customers which may ultimately be uncollectible due to documentation disputes or the customer's inability to pay. Revenues generated from the sales of licenses and initial licensee fees are recognized upon signing of the license agreement, if collectibility of such amounts is reasonably assured, since the Company has performed substantially all of its obligations under its licensee agreements by such date. In circumstances where a reasonable basis does not exist for estimating collectibility of the proceeds of the sales of licensees and initial license fees, such amounts are deferred and recognized as collections are made, or until such time that collectibility is reasonably assured. The Company does not have recurring fees from its licensees. The Company recorded revenue from licensee fees of $448, $1,200 and $405 at February 29, 2004 and February 28, 2003 and 2002, respectively.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities in the consolidated financial statements. Actual results could differ from those estimates. The most significant estimates relate to the collectibility of accounts receivable, obligations under workers' compensation and valuation allowances on deferred taxes.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include liquid investments with original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across a number of geographic areas. However, essentially all trade receivables are concentrated in the hospital and healthcare sectors in the United States and, accordingly, the Company is exposed to their respective business, economic and country-specific variables. Although the Company does not currently foresee a concentrated credit risk associated with these receivables, repayment is dependent upon the financial stability of these industry sectors.

FIXED ASSETS

Fixed assets, consisting of equipment (primarily computer hardware and software), furniture and fixtures, and leasehold improvements, are stated at cost and depreciated from the date placed into service over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the improvement. Maintenance and repairs are charged to expense as incurred; renewals and improvements which extend the life of the asset are capitalized. Gains or losses from the disposition of fixed assets are reflected in operating results.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards Board ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company periodically reviews its fixed assets to determine if any impairment exists based upon projected, undiscounted net cash flows of the Company. During fiscal 2004, the Company charged operations $892 for fixed assets that were impaired. As of February 29, 2004, the Company believes that no other impairment of long-lived assets exists.

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. The Company adopted SFAS No. 141, Business Combinations, ("SFAS 141") and SFAS No. 142, Goodwill and Intangible Assets, ("SFAS 142") as of March 1, 2002. SFAS 141 provides specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. SFAS 142 requires that (1) goodwill and intangible assets with indefinite useful lives should no longer be amortized, (2) goodwill and intangibles must be reviewed for impairment annually (or more often if certain events occur which could impact their carrying value), and (3) the Company's operations be formally identified into reporting units for the purpose of assessing impairments of goodwill. Prior to 2002, goodwill was amortized on a straight-line basis over 15 years. Goodwill amortization for the year ended February 28, 2002 was $499. Other definite lived intangibles, primarily customer lists and non-compete agreements, are amortized on a straight-line basis over periods ranging from three to 10 years.

In accordance with SFAS 142, the Company performed a transitional impairment test as of March 1, 2002 and its annual impairment test at the end of each year for its unamortized goodwill. As a result of the impairment tests performed, the Company charged operations $889 for the year ended February 29, 2004 for goodwill the Company determined was impaired. No other impairment was noted at the date of the adoption of SFAS 142 or at February 29, 2004 and February 28, 2003. During fiscal 2004, the Company's net goodwill decreased by $1.193 million as a result of an impairment charge of $889 and $304 of final purchase price allocations.

GOODWILL AND OTHER INTANGIBLES ARE AS FOLLOWS:




                             GROSS                GROSS
                           CARRYING  ACCUMULATED CARRYING ACCUMULATED   AMORTIZATION
                             AMOUNT AMORTIZATION  AMOUNT  AMORTIZATION    PERIOD
                           -------- ------------ -------- ------------  ------------
Goodwill                    $34,945    $ 2,689    $36,389    $ 2,940      none
Customer lists                6,400      1,120      6,400        480        10
Covenants not to compete        900        375        900        246      3-10
Other intangibles               844        226        672         60      5-10
                            ----------------------------------------
                            $43,089    $ 4,410    $44,361    $ 3,726
                            ========================================

Amortization expense was $938, $662 and $623 for fiscal 2004, 2003 and 2002, respectively. Estimated amortization expense for the next five fiscal years is as follows:

------------------------------------
       AMORTIZATION EXPENSE
------------------------------------
     2005                     $ 937
     2006                       912
     2007                       904
     2008                       846
     2009                       717
------------------------------------

As required by SFAS 142, the results for fiscal 2002 have not been restated. A reconciliation of net income, as if SFAS 142 had been adopted in fiscal 2002, is presented below:



                                                      2004            2003          2002
                                                   ------------    -----------   ----------
Reported (loss) income                                 $ (6,180)     $ (2,833)      $3,593
Addback:  goodwill amortization, net of tax                                            294
                                                   ----------------------------------------
Adjusted net (loss) income                             $ (6,180)     $ (2,833)      $3,887
                                                   ========================================

Basic earnings per share:                               $ (0.25)      $ (0.12)      $ 0.15
Reported (loss) income                                                                0.01
Addback:  goodwill amortization, net of tax
                                                   ----------------------------------------
Adjusted net (loss) income                              $ (0.25)      $ (0.12)      $ 0.16
                                                   ========================================

Diluted earnings per share:                             $ (0.25)      $ (0.12)      $ 0.14
Reported (loss) income                                                                0.01
Addback:  goodwill amortization, net of tax
                                                   ----------------------------------------
Adjusted net (loss) income                              $ (0.25)      $ (0.12)      $ 0.15



INSURANCE COSTS


The Company is obligated for certain costs under various insurance programs, including workers' compensation. The Company recognizes its obligations associated with these policies in the period the claim is incurred. The Company records an estimate of the ultimate cost of, and reserve for, workers compensation based on actuarial computations using the Company's loss history as well as industry statistics. . Zurich Insurance Company provides excess reinsurance for all claims over $300,000 per occurrence as well as aggregate coverage for overall claims borne by the group of companies that participate in the program. The program also provides for risk sharing among members for infrequent, large claims over $75,000 but less then $300,000. The Company is responsible for all claims under $75,000. Furthermore, in determining reserves, the Company includes reserves for estimated claims incurred but not reported. Such estimates and the resulting reserves are reviewed and updated periodically, and any adjustments resulting there from are reflected in earnings currently.


OFFICE CLOSINGS AND RESTRUCTURE CHARGES

In the third quarter of fiscal 2004, the Company recorded a charge associated with the closing of seven offices in the amount of $2.6 million. The Company expects the restructure to result in a lower overall cost structure to allow it to focus resources on offices with greater potential for better overall growth and profitability. The components of the charge are as follows:

--------------------------------------------------
Components                              Amount
--------------------------------------------------
Write-off of fixed assets               $  892
--------------------------------------------------
Write-off of related goodwill               889
--------------------------------------------------
Severance costs and other benefits          608
--------------------------------------------------
Other exit costs                            200
--------------------------------------------------
 Total restructuring charge             $2,589
--------------------------------------------------

As of February 29, 2004, the Company has paid $165 for severance and other costs associated with the office closings. As of February 29, 2004, the Company's accounts payable and accrued expenses included $643 of remaining costs accrued consisting mainly of severance and lease costs. The severance and remaining other exit costs will be paid in fiscal 2005. The remaining lease costs will be paid through the term of the related leases which expire through January 2007.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding for the applicable period. Diluted earnings (loss) per share is computed using the weighted average number of common shares plus potential common shares outstanding, unless the inclusion of such potential common equivalent shares would be anti-dilutive. Dilutive earnings per share include common stock equivalents of 2,063 shares related to outstanding stock options in Fiscal 2002. In Fiscal 2004 and 2003, 6,002 and 5,946 common stock equivalents, respectively, have been excluded from the earnings per share calculation, as their inclusion would have been anti-dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, amounts due under bank financing and acquisition notes payable approximate fair value.

ADVERTISING

Advertising costs, which are expensed as incurred, were $571, $1,088 and $787 in Fiscal 2004, 2003 and 2002, respectively, and are included in general and administrative expenses.

STOCK BASED COMPENSATION

The Company applies the intrinsic value method in accounting for its stock-based compensation. Had the Company measured compensation under the fair value method for stock options granted, the Company's net (loss) income and net (loss) income per share, basic and diluted, would have been as follows:



                                           FEBRUARY 29, 2004         FEBRUARY 28, 2003        FEBRUARY 28, 2002
                                           -----------------         -----------------        -----------------
Net (loss) income                                   $ (6,180)                 $ (2,833)                 $ 3,593
Fair value method of stock based
  compensation, net of tax                              (384)                      (59)                     (98)
Net (loss) income                                     (6,564)                   (2,892)                   3,495

Basic (loss) income per share                          (0.25)                    (0.12)                    0.15
Basic (loss) income per share                          (0.27)                    (0.12)                    0.15
Diluted (loss) income per share                        (0.25)                    (0.12)                    0.14
Diluted (loss) income per share                        (0.27)                    (0.12)                    0.14


The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in Fiscal 2004, 2003 and 2002, respectively. Risk-free interest rates of 4.4%, 4.7% and 4.5%; dividend yield of 0% for each year; expected lives of 10 years for each year and volatility of 96%, 96% and 89%.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 145, Rescission of FAS Nos. 4, 44, and 64, Amendment of SFAS 13, and
Technical Corrections as of April 2002. This statement amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions as well as other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after December 31, 2002. The Company has adopted SFAS No. 145 in Fiscal 2003 and has reclassified the 2002 extraordinary loss on early extinguishment of debt to interest and other expenses.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is effective for Fiscal years beginning after December 31, 2002. The Company does not anticipate that the adoption of SFAS No. 146 will have a material impact on the consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, that amends SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends the disclosure requirements of APB Opinion No. 28, "Interim Financial Reporting" and SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reporting results. SFAS No. 148 is effective for Fiscal years ending after December 15, 2002. The adoption of SFAS No. 148, except for the disclosure requirements, had no impact on the consolidated financial statements.

In November 2002, the FASB issued Interpretation 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 applies prospectively to guarantees issued or modified subsequent to December 31, 2002, but has certain disclosure requirements effective for interim and annual periods ending after December 15, 2002.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures in its statement of financial position, certain financial instruments with characteristics of both liabilities and equity. In accordance with the statement, financial instruments that embody obligations for the issuer are required to be classified as liabilities. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 has no impact on the consolidated financial statements of the Company.

 In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." This interpretation provides guidance with respect to the consolidation of certain entities, referred to as variable interest entities ("VIE"), in which an investor is subject to a majority of the risk of loss from the VIE's activities, or is entitled to receive a majority of the VIE's residual returns. This interpretation also provides guidance with respect to the disclosure of VIEs in which an investor maintains an interest, but is not required to consolidate. The provisions of the interpretation are effective immediately for all VIEs created after January 31, 2003, or in which the Company obtains an interest after that date.

In October 2003, the FASB issued a revision to FIN 46, which among other things deferred the effective date for certain variable interests. Application is required for interest in special-purpose entities in the period ending after December 15, 2003 and application is required for all other types of VIEs in the period ending after March 15, 2004. The adoption of FIN 46 and FIN46R did not have any impact on the Company's consolidated financial statements as of and for the year ended February 29, 2004.

Management does not believe any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.    ACQUISITIONS

In October 2001, the Company acquired substantially all of the assets of Doctors' Corner and Healthcare Staffing, Inc., which is a provider of both permanent and temporary medical administrators in Southern California. The purchase price was $1,075, of which $300 was paid at closing, $100 was paid on January 1, 2002, $100 was paid on April 1, 2002 and the remaining $575 is payable in 20 quarterly installments beginning July 1, 2002. The purchase price included a covenant not to compete for $500. The remaining purchase price was allocated to goodwill whose amortization is deductible for tax purposes.

In January 2002, the Company purchased substantially all of the assets of DSI, a licensee of the Company serving the territory consisting of Westchester County, New York, and northern New Jersey, and DSS, a licensee of the Company serving New York City and Long Island, New York, for a purchase price of $30,195. These two licensees were owned by an unrelated third party and by a son and two sons-in-law of the Company's Chairman of the Board of Directors who have received an aggregate 60% of the proceeds of the sale. The Company will be required to pay contingent consideration equal to the amount by which (a) the product of (i) Annualized Revenues (as defined in the purchase agreement), and
(ii) 5.25 exceeds (b) $17,220, but if and only if the resulting calculation exceeds $20 million.

The company has obtained a valuation on the tangible and intangible assets associated with the transaction and has allocated $6,400 to customer lists (which is being amortized over 10 years), $200 to a covenant not to complete (which is being amortized over 8 years) and the remaining balance to goodwill.

The purchase price was evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series of notes (the "First Series"), in the aggregate principal amount of $12,975, bore interest at 5% per annum and was payable in 36 consecutive equal monthly installments of principal, together with interest thereon, with the first installment having become due on March 1, 2002. The second series of notes (the "Second Series"), in the aggregate principal amount of $17,220, bore interest at the rate of 5% per annum and was payable as follows: $11 million, together with interest thereon, on April 30, 2005 (or earlier if certain capital events occur prior to such date) and the balance in 60 consecutive equal monthly installments of principal, together with interest thereon, with the first installment becoming due on April 30, 2005. If the contingent purchase price adjustment was triggered on April 30, 2005, then the aggregate principal balance of the Second Series was to be increased by such contingent purchase price. Payment of the First Series and the Second Series was collateralized by a second lien on the assets of the acquired licensees (see Note 7). In June 2003, the notes were modified and the contingent payment agreements (or provisions) were terminated.

In June 2002, the Company bought out a management contract with a company ("Travel Company") which was managing its travel nurse division. The purchase price of $620 is payable over two years beginning in December 2002. The Travel Company had received payments from the Company of $702 and $1,362 for Fiscal years ended February 28, 2003 and 2002, respectively, for its management of the travel nurse division. The Company is amortizing the cost of the buyout over the five years that were remaining on the management contract.

During Fiscal 2003, the Company purchased substantially all of the assets and operations of eight temporary medical staffing companies totaling $3,041, of which $2,071 was paid in cash and the remaining balance is payable under notes payable with maturities through January 2007. The notes bear interest at rates between 6% to 8% per annum. The purchase prices were allocated primarily to goodwill (approximately $2,282). In April 2003, the Company sold its interest in one of these temporary medical staffing companies to its franchisee for $130.

The acquisitions were accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of the acquired operations from their respective acquisition dates. The table below reflects unaudited pro forma combined results of the Company, as if the acquisitions had taken place on March 1, 2001.

The unaudited pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the periods presented or of future results of operations. For Fiscal 2004, the acquisitions are included in the income statement from the date of acquisition through February 29, 2004.


                                         2003                  2002
                                      ---------             ---------
Net revenues                          $ 161,625             $ 157,586
Income from operations                    2,178                 5,672
Net (loss) income                        (2,451)                4,103

(Loss) earnings per share:
  Basic                                 $ (0.10)               $ 0.17
  Diluted                               $ (0.10)               $ 0.16


4.    FIXED ASSETS
Fixed assets consist of the following:


                                               ESTIMATED USEFUL          FEBRUARY 29,            FEBRUARY 28,
                                                 LIFE IN YEARS              2004                    2003
                                               ----------------       ------------------      ----------------
Computer equipment and software                     3 to 5                       $ 1,487               $ 7,080
Office equipment, furniture and fixtures               5                             215                   558
Leasehold improvements                                 5                             191                   218
                                                                      -----------------------------------------
                                                                                   1,893                 7,856
Less: accumulated depreciation
   and amortization                                                                1,045                 5,186
                                                                      -----------------------------------------
Net                                                                                $ 848               $ 2,670
                                                                      =========================================


As of February 29, 2004 and February 28, 2003, fixed assets include amounts for equipment acquired under capital leases with an original cost of $262 and $1,529, respectively. Depreciation expense was $1,168, $1,376 and $1,217 in 2004, 2003 and 2002, respectively. The accumulated amortization on equipment acquired under capital lease obligations was $170 and $988 as of February 29, 2004 and February 28, 2003, respectively.

5.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

                                                   FEBRUARY 29,     FEBRUARY 28,
                                                          2004             2003
                                              ----------------   --------------
Prepaid workers compensation expense                    $ 3,946        $ 2,284
Other                                                       754            803
                                              ---------------------------------
Total                                                   $ 4,700        $ 3,087
                                              =================================

6.    ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                FEBRUARY 29,       FEBRUARY 28,
                                                       2004               2003
                                         ------------------    ---------------
Payroll and related taxes                           $ 2,297            $ 1,518
Accrued licensee payable                              1,076              1,123
Insurance accruals                                    2,264              2,871
Interest payable                                         20                232
Other                                                   811                448
                                         --------------------------------------
Total                                               $ 6,468            $ 6,192
                                         ======================================

7.    FINANCING ARRANGEMENTS

Debt financing payable consists of the following:

                                     FEBRUARY 29,              FEBRUARY 28,
                                             2004                      2003
                                  ---------------           ---------------
Financing Agreement (a)                  $ 25,542                  $ 24,928
                                                -                         -
                                  ------------------------------------------
                                           25,542                    24,928
      Less: current portion                 1,310                       679
                                  ------------------------------------------
                                         $ 24,232                  $ 24,249
                                  ==========================================


(a) Prior to April 2001, the Company borrowed under a financing facility (the "Facility") with a lending institution (the "Lender") for $20 million. The term of the Facility was for three years and bore interest at a rate of prime plus 3%. The Facility was collateralized by all of the Company's assets.

During April 2001, the Company entered into a Financing Agreement ("New Financing Arrangement") with a lending institution, whereby the lender agreed to provide a revolving credit facility of up to $25 million. The New Financing Agreement was amended in October 2001 to increase the facility to $27.5 million. Amounts borrowed under the New Financing Agreement were used to repay $20,636 of borrowing on its existing facility. As a result, the Company recognized a loss of approximately $850 (before a tax benefit of $341), which includes the write-off of deferred financing costs and an early termination fee.

Availability under the New Financing Agreement is based on a formula of eligible receivables, as defined in the New Financing Agreement. The borrowings bear interest at rates based on the LIBOR plus 3.65%. At February 28, 2002, the interest rate was 5.65%. Interest rates ranged from 5.4% to 8.2% in Fiscal 2002. An annual fee of 0.5% is required based on any unused portion of the total loan availability.

In November 2002, the lending institution with which the Company has the secured facility increased the revolving credit line to $35 million and provided for an additional term loan facility totaling $5 million. Interest accrues at a rate of 3.95% over the LIBOR on the revolving credit line and 6.37% over the LIBOR on the term loan facility. The Facility expires in November 2005. The term loan facility is for acquisitions and capital expenditures. Repayment of this additional term facility will be on a 36 month straight line amortization. The Agreement contains various restrictive covenants that, among other requirements, restrict additional indebtedness. The covenants also require the Company to meet certain financial ratios. In November 2002, the interest rates were revised to 4.55% over the LIBOR on the revolving line and 7.27% over the LIBOR on the term loan facility as part of a loan modification. As of February 29, 2004 and February 28, 2003, the outstanding balance on the revolving credit facility was $22,698 and $22,561, respectively. As of February 29, 2004 and February 28,
2003, the outstanding balance on the term loan was $2,841 and $2,367, respectively.

On June 13, 2003, the Company received a waiver from the lender for non compliance of certain Facility covenants as of February 28, 2003. Interest rates on both the revolving line and term loan facility were increased 2% and can decrease if the Company meets certain financial criteria. In addition, certain financial ratio covenants were modified. The additional interest is not payable until the current expiration date of the Facility which is November 2005. As part of this modification, the lender and the DSS and DSI noteholders amended the subordination agreement (see Note 8). As a result of that amendment, the two series of promissory notes to the former owners of DSS and DSI have been condensed into one series of notes. One of the notes is for a term of seven years, with a minimum monthly payment (including interest) of $40 in year one and minimum monthly payments of $80 in subsequent years, with a balloon payment of $3,600 due in year four. The balance on the first note after the balloon payment is payable over the remaining three years of the note, subject to limitations. The other three notes are for 10 years, with minimum monthly payments (including interest) of $25 in the aggregate in the first year and minimum monthly payments of $51 in the aggregate for the remaining years.
 Any unpaid balance at the end of the note term will be due at that time. Additional payments may be made to the noteholders if the Company achieves certain financial ratios. In conjunction with this revision, one of the note holders has agreed to reduce its note by approximately $2,800, contingent upon the Company's compliance under the modified subordination agreement.

On January 8, 2004, an amendment to the Facility was entered into modifying certain financial ratio covenants as of November 30, 2003.

On May 28, 2004, an amendment to the Facility was entered into modifying certain financial ratio covenants as of February 29, 2004.

(b) Annual maturities of notes and guarantee payable discussed above are as follows:


    2005                                                 1,310
    2006                                                24,232

                                                 --------------
    Total                                             $ 25,542
                                                 ==============

8.    NOTES AND GUARANTEE PAYABLE

Notes and guarantee payable consist of the following:

                                         FEBRUARY 29,              FEBRUARY 28,
                                                 2004                      2003
                                      ---------------            --------------
Notes payable to DSS and DSI (a)             $ 29,293                  $ 28,544
Guarantee of TLCS liability (c)                 2,293                     2,293
Other (b)                                         803                     1,522
                                      ------------------------------------------
                                               32,389                    32,359
      Less: current portion                     1,148                       896
                                      ------------------------------------------
                                             $ 31,241                  $ 31,463
                                      ==========================================

(a) The Company originally issued two series of promissory notes to each of the four owners of DSS and DSI (three related and one unrelated party; see Note
3). The first series of notes (the "First Series"), in the aggregate principal amount of $12,975, bore interest at a rate of 5% per annum and was payable in 36 equal monthly installments of principal, together with interest, with the first installment having become due on March 1, 2002. The second series of notes (the "Second Series"), in the aggregate principal amount of $17,220, bore interest at a rate of 5% per annum and was payable as follows: $11 million, together with interest, on April 30, 2005 (or earlier if certain events, as defined, occur prior to such date) and the balance in 60 equal monthly installments of principal, together with interest, with the first installment becoming due on April 30, 2005. On June 13 2003, in connection with the receipt by the Company of a waiver from its senior lender for non-compliance of certain Facility covenants, the lender and the DSS and DSI noteholders amended the subordination agreement and the Company and the noteholders amended the notes issued to those noteholders (see Note 7). As a result of the amendment, what had been two promissory notes issued to each of the former owners of DSS and DSI have been condensed into one note. The amended note issued to one of the former owners is for a term of seven years with a minimum monthly payment (including interest) of $40 in year one and minimum monthly payments of $80 in subsequent years, with a balloon payment of $3,600 due in year four. The balance on that note after the balloon payment is payable over the remaining three years of the note, subject to limitations. The amended note issued to other three former owners are for ten years, with minimum monthly payments (including interest) of $25 in the aggregate in the first year and minimum monthly payments of $51 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional payments of principal are to be made to the noteholders if the Company achieves certain financial ratios. The most significant of these ratios is the debt coverage ratio, which is calculated by taking the current portion of long term debt and interest paid and dividing by four quarters of earning before interest, taxes depreciation and amortization. The additional principal payments, if any, is determined by taking 60% of the net income generated from the DSS and DSI businesses less the monthly amounts already paid. Half of the remaining balance would be paid as additional principal due. In conjunction with this revision, one of the noteholders has agreed to reduce his note by approximately $2,800, provided the Company does not default under the notes or, in certain instances, the Company's senior lending facility. Payment of the First Series and the Second Series notes and of the amended notes was and is collateralized by the assets of the acquired licensees. Payments on these notes are in accordance with a subordination agreement between the four former owners of DSS and DSI, the Facility and the Company. These notes are subordinated to the borrowings under the Company's revolving credit facilities (see Note 7).

(b) The Company issued various notes payable, bearing interest at rates ranging from 6% and 8% per annum, in connection with various acquisitions with maturities through January 2007.

(c) Guarantee of TLCS Liability - The Company is contingently liable on $2.3 million of obligations owed by TLCS which is payable over eight years. The Company is indemnified by TLCS for any obligations arising out of these matters. On November 8, 2002, TLCS filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. As a result, the Company has recorded a provision of $2.3 million representing the balance outstanding on the related TLCS obligations. The Company has not received any demands for payment with respect to these obligations. The next payment is due in September 2004. The obligation is payable over eight years. The Company believes that it has certain defenses that could reduce or eliminate its recorded liability in this matter.

(d) Annual maturities of notes and guarantee payable discussed above are as follows:

    2005                                             $1,148
    2006                                              1,199
    2007                                              1,220
    2008                                              4,920
    2009                                              1,259
    Thereafter                                       22,643
                                                 -----------
    Total                                           $32,389
                                                 ===========

9.    INCOME TAXES

The provision (benefit) for income taxes consists of the following:



                                                              FISCAL YEAR ENDED
                                       --------------------------------------------------------------
                                       FEBRUARY 29, 2004      FEBRUARY 28, 2003     FEBRUARY 28, 2002
                                       -----------------      -----------------     -----------------
Current:
     Federal                                 $ -                       $ -                       $ -
     State                                   100                       140                       100
                                       --------------------------------------------------------------
                                             100                       140                       100
                                       --------------------------------------------------------------
Deferred
     Federal                               1,791                    (1,490)                   (2,143)
     State                                   100                       (94)                     (136)
                                       --------------------------------------------------------------
                                           1,891                    (1,584)                   (2,279)
                                       --------------------------------------------------------------
Total income tax (benefit) expense       $ 1,991                  $ (1,444)                 $ (2,179)
                                       ==============================================================

A reconciliation of the differences between income taxes computed at the federal statutory rate and the provision (benefit) for income taxes as a percentage of pretax income from continuing operations for each year is as follows:




                                                2004              2003              2002
                                           -----------         ----------      ----------
Federal statutory rate                        (34.0%)           (34.0%)            34.0%
State and local income taxes, net               4.0%               .1%             12.2%
   of federal income tax benefit
Goodwill amortization                              -                 -              7.4%
Valuation allowance increase (decrease)        80.9%                 -           (208.1%)
Other                                          (3.4%)              .1%              0.4%
                                           ----------------------------------------------
Effective rate                                 47.5%            (33.8%)          (154.1%)
                                           ==============================================


The Company's net deferred tax assets are comprised of the following:



                                               FEBRUARY 29, 2004             FEBRUARY 28, 2003
                                             -------------------           -------------------
Current:
     Allowance for doubtful accounts                       $ 295                        $ 711
     Accrued expenses                                      1,219                        1,076
                                             -------------------------------------------------
                                                           1,514                        1,787
                                             -------------------------------------------------
    Valuation allowance                                   (1,514)                           -
                                             -------------------------------------------------
                                                               -                        1,787
                                             -------------------------------------------------
Non-current:
     Revenue recognition                                      16                           16
     Net operating loss carryforward                       3,566                        1,551
     Depreciation and amortization                          (637)                        (407)
     TLCS guarantee                                          916                          916
                                             -------------------------------------------------
                                                           3,861                        2,076
                                             -------------------------------------------------
    Valuation allowance                                   (1,877)                           -
                                             -------------------------------------------------
                                                         $ 1,984                      $ 3,863
                                             =================================================

Prior to the year ended February 28, 2002, the Company had provided a valuation allowance for the full amount of its deferred tax assets, because of the substantial uncertainties associated with the Company's ability to realize a deferred tax benefit due to its financial condition. However, based on the Company's expected profitability, the valuation allowance of $2,952 was eliminated in Fiscal 2002.

At February 28, 2003, management believed that it was more likely than not that the Company's deferred tax assets would be realized through future profitable operations. This was based upon the fact that the Company had profitable operations from September 1, 2000 through the third quarter ended November 30, 2002, which quarterly results were profitable before a charge for the guarantee of certain debt of a former related party, TLC. Losses incurred in the fourth quarter of fiscal 2003 were due to an unanticipated shortfall in hospital patient volume, which were expected to return in fiscal 2004. Management believed that it would return to profitable operations during fiscal 2004 and, accordingly, it was more likely than not that it would realize its deferred tax assets.

For the year ended February 29, 2004, income tax expense is due primarily to the valuation allowance provided in that period. In the third quarter of 2004, it became apparent that the hospital patient volumes were not returning as anticipated and the Company would not return to profitable operations in fiscal 2004. The Company intends to maintain its valuation allowance until such time as positive evidence exists to support reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent of offsetting reductions in the Company valuation allowance. The realization of the Company's remaining deferred tax assets is primarily dependent on forecasted future operating and non operating taxable income. Any reduction in future forecasted taxable income may require that the Company record an additional valuation against the deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period the valuation was recorded and could have a significant impact on the earnings of the Company. Management believes that it is more likely than not that the Company's deferred tax assets which have not been reserved for will be realized through future profitable operations.

At February 29, 2004, the Company has a federal net operating loss of approximately ($10,490) which expires in 2020 through 2024.

10.   COMMITMENTS AND CONTINGENCIES

Lease Commitments:

Future minimum rental payments under noncancelable operating leases relating to office space and equipment rentals that have an initial or remaining lease term in excess of one year as of February 29, 2004 are as follows:

YEAR ENDING FEBRUARY 28,
--------------------------------------------------------
                    2005                         $ 1,122
                    2006                             841
                    2007                             683
                    2008                             658
                    2009                             504
                 Thereafter                          860
                                             ------------
        Total minimum lease payments             $ 4,668
                                             ============

Certain operating leases contain escalation clauses with respect to real estate taxes and related operating costs.

Rental expense was approximately $1,702, $1,504 and $1,176 in Fiscal 2004, 2003 and 2002, respectively.

Capital lease obligations represent obligations under various equipment leases with variable interest rates. The minimum annual principal payments for the capital lease obligations are as follows as of February 29, 2004:

YEAR ENDING FEBRUARY 28,
------------------------------------------------------------
2005                                                   $ 30
                                                    --------
Total minimum lease payments                             30
Less: amount representing interest                        -
                                                    --------
Present value of net minimum payments                  $ 30
                                                    ========

Employment Agreements:

In November 2002, the Company entered into amended employment agreements with two of its officers, under which they will receive annual base salaries of $302 and $404, respectively. Their employment agreements are automatically extended at the end of each Fiscal year and are terminable by the Company.

In September 2003, the Company entered into a three year employment agreement with another officer of the Company, under which he receives an annual base salary of $185, with a $10 increase per annum.

If a "change of control" (as defined in the agreements) were to occur and cause the respective employment agreements to terminate, the Company would be required to make lump sum severance payments of $906 and $1,212, respectively to the officers who amended their employment contracts in November 2002. In addition, the Company would be liable for payments to other officers, of which such payments are immaterial.

LITIGATION

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, and the availability and extent of insurance coverage and established reserves. While it is not possible at this time to predict the outcome of these legal actions, in the opinion of management, based on these reviews and the likely disposition of the lawsuits, these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

11.   STOCKHOLDERS' EQUITY

Convertible Preferred Stock Offering:

On February 26, 2003, the Company announced it was offering to sell 4,000 shares of 7% Convertible Series A Preferred Stock at a cost of $500 per share to certain accredited investors in an offering exempt from registration under the Securities Act of 1933, as amended.

Each share of the Preferred Stock may be converted at any time by the holder after April 30, 2003 at a conversion price equal to the lower of (i) 120% of the weighted average closing price of the Company's common stock on the American Stock Exchange during the 10 trading day period ending April 30, 2003, and (ii) 120% of the weighted average closing price of the Company's common stock on the American Stock Exchange during the 10 trading day period ending on the date the Company accepts a purchaser's subscription for shares, subject in either case to adjustment in certain events. As of May 2, 2003, 2,000 shares were sold with conversion prices of $.73 to $.93 per share.


The Preferred Stock will be redeemed by the Company on April 30, 2009 at $500 per share, plus all accrued dividends. At any time after April 30, 2004, the Company may redeem all or some of a purchaser's shares of Preferred Stock, if the weighted-average closing price of the Company's common stock during 10 trading day period ending on the date of notice of redemption is greater than 200% of the conversion price of such purchaser's shares of Preferred Stock.

Common Stock - Recapitalization and Voting Rights:

During Fiscal 1996, the shareholders approved a plan of recapitalization by which the existing Common Stock, $.01 par value, was reclassified and converted into either Class A Common Stock, $.01 par value per share, or Class B Common Stock, $.01 par value per share. Prior to the recapitalization, shares of Common Stock that were held by the beneficial owner for at least 48 consecutive months were considered long-term shares, and were entitled to 10 votes for each share of stock. Pursuant to the recapitalization, long-term shares were converted into Class B Common Stock and short-term shares (beneficially owned for less than 48 months) were converted into Class A Common Stock.

A holder of Class B Common Stock is entitled to ten votes for each share and each share is convertible into one share of Class A Common Stock (and will automatically convert into one share of Class A Common Stock upon transfer subject to certain limited exceptions). Except as otherwise required by the Delaware General Corporation Law, all shares of common stock vote as a single class on all matters submitted to a vote by the shareholders. The recapitalization included all outstanding options and warrants to purchase shares of Common Stock which were converted automatically into options and warrants to purchase an equal number of shares of Class A Common Stock.

On August 12, 2003 the shareholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Class A Common Stock from 50,000,000 shares to 75,000,000 shares.

On July 16, 2003, the Company sold 367,647 shares of Series A Common Stock at $.68 per share. On July 23, 2003, the Company sold 202,703 shares of Series A Common Stock at $.74 per share. On July 24, 2003, the Company sold 133,333 shares of Series A Common Stock at $.75 per share and on August 19, 2003, the Company sold 256,410 shares of Series A Common stock at $.78 per share. The sales price per share was equal to or exceeded the market price of the Company's common stock at the date of each transaction. The purchasers of the Series A Common Stock were related to two executive officers of the Company.

During September 2003, the Company issued 56,500 shares of Series A Common Stock at a range of $.23 to $.50 per share for the exercise of employee stock options.

During Fiscal 2004, 10,774 shares of Series A Common Stock were issued upon the conversion of the same number of Series B Common Stock.

During Fiscal 2004, the Company issued 55,618 shares of Series A Common Stock pursuant to the Employee Stock Purchase Plan.

Stock Options:

1993 Stock Option Plan

During the year ended February 28, 1994, the Company adopted a stock option plan (the "1993 Stock Option Plan"). Stock options issued under the 1993 Stock Option Plan may be incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). This plan replaced the 1986 Non- Qualified Plan and the 1983 Incentive Stock Option Plan which terminated in 1993 except as to options then outstanding. Employees, officers, directors and consultants are eligible to participate in the 1993 Stock Option Plan. Options are granted at not less than the fair market value of the Common Stock at the date of grant and vest over a period of two years.

A total of 3,021,750 stock options were granted under the 1993 Stock Option Plan, at prices ranging from $.50 to $3.87, of which 809,000 remain outstanding at February 29, 2004.

1994 Performance-Based Stock Option Plan

During the year ended February 28, 1995, the Company adopted a stock option plan (the "1994 Performance-Based Stock Option Plan") which provides for the issuance of up to 3.4 million shares of Common Stock. Executive officers of the Company and its wholly owned subsidiaries are eligible for grants. Performance-based stock options are granted for periods of up to 10 years and the exercise price is equal to the average of the closing price of the common stock for the 20 consecutive trading days prior to the date on which the option is granted. Vesting of Performance Based Stock Options is during the first four years after the date of grant, and is dependent upon increases in the market price of the common stock.

Since inception, a total of 10,479,945 stock options were granted under the 1994 Performance-Based Stock Option Plan, at option prices ranging from $.53 to $3.14, of which 2,767,382 remain outstanding at February 29, 2004.

1998 Stock Option Plan

During Fiscal 1999, the Company adopted a stock option plan (the "1998 Stock Option Plan") under which an aggregate of two million shares of Common Stock are reserved for issuance. Options granted under the 1998 Stock Option Plan may be ISO's or NQSO's. Employees, officers and consultants are eligible to participate in the 1998 Stock Option Plan. Options are granted at not less than fair market value of the common stock at the date of grant and vest over a period of two years.

A total of 1,898,083 stock options were granted under the 1998 Stock Option Plan, at exercise prices ranging from $.23 to $2.40, of which 650,500 remain outstanding at February 29, 2004.

2000 Stock Option Plan

During Fiscal 2001, the Company adopted a stock option plan (the "2000 Stock Option Plan") under which an aggregate of three million shares of common stock is reserved for issuance. Both key employees and non-employee directors, except for members of the compensation committee, are eligible to participate in the 2000 Stock Option Plan.

A total of 400,000 stock options were granted under the 2000 Stock Option Plan at an exercise price of $1.02, of which all are outstanding as of February 29, 2004.

Information regarding the Company's stock option activity is summarized below:


                                                                                                     WEIGHTED-AVERAGE
                                                           STOCK OPTION ACTIVITY     OPTION PRICE     EXERCISE PRICE
                                                           ---------------------     ------------    ----------------
Options outstanding as of February 28, 2001                            4,848,682     $.23 - $2.06              $0.61
 Granted                                                                 507,500     $.56 - $1.02              $1.00
 Exercised                                                                    --          --
 Terminated                                                             (220,000)    $.23 - $2.06              $1.92
                                                          ----------------------
Options outstanding as of February 28, 2002                            5,136,182     $.25 - $1.02              $0.59
 Granted                                                                  45,000     $.85 - $2.40              $1.46
 Exercised                                                              (103,333)     $.50 - $.56              $0.50
 Terminated                                                               (6,667)        $.56                  $0.56
                                                          ----------------------
Options outstanding as of February 28, 2003                            5,071,182     $.25 - $2.40              $0.59
 Granted                                                               3,916,382      $.59 - $.79              $0.60
 Exercised                                                               (56,500)     $.23 - $.50              $0.30
 Terminated                                                           (4,304,182)    $.50 - $2.40              $0.57
                                                          ----------------------
Options outstanding as of February 29, 2004                            4,626,882     $.25 - $2.40              $0.63
                                                          ======================

Included in the outstanding options are 253,333 ISOs and 400,000 NQSOs which were exercisable at February 29, 2004.

The following tables summarize information about stock options outstanding at February 29, 2004:




                                      OPTIONS OUTSTANDING                                           OPTIONS EXERCISABLE
                        ---------------------------------------------                        ---------------------------------
                                                 WEIGHTED-AVERAGE
                                                     REMAINING
RANGE OF                            NUMBER        CONTRACTUAL LIFE       WEIGHTED AVERAGE        NUMBER       WEIGHTED AVERAGE
EXERCISE PRICES                  OUTSTANDING         (IN YEARS)           EXERCISE PRICE       EXERCISABLE    EXERCISE PRICE
---------------         ---------------------------------------------    ----------------    ---------------------------------
$.25 to $.58                         245,500             5.5                  $0.37              170,000              $0.37
         $0.59                     3,811,382             9.8                  $0.59               83,333              $0.59
$.60 to $2.40                        570,000             7.3                  $1.00              400,000              $1.02
                        ------------------------------------------------------------------------------------------------------
                                   4,626,882             9.43                 $0.63              653,333              $0.79
                        ======================================================================================================

Employee Stock Purchase Plan

The Company has an employee stock purchase plan under which eligible employees may purchase common stock of the Company at 90% of the lower of the closing price of the Company's Common Stock on the first and last day of the three-month purchase period. Employees elect to pay for their stock purchases through payroll deductions at a rate of 1% to 10% of their gross payroll.

12.   EMPLOYEE 401(K) SAVINGS PLAN

The Company maintains an Employee 401(k) Savings Plan. The plan is a defined contribution plan which is administered by the Company. All regular, full-time employees are eligible for voluntary participation upon completing one year of service and having attained the age of 21. The plan provides for growth in savings through contributions and income from investments. It is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Plan participants are allowed to contribute a specified percentage of their base salary. However, the Company retains the right to make optional contributions for any plan year. Optional contributions were not made in fiscal 2004, 2003 and 2002.

13.   LICENSEE SALES

The Company includes in its service revenues, service costs and general and administrative costs revenues and costs associated with its Licencee's. Summarized below is the detail associated with the above discussed items for the years ended February 29, 28,and 28, 2004, 2003 and 2002 respectively.

----------------------------- -------------------- ---------------------- ----------------------
                                   Year Ended            Year Ended            Year Ended
                                February 29, 2004      February 28, 2003     February 28, 2002
----------------------------- -------------------- ---------------------- ----------------------
Company Service Revenue       $            72,359  $              76,330  $             14,651
----------------------------- -------------------- ---------------------- ----------------------
Licensee Service Revenue      $            58,042  $              72,390  $            134,763
----------------------------- -------------------- ---------------------- ----------------------
Total Revenue                 $           130,401  $             148,720  $            149,414
----------------------------- -------------------- ---------------------- ----------------------
Company Service Costs         $            56,203  $              58,588  $              9,546
----------------------------- -------------------- ---------------------- ----------------------
Licensee Service Costs        $            46,988  $              57,106  $            104,679
----------------------------- -------------------- ---------------------- ----------------------
Total Service Costs           $           103,191  $             115,694  $            114,225
----------------------------- -------------------- ---------------------- ----------------------
Company General and
administrative costs          $            15,892  $              20,358  $             12,979
----------------------------- -------------------- ---------------------- ----------------------
Licensee Royalty              $             6,800  $               9,100  $             16,900
----------------------------- -------------------- ---------------------- ----------------------
Total General and
administrative costs          $            22,692  $              29,458  $             29,879
----------------------------- -------------------- ---------------------- ----------------------

14.     QUARTERLY FINANCIAL DATA (UNAUDITED)



Summarized unaudited quarterly financial data for Fiscal 2004 and 2003 are as follows (in thousands, except per share data):


YEAR ENDED FEBRUARY 29, 2004                        FIRST QUARTER       SECOND QUARTER       THIRD QUARTER       FOURTH QUARTER
--------------------------------------------------------------------------------------------------------------------------------
Total revenues                                            $ 34,043             $ 33,640           $ 32,383             $ 30,335
                                                    ----------------------------------------------------------------------------

Net loss available to common stockholders'                  $ (235)              $ (671)               $(1) (5,064)      $ (277)
                                                    ============================================================================

(Loss) earnings per common share-basic                     $ (0.01)             $ (0.03)           $ (0.20)             $ (0.01)
                                                    ============================================================================

(Loss) earnings per common share-diluted                   $ (0.01)             $ (0.03)           $ (0.20)             $ (0.01)
                                                    ============================================================================

--------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED FEBRUARY 29, 2004                         FIRST QUARTER      SECOND QUARTER       THIRD QUARTER       FOURTH QUARTER
--------------------------------------------------------------------------------------------------------------------------------

Total revenues                                            $ 37,699             $ 38,979           $ 38,282             $ 33,759
                                                    ----------------------------------------------------------------------------
Net (loss) income available to common stockholders'          $ 427                $ 442           $ (1,249)        $ (2) (2,454)
                                                    ============================================================================

(Loss) earnings per common share-basic                      $ 0.02               $ 0.02            $ (0.05)             $ (0.10)
                                                    ============================================================================

(Loss) earnings per common share-diluted                    $ 0.02               $ 0.02            $ (0.05)             $ (0.10)
--------------------------------------------------------------------------------------------------------------------------------

      (1) In the third quarter of Fiscal 2004, the Company recorded a charge of approximately $2,600 for a restructuring expense.

      (2) In the fourth quarter of Fiscal 2003, the Company recorded a charge of approximately $900 for workers' compensation liabilities.

ATC HEALTHCARE, INC. AND SUBSIDIARIES
SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
(IN THOUSANDS)


                                                                        FISCAL YEAR ENDED
                                          --------------------------------------------------------------------
                                          FEBRUARY 29, 2004         FEBRUARY 28, 2003        FEBRUARY 28, 2002
                                          -----------------         -----------------        -----------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:

Balance, beginning of period                        $ 1,784                     $ 830                  $ 1,344

Additions charged to costs and expenses                   7                     1,629                      400

Deductions                                           (1,054)                     (675)                    (914)
                                          --------------------------------------------------------------------
Balance, end of period                                $ 737                   $ 1,784                    $ 830
                                          ====================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



           NATURE OF EXPENSE                                             AMOUNT
           -----------------                                             ------
           SEC Registration fee                                        $ 845.08
           Accounting fees and expenses                              40,000.00*
           Legal fees and expenses                                   45,000.00*
                                                                     ----------
                            TOTAL                                    $85,845.08*
                                                                     ==========

           * Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Our Certificate of Incorporation provides that (i) we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto and (ii) the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law ("Section 102(b)(7)"). We have entered into separate indemnification agreements with certain of our officers to the same effect.

           Section 145 permits us to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (other than an action by or in the right of the registrant in question) by reason of the fact that he is or was a director, officer, employee or agent of our Company or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or "other enterprise" against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of our Company he may not be indemnified in respect of any claim, issue or matter as to which he was adjudged liable to us unless and only to the extent that the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

           Payment may be made in advance of the final disposition of a criminal action or proceeding if the officer or director agrees to repay to us such an amount in the event it is determined that he was not entitled to it.
Indemnification against expenses (including attorney's fees) actually and reasonably incurred must be given under Section 145 to the extent an officer, director, employee or agent is successful in an action described above.

           In addition, Section 145 permits us to purchase and maintain insurance on behalf of any officer, director, employee and agent of our Company or any person serving at our request as an officer, director, employee or agent of another corporation serving as described above whether or not we would have the power to indemnify him under Section 145. We maintain directors and officers liability insurance for all duly elected or appointed officers and directors.

           Section 102(b)(7) permits us to eliminate or limit the personal liability of a director or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

           The following sets forth information regarding all sales of our unregistered securities during the past three years.

           On February 26, 2003, we sold 1,200 shares of 7% Convertible Series A Preferred Stock ("the Preferred Stock") and received cash proceeds of $600,000. The purchasers of the stock were David Savitsky and Stephen Savitsky. This stock is convertible to Common Stock at the price of $.73 per share which is 120% of the weighted average market close price of our Common Stock for the ten day trading period ending on the date of the purchase of the Preferred Stock.

           On March 10, 2003, we sold 300 shares of 7% Convertible Series A Preferred Stock and received cash proceeds of $150,000. The purchasers of the stock were David Savitsky and Stephen Savitsky. This stock is convertible into Common Stock at the price of $.80 per share which is 120% of the weighted average market close price of our Common Stock for the ten day trading period ending on the date of the purchase of the Preferred Stock.

           On April 30, 2003, we sold 500 shares of Preferred Stock and received cash proceeds of $250,000. The purchasers of the stock were two of our executive officers, David Savitsky and Stephen Savitsky, and two accredited investors. This stock is convertible into Common Stock at the price of $.93 per share which is 120% of the weighted average market close price of our Common Stock for the ten day trading period ending on the date of the purchase of the Preferred Stock.

           On July 16, 2003 we sold 367,647 shares of Series A Common Stock at $.68 per share for aggregate proceeds of approximately $250,000. On July 23, 2003 we sold 202,703 shares of Series A Common Stock at $.74 per share for aggregate proceeds of approximately $150,000. On July 24, 2003 we sold 133,333 shares of Series A Common Stock at $.75 per share for aggregate proceeds of approximately $100,000, and on August 19, 2003 we sold 256,410 shares of Series A Common Stock at $.78 per share for aggregate proceeds of approximately $200,000. The sales price per share was equal to or exceeded the market price of our Common Stock at the date of each transaction. The purchasers of the Series A Common Stock were related to David Savitsky and Stephen Savitsky.

           On April 19,  2004,  we entered  into a Standby  Equity  Distribution
Agreement with one investor. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 97% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners, L.P. will retain 5% of each advance under the Standby Equity Distribution Agreement. Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $140,000, which was paid by the issuance of a convertible debenture in the principal amount of $140,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price for the three days immediately preceding the conversion date.

           All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

           Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean ATC Healthcare, Inc., a Delaware corporation.

EXHIBIT
NUMBER        DESCRIPTION
-------       ------------------------------------------------------------------
3.1           Restated  Certificate of  Incorporation  of the Company filed July
              11, 1998 and incorporated by reference to Form 10-K for the fiscal year  ended  February  28,  1995,  filed with the  Securities  and
              Exchange Commission on May 5, 1995.
3.2           Certificate   of  Amendment  to  the   Restated   Certificate   of
              Incorporation   of  the   Company   filed   August  22,  1991  and
              incorporated by reference to the Company's  registration statement on Form S-1 (File No. 33-43728), dated January 29, 1992.
3.3           Certificate   of  Amendment  to  the   Restated   Certificate   of
              Incorporation   of  the  Company  filed   September  3,  1992  and
              incorporated  by  reference to Form 10-K for the fiscal year ended
              February  28,  1995,   filed  with  the  Securities  and  Exchange
              Commission on May 5, 1995.
3.4           Certificate of Amendment of Restated  Certificate of Incorporation
              of the Company filed August 23, 1994 and incorporated by reference to Form 10-K for the fiscal year ended  February 28,  1995,  filed with the Securities and Exchange Commission on May 5, 1995.
3.5           Certificate of Amendment of Restated  Certificate of Incorporation
              of  the  Company  filed  October  26,  1995  and  incorporated  by reference to the Company's Form 8-K, filed with the Securities and
              Exchange Commission on October 31, 1995.
3.6           Certificate of Amendment of Restated  Certificate of Incorporation
              of the  Company  filed  December  19,  1995  and  incorporated  by reference  to the  Company's  Form 10-K for the fiscal  year ended
              February  28,  1996,   filed  with  the  Securities  and  Exchange
              Commission on May 13, 1996.
3.7           Certificate of Amendment of Certificate of  Incorporation of Staff
              Builders,  Inc. filed August 2, 2001 and incorporated by reference to the  Company's  Form Def 14A,  filed  with the  Securities  and
              Exchange Commission on June 27, 2001.
3.8           Amended  and  Restated  By-Laws of the  Company,  incorporated  by reference  to Form 10-K for the  fiscal  year ended  February  28,
              1995, filed with the Securities and Exchange  Commission on May 5,
              1995.
3.9           Certificate of Retirement of Stock of the Company, incorporated by reference  to Form 8-A,  filed with the  Securities  and  Exchange
              Commission on October 24, 1995.
3.10          Certificate of Retirement of Stock of the Company, incorporated by reference  to Form 10-K for the  fiscal  year ended  February  28,
              1995, filed with the Securities and Exchange  Commission on May 5,
              1995.
3.11          Certificate of Designation,  Rights and Preferences of the Class A
              Preferred Stock of the Company,  incorporated by reference to Form
              10-K for the fiscal year ended  February 28, 1995,  filed with the
              Securities and Exchange Commission on May 5, 1995.
4.1           Specimen  Class  A  Common  Stock  Certificate,   incorporated  by
              reference  to Form 8-A,  filed with the  Securities  and  Exchange
              Commission on October 24, 1995.
4.2           Specimen  Class  B  Common  Stock  Certificate,   incorporated  by
              reference  to Form 8-A,  filed with the  Securities  and  Exchange
              Commission on October 24, 1995.
4.3           Standby  Equity  Distribution  Agreement,  dated  April 19,  2004,
              between   Cornell   Capital   Partners,   L.P.  and  the  Company,
              incorporated  by  reference  to the  Company's  Form S-1 (File No.
              333-117266),  filed with the Securities and Exchange Commission on
              July 9, 2004.
4.4           Registration  Rights  Agreement,  dated  April  19,  2004,  by and between  the  Company  and  Cornell  Capital  Partners,  L.P.,  in
              connection  with  the  Standby  Equity   Distribution   Agreement,
              incorporated  by  reference  to the  Company's  Form S-1 (File No.
              333-117266), filed with the Securities and Exchange Commission on July 9, 2004.
4.5           Escrow  Agreement,  dated  April  19,  2004,  by and  between  the
              Company, Cornell Capital Partners, L.P. and Butler Gonzalez LLP, in connection with the Standby Equity Distribution Agreement, incorporated by reference to the Company's Form S-1 (File No.
              333-117266), filed with the Securities and Exchange Commission on July 9, 2004.
4.6           Placement Agent Agreement,  dated April 19, 2004, by and among the
              Company,  Arthur's,  Lestrange & Company Inc. and Cornell  Capital
              Partners,  L.P.,  incorporated  by reference to the Company's Form
              S-1 (File No. 333-117266),  filed with the Securities and Exchange
              Commission on July 9, 2004.

EXHIBIT
NUMBER        DESCRIPTION
-------       ------------------------------------------------------------------
4.7           $140,000 principal amount  Compensation  Debenture,  due April 19,
              2007, issued to Cornell Capital Partners, L.P., in connection with
              the  Standby  Equity  Distribution   Agreement,   incorporated  by
              reference to the Company's Form S-1 (File No.  333-117266),  filed with the Securities and Exchange Commission on July 9, 2004.
5.1           Opinion of Sichenzia Ross Friedman Ference LLP.
10.1          1993 Stock Option Plan of the Company,  incorporated  by reference to Form 10-K for the fiscal year ended  February 28,  1995,  filed with the Securities and Exchange Commission on May 5, 1995.
10.2          1998 Stock Option Plan of the Company,  incorporated  by reference to Exhibit C to the  Company's  Proxy  Statement  dated August 27,
              1998, filed with the Securities and Exchange  Commission on August
              27, 1998.
10.3          Amended and Restated  1993  Employee  Stock  Purchase  Plan of the
              Company,  incorporated by reference to the Company's  registration statement  on  Form  S-1  (File  No.  33-71974),  filed  with  the
              Securities and Exchange Commission on November 19, 1993.
10.4          1998 Employee Stock Purchase Plan of the Company,  incorporated by reference  to Exhibit D to the  Company's  Proxy  Statement  dated
              August 27, 1998, filed with the Securities and Exchange Commission on August 27, 1998.
10.5          1994   Performance-Based   Stock   Option  Plan  of  the  Company,
              incorporated  by  reference  to Exhibit B to the  Company's  Proxy
              Statement,  dated July 18,  1994,  filed with the  Securities  and
              Exchange Commission on July 27, 1994.
10.6          Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1993 Stock  Option Plan between the Company and Stephen
              Savitsky, incorporated by reference to the Company's Form 10-Q for the  quarterly  period ended  November  30,  1997,  filed with the
              Securities and Exchange Commission on January 19, 1999.
10.7          Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1994  Performance-Based  Stock  Option Plan between the
              Company and Stephen  Savitsky,  incorporated  by reference to Form
              10-K for the fiscal year ended  February 28, 1995,  filed with the
              Securities and Exchange Commission on May 5, 1995.
10.8          Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1993 Stock  Option  Plan  between the Company and David
              Savitsky, incorporated by reference to the Company's Form 10-Q for the  quarterly  period ended  November  30,  1997,  filed with the
              Securities and Exchange Commission on January 19, 1999.
10.9          Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1994  Performance-Based  Stock  Option Plan between the
              Company  and David  Savitsky,  incorporated  by  reference  to the
              Company's  Form 10-Q for the quarterly  period ended  November 30,
              1997, filed with the Securities and Exchange Commission on January
              19, 1999.
10.10         Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1993 Stock Option Plan,  between the Company and Edward
              Teixeira, incorporated by reference to the Company's Form 10-Q for the  quarterly  period ended  November  30,  1997,  filed with the
              Securities and Exchange Commission on January 19, 1999.
10.11         Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's 1994  Performance-Based  Stock Option Plan,  between the
              Company and Edward  Teixeira,  incorporated  by  reference  to the
              Company's  Form 10-Q for the quarterly  period ended  November 30,
              1997, filed with the Securities and Exchange Commission on January
              19, 1999.
10.12         Stock  Option  Agreement,   dated  December  1,  1998,  under  the
              Company's  1998 Stock Option Plan,  between the Company and Edward
              Teixeira, incorporated by reference to the Company's Form 10-Q for the quarterly period ended November 30, 1997, filed with the Securities and Exchange Commission on January 19, 1999.
10.13         Employment  Agreement,  dated  as of June  1,  1987,  between  the
              Company and Stephen  Savitsky,  incorporated  by reference to Form
              10-K for the fiscal year ended February 28, 1995, filed with the Securities and Exchange Commission on May 5, 1995.
10.14         Amendment,  dated  as of  October  31,  1991,  to  the  Employment
              Agreement between the Company and Stephen Savitsky, incorporated by reference to Form 10-K for the fiscal year ended February 28, 1995, filed with the Securities and Exchange Commission on May 5,
              1995.
10.15         Amendment,  dated  as of  December  7,  1992,  to  the  Employment
              Agreement between the Company and Stephen Savitsky, incorporated by reference to Form 10-K for the fiscal year ended February 28, 1995, filed with the Securities and Exchange Commission on May 5,
              1995.
10.16         Employment  Agreement,  dated  as of June  1,  1987,  between  the
              Company and David Savitsky, incorporated by reference to Form 10-K for the fiscal year ended February 28, 1995, filed with the Securities and Exchange Commission on May 5, 1995.

EXHIBIT
NUMBER        DESCRIPTION
-------       ------------------------------------------------------------------
10.17         Amendment,  dated  as of  October  31,  1991,  to  the  Employment
              Agreement between the Company and David Savitsky,  incorporated by reference  to Form 10-K for the  fiscal  year ended  February  28,
              1995, filed with the Securities and Exchange  Commission on May 5,
              1995.
10.18         Amendment,  dated  as  of  January  3,  1992,  to  the  Employment
              Agreement between the Company and David Savitsky,  incorporated by reference  to Form 10-K for the  fiscal  year ended  February  28,
              1995, filed with the Securities and Exchange  Commission on May 5,
              1995.
10.19         Amendment,  dated  as of  December  7,  1992,  to  the  Employment
              Agreement between the Company and David Savitsky,  incorporated by reference  to Form 10-K for the  fiscal  year ended  February  28,
              1995, filed with the Securities and Exchange  Commission on May 5,
              1995.
10.21         Asset Purchase and Sale Agreement,  dated as of September 6, 1996, by and among ATC  Healthcare  Services,  Inc.  and the Company and
              William Halperin and All Care Nursing Service,  Inc,  incorporated by reference to the Company's  Form 10-Q for the quarterly  period ended  November 30, 1996,  filed with the  Securities and Exchange
              Commission on January 14, 1997.
10.22         Stock  Purchase  Agreement by and among the Company and Raymond T.
              Sheerin,  Michael Altman,  Stephen Fleischner and Chelsea Computer
              Consultants,  Inc.,  dated  September  24, 1996,  incorporated  by reference  to the  Company's  Form 10-Q for the  quarterly  period ended  November 30, 1997,  filed with the  Securities and Exchange
              Commission on January 14, 1998.
10.23         Amendment  No. 1 to Stock  Purchase  Agreement  by and  among  the
              Company and Raymond T. Sheerin, Michael Altman, Stephen Fleischner
              and Chelsea Computer Consultants,  Inc., dated September 24, 1996, incorporated  by  reference  to the  Company's  Form  10-Q for the
              quarterly   period  ended  November  30,  1997,   filed  with  the
              Securities and Exchange Commission on January 14, 1998.
10.24         Shareholders  Agreement  between  Raymond T.  Sheerin  and Michael
              Altman and Stephen Fleischner and the Company and Chelsea Computer
              Consultants,  Inc.,  dated  September  24, 1996,  incorporated  by reference  to the  Company's  Form 10-Q for the  quarterly  period ended  November 30, 1997,  filed with the  Securities and Exchange
              Commission on January 14, 1998.
10.25         Amendment No. 1 to Shareholders  Agreement among Chelsea  Computer
              Consultants,  Inc.,  Raymond T.  Sheerin,  Michael  Altman and the
              Company, dated October 30, 1997,  incorporated by reference to the
              Company's  Form 10-Q for the quarterly  period ended  November 30,
              1997, filed with the Securities and Exchange Commission on January
              14, 1998.
10.26         Indemnification  Agreement, dated as of September 1, 1987, between the Company and Stephen  Savitsky,  incorporated  by  reference to
              Form 10-K for the fiscal year ended February 28, 1995,  filed with the Securities and Exchange Commission on May 5, 1995.
10.27         Indemnification  Agreement, dated as of September 1, 1987, between the Company and David Savitsky,  incorporated by reference to Form
              10-K for the fiscal year ended  February 28, 1995,  filed with the
              Securities and Exchange Commission on May 5, 1995.
10.28         Indemnification  Agreement, dated as of September 1, 1987, between the Company and Bernard J. Firestone, incorporated by reference to
              Form 10-K for the fiscal year ended February 28, 1995,  filed with the Securities and Exchange Commission on May 5, 1995.
10.29         Indemnification  Agreement, dated as of September 1, 1987, between the Company and  Jonathan  Halpert,  incorporated  by reference to
              Form 10-K for the fiscal year ended February 28, 1995,  filed with the Securities and Exchange Commission on May 5, 1995.
10.30         Indemnification  Agreement,  dated as of May 2, 1995,  between the
              Company  and  Donald  Meyers,  incorporated  by  reference  to the
              Company's  Form 10-K for the fiscal year ended  February 28, 1997, filed with the Securities and Exchange Commission on May 27, 1997.
10.31         Indemnification  Agreement,  dated as of May 2, 1995,  between the
              Company and Edward  Teixeira,  incorporated  by  reference to Form
              10-K for the fiscal year ended  February 28, 1995,  filed with the
              Securities and Exchange Commission on May 5, 1995.
10.32         Form   of   Medical   Staffing   Services   Franchise   Agreement,
              incorporated by reference to the Company's Form 10-K for the fiscal year ended February 28, 1996, filed with the Securities and Exchange Commission on May 13, 1996.

10.33 Confession of Judgment, dated January 27, 2000, granted by a subsidiary of the Company, to Roger Jack Pleasant, incorporated by reference to Amendment No. 1 to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on September 14, 2004.


10.34 Distribution agreement, dated as of October 20, 1999, between the Company and TLCS, incorporated by reference to Form 10-Q of Tender Loving Care Health Care Services Inc. for the quarterly period ended August 31, 1999 (File No. 0-25777), filed with the Securities and Exchange Commission on October 20, 1999.
10.35 Tax Allocation agreement dated as of October 20, 1999, between the Company and TLCS, incorporated by reference to Form 10-Q of Tender Loving Care Health Care Services Inc. for the quarterly period ended August 31, 1999 (File No. 0-25777), filed with the Securities and Exchange Commission on October 20, 1999.

EXHIBIT
NUMBER        DESCRIPTION
-------       ------------------------------------------------------------------
10.36         Transitional  Services  agreement,  dated as of October 20,  1999, between the Company and TLCS,  incorporated  by  reference to Form
              10-Q of Tender  Loving  Care  Health Care  Services  Inc.  for the
              quarterly period ended August 31, 1999 (File No.  0-25777),  filed with the Securities and Exchange Commission on October 20, 1999.
10.37         Trademark License agreement, dated as of October 20, 1999, between the Company and TLCS,  incorporated  by  reference to Form 10-Q of
              Tender  Loving Care Health Care  Services  Inc. for the  quarterly period  ended August 31, 1999 (File No.  0-25777),  filed with the
              Securities and Exchange Commission on October 20, 1999.
10.38         Amendment,  dated  as of  October  20,  1999,  to  the  Employment agreement between the Company and Stephen  Savitsky,  incorporated by reference to the Company's  Form 10-Q for the quarterly  period ended  August 31,  1999,  filed with the  Securities  and Exchange
              Commission on October 20, 1999.
10.39         Amendment,  dated  as of  October  20,  1999,  to  the  Employment agreement between the Company and David Savitsky,  incorporated by reference  to the  Company's  Form 10-Q for the  quarterly  period ended  August 31,  1999,  filed with the  Securities  and Exchange
              Commission on October 20, 1999.
10.40         Receivables  Purchase and Transfer  Agreement  dated April 6, 2001 between  the  Company  and HFG  Healthco-4  LLC,  incorporated  by reference to the  Company's  Form 10-K/A for the fiscal year ended
              February  28,  2001,   filed  with  the  Securities  and  Exchange
              Commission on June 28, 2001.
10.41         Asset  purchase  agreement  dated  October  5, 2001,  between  the
              Company  and  Doctors'  Corner  and  Healthcare  Staffing,   Inc.,
              incorporated  by  reference  to the  Company's  Form  10-Q for the quarterly  period ended August 31, 2001, filed with the Securities and Exchange Commission on October 15, 2001.
10.42         Asset  purchase  agreement  dated  January 31,  2002,  between the
              Company  and  Direct  Staffing,   Inc.  and  DSS  Staffing  Corp.,
              incorporated  by reference to the Company's  Form 8-K,  filed with the Securities and Exchange Commission on February 19, 2002.
10.43         Amendment to Employment  agreement dated November 28, 2001 between the Company and Stephen Savitsky, incorporated by reference to the
              Company's  Form 10-K for the fiscal year ended  February 28, 2002, filed with the  Securities  and  Exchange  Commission  on June 10,
              2002.
10.44         Amendment to Employment  agreement dated November 28, 2001 between the Company and David  Savitsky,  incorporated by reference to the
              Company's  Form 10-K for the fiscal year ended  February 28, 2002, filed with the  Securities  and  Exchange  Commission  on June 10,
              2002.
10.45         Amendment to Employment  agreement dated December 18, 2001 between the Company and Edward Teixeira,  incorporated by reference to the
              Company's  Form 10-K for the fiscal year ended  February 28, 2002, filed with the  Securities  and  Exchange  Commission  on June 10,
              2002.
10.46         Amended and Restated Loan and Security Agreement dated November 7,
              2002 between the Company and HFG Healthco-4  LLC,  incorporated by reference  to the  Company's  Form  10-Q  for  the  quarter  ended
              November  30,  2002,   filed  with  the  Securities  and  Exchange
              Commission on January 21, 2003.

10.47 Agreement of Lease between Matterhorn USA, Inc. and the Company for premises located in Lake Success, New York, incorporated by reference to Amendment No. 1 to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on September 14, 2004.
10.48 First Lease Amendment between CMF Capital Company, LLC and the Company for premises located in Lake Success, New York, incorporated by reference to Amendment No. 1 to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on September 14, 2004.
10.49 Second Lease Amendment between Great Oak, LLC and the Company for premises located in Lake Success, New York, incorporated by reference to Amendment No. 1 to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on September 14, 2004.
10.50 Third Lease Amendment between Fair Oak, LLC and the Company for premises located in Lake Success, New York, incorporated by reference to Amendment No. 1 to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on September 14, 2004.


16 Letter dated September 22, 2003 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on September 23, 2003.

EXHIBIT
NUMBER        DESCRIPTION
-------       ------------------------------------------------------------------
21            Subsidiaries  of the  Company,  incorporated  by  reference to the
              Company's Form 10-K for the fiscal year ended February 29, 2004, filed with the Securities and Exchange Commission on May 28, 2004.

23.1          Consent of Goldstein Golub Kessler LLP.

23.2          Consent of PricewaterhouseCoopers LLP.

23.3          Consent of Sichenzia Ross Friedman  Ference LLP  (incorporated  in
              Exhibit 5).

24 Powers of Attorney, incorporated by reference to the signature page to the Company's Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on July 9, 2004.

ITEM 17.   UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to  include  any  material   information  with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES



           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Success, State of New York, on November 3, 2004.


                                                ATC HEALTHCARE, INC.


           Dated: November 3, 2004              By: /s/ David Savitsky
                                                   -----------------------------
                                                   David Savitsky,
                                                   Chief Executive Officer


           Dated: November 3, 2004              By:  /s/ Andrew Reiben
                                                   -----------------------------
                                                   Andrew Reiben,
                                                   Chief Financial Officer and
                                                   Principal Accounting Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                      Title                                    Date
   ----------------------------   ------------------------------------     -----------------
    /s/ David Savitsky            Chief Executive Officer and Director     November 3_, 2004
   ----------------------------
   David Savitsky

    /s/ Stephen Savitsky          President and Chairman of the Board      November 3_, 2004
   ----------------------------
   Stephen Savitsky

                      *           Director                                 November 3_, 2004
   ----------------------------
   Bernard J. Firestone, Ph.D.

                      *           Director                                 November 3_, 2004
   ----------------------------
   Jonathan Halpert

                      *           Director                                 November 3, 2004
   ----------------------------
   Martin Schiller

* By /s/ David Savitsky , authorized under Power of Attorney filed with Form S-1 (File No. 333-117266), filed with the Securities and Exchange Commission on July 9, 2004.